UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Ingram Micro Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Class A Common Stock, par value $0.01 per share, of Ingram Micro Inc. (“common stock”)
(2)

Aggregate number of securities to which transaction applies:

148,522,413 outstanding shares of common stock, options to purchase an aggregate of 3,473,194 shares of common stock, restricted stock units representing an aggregate of 4,706,899 shares of common stock and 4,354 shares of common stock subject to restricted stock awards, each as of April 2, 2016.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of (A) 148,522,413 issued and outstanding shares of common stock multiplied by $38.90 per share, (B) options to purchase 3,473,194 shares of common stock with exercise prices below $38.90 multiplied by $13.87 (which is the difference between $38.90 and the weighted average exercise price with respect to such options of $25.03 per share), (C) restricted stock units representing 4,706,899 shares of common stock multiplied by $38.90 per share, and (D) 4,354 shares of common stock subject to restricted stock awards multiplied by $38.90 per share. The amount of the filing fee was calculated in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended, by multiplying 0.0001007 by the proposed maximum aggregate value of the transaction.

	(4)	Proposed maximum aggregate value of transaction: $6,008,962,808.18
	(5)	Total fee paid: $605,102.55

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Dear Stockholder:

The Board of Directors (the “Board”) of Ingram Micro Inc. (“Ingram Micro”) has unanimously approved a merger agreement providing for Ingram Micro to be acquired by Tianjin Tianhai Investment Company, Ltd. (“Tianjin Tianhai”). In connection with the merger agreement, HNA Group Co., Ltd. (“HNA Group”) executed a guarantee (the “guarantee”) in favor of Ingram Micro, pursuant to which, among other things, HNA Group has agreed to assume the rights and obligations of Tianjin Tianhai under the merger agreement in the event that the Tianjin Tianhai shareholder approval required to complete the merger is not obtained, becomes invalid or no longer effective or otherwise fails to satisfy the related condition in the merger agreement to the obligation of Tianjin Tianhai to consummate the merger (the “HNA Group assumption”). You are cordially invited to attend a special meeting of Ingram Micro stockholders to be held at             , local time, on                 , 2016, at the offices of Ingram Micro at 3351 Michelson Drive, Suite 100, Irvine, California 92612-0697.

At the special meeting, you will be asked to consider and vote on:

•

a proposal to adopt and approve the merger agreement entered into on February 17, 2016 among Ingram Micro, Tianjin Tianhai, and GCL Acquisition, Inc., an indirect, controlled subsidiary of Tianjin Tianhai, and the transactions contemplated by the merger agreement and the guarantee made by HNA Group on February 17, 2016, pursuant to which Ingram Micro would be acquired by Tianjin Tianhai or, in the event of the HNA Group assumption, by the HNA Group;

•

a proposal to adjourn the Ingram Micro special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement and the guarantee if there are insufficient votes at the time of such adjournment to approve such proposal; and

•

a proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Ingram Micro’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Compensation Proposal”.

If the merger contemplated by the merger agreement is completed, the holders of Ingram Micro’s Class A common stock (“common stock”), other than (i) shares held by Ingram Micro (other than shares in an Ingram Micro employee plan) or owned by Tianjin Tianhai or any of its subsidiaries, or held by any subsidiary of Ingram Micro, and (ii) any shares held by a holder who does not vote in favor of the merger and who is entitled to demand and properly demands appraisal for such shares (the shares in clauses (i) and (ii) collectively being referred to as “excluded shares”), will receive $38.90 in cash, without interest and less applicable withholding tax, for each share of Ingram Micro’s common stock that they own immediately prior to the effective time of the merger, unless they exercise and perfect their appraisal rights under the Delaware General Corporation Law.

After careful consideration, the Board of Ingram Micro approved and adopted the merger agreement, the guarantee, the merger and the other transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, and unanimously declared that the merger agreement, the guarantee, the merger and the other transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, are advisable, fair to and in the best interests of the stockholders of Ingram Micro. THE BOARD OF INGRAM MICRO UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND THE GUARANTEE, INCLUDING, IF APPLICABLE, THE HNA GROUP ASSUMPTION, FOR THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR

APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES AND FOR THE NON-BINDING ADVISORY PROPOSAL TO APPROVE COMPENSATION THAT WILL OR MAY BECOME PAYABLE TO INGRAM MICRO’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

The proxy statement attached to this letter provides you with information about the proposed merger and the transactions contemplated by the merger agreement and the guarantee, and the special meeting of Ingram Micro’s stockholders. Ingram Micro encourages you to read the entire proxy statement carefully, including the annexes and documents incorporated by reference. You may also obtain more information about Ingram Micro from documents Ingram Micro has filed with the Securities and Exchange Commission.

Your vote is important. Adoption and approval of the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, requires the affirmative vote of the holders of a majority of the outstanding shares of Ingram Micro’s common stock. The failure of any stockholder to vote will have the same effect as a vote against adopting and approving the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption. Accordingly, whether or not you plan to attend the special meeting, you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card and returning it in the envelope provided, or by voting over the telephone or over the Internet as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote FOR adoption and approval of the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, FOR adjourning or postponing the special meeting, if necessary or appropriate, to solicit additional proxies and FOR approving the compensation that will or may become payable to Ingram Micro’s named executive officers in connection with the merger.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

If you hold your shares in “street name”, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt and approve the merger agreement, without your instructions.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Georgeson Inc.

480 Washington Boulevard, 26th Floor

Jersey City, New Jersey 07310

Toll-free: 888-877-5360

Thank you for your cooperation and continued support.

Very truly yours,

Alain Monié Chief Executive Officer and Director	Dale R. Laurance Chairman of the Board

The merger and the transactions contemplated by the merger agreement and the guarantee have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or the transactions contemplated by the merger agreement or the guarantee or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED                     , 2016 AND IS FIRST BEING MAILED

TO STOCKHOLDERS OF INGRAM MICRO INC. ON OR ABOUT                     , 2016.

INGRAM MICRO INC.

3351 Michelson Drive, Suite 100, Irvine, California 92612-0697

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD                     , 2016

To the Stockholders of Ingram Micro Inc.:

A special meeting of stockholders of Ingram Micro Inc. (“Ingram Micro”), a Delaware corporation, will be held at                     , local time, on                     , 2016, at the offices of Ingram Micro at 3351 Michelson Drive, Suite 100, Irvine, California 92612-0697 for the following purposes:

1.	Adoption and Approval of the Merger Agreement and the Transactions Contemplated by the Merger Agreement and the Guarantee, Including, if Applicable, the HNA Group Assumption. To consider and vote on a proposal to adopt and approve: (A) the Agreement and Plan of Merger, dated as of February 17, 2016, among Ingram Micro, Tianjin Tianhai Investment Company, Ltd. (“Tianjin Tianhai”), and GCL Acquisition, Inc., an indirect, controlled subsidiary of Tianjin Tianhai (“merger sub”), as it may be amended from time to time (the “merger agreement”), and the transactions contemplated thereby, pursuant to which merger sub will be merged with and into Ingram Micro, with Ingram Micro surviving the merger as an indirect, controlled subsidiary of Tianjin Tianhai; and (B) the transactions contemplated by the Guarantee, dated as of February 17, 2016, by HNA Group Co., Ltd. (“HNA Group”), in favor of Ingram Micro, as it may be amended from time to time (the “guarantee”), pursuant to which HNA Group has agreed, among other things, to assume the rights and obligations of Tianjin Tianhai under the merger agreement in the event that the Tianjin Tianhai shareholder approval required to complete the merger is not obtained, becomes invalid or no longer effective or otherwise fails to satisfy the related condition in the merger agreement to the obligation of Tianjin Tianhai to consummate the merger (the “HNA Group assumption”);

2.	Adjournment or Postponement of the Special Meeting. To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption; and

3.	Compensation Proposal. To consider and vote on a proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Ingram Micro’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Compensation Proposal”.

Only stockholders of record at the close of business on                     , 2016 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person. To ensure your representation at the meeting in case you cannot attend, you are urged to vote your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose or submitting your proxy by telephone or through the Internet. Any stockholder attending the special meeting may vote in person even if he or she has returned or otherwise submitted a proxy card.

Stockholders of Ingram Micro who do not vote in favor of adopting and approving the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to Ingram Micro prior to the time the vote is taken on the merger agreement and the transactions contemplated by the merger agreement and the guarantee and

i

comply with all other requirements of the Delaware General Corporation Law (“DGCL”). A copy of the applicable DGCL statutory provisions is included as Annex D to the accompanying proxy statement, and a summary of these provisions can be found under “Appraisal Rights” in the accompanying proxy statement.

The adoption and approval of the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, requires the affirmative vote of the holders of a majority of the outstanding shares of Ingram Micro’s Class A common stock (“common stock”). The failure to vote will have the same effect as a vote against the adoption and approval of the merger agreement and the transactions contemplated by the merger agreement and the guarantee. Even if you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote FOR the adoption and approval of the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, FOR adjourning or postponing the special meeting, if necessary or appropriate, to solicit additional proxies and FOR approving the compensation that will or may become payable to Ingram Micro’s named executive officers in connection with the merger. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against adoption and approval of the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption.

By Order of the Board,

Irvine, California	Larry C. Boyd
, 2016	Executive Vice President, Secretary and General Counsel

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, INGRAM MICRO ENCOURAGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) THROUGH THE INTERNET OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the special meeting.

If you hold your shares in “street name”, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement and the guarantee, without your instructions.

If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the special meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote AGAINST the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement and the guarantee, but will have no effect on the other two proposals.

Ingram Micro encourages you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger or the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact Ingram Micro’s proxy solicitor:

Georgeson Inc.

480 Washington Boulevard, 26th Floor

Jersey City, New Jersey 07310

Toll-free: 888-877-5360

v

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What is the proposed merger?

A:	The proposed transaction is the acquisition of Ingram Micro Inc. (“Ingram Micro”, the “Company”, “we”, “our” or “us”) by Tianjin Tianhai Investment Company, Ltd., (“Tianjin Tianhai”), a joint stock company existing under the laws of the People’s Republic of China (“PRC”). Tianjin Tianhai has agreed to acquire Ingram Micro pursuant to an Agreement and Plan of Merger (the “merger agreement”), dated as of February 17, 2016, among Tianjin Tianhai, GCL Acquisition, Inc. (“merger sub”) and Ingram Micro. Merger sub is a Delaware corporation and an indirect, controlled subsidiary of Tianjin Tianhai. Once the merger agreement has been adopted and approved by Ingram Micro’s stockholders and the other closing conditions under the merger agreement have been satisfied or waived, merger sub will merge with and into Ingram Micro. Ingram Micro will be the surviving corporation (“surviving corporation”) in the merger and will become an indirect, controlled subsidiary of Tianjin Tianhai. The merger agreement is attached as Annex A to this proxy statement.

If, however, Tianjin Tianhai’s rights and obligations under the merger agreement are assumed by HNA Group Co., Ltd. (“HNA Group”) pursuant to the guarantee, as described below, then a Delaware corporation that is a direct or indirect controlled subsidiary of HNA Group would merge with and into Ingram Micro at the effective time of the merger, with Ingram Micro surviving in the merger as a direct or indirect controlled subsidiary of HNA Group. The guarantee is attached as Annex B to this proxy statement.

Q:	What will the Company’s stockholders receive in the merger?

A:	If the merger contemplated by the merger agreement is completed (either by Tianjin Tianhai or HNA Group), the holders of our Class A common stock, par value $0.01 per share (“common stock”), other than (i) shares held by Ingram Micro (other than shares in an Ingram Micro employee plan) or owned by Tianjin Tianhai or any of its subsidiaries, or held by any subsidiary of Ingram Micro, and (ii) any shares held by a holder who does not vote in favor of the merger and who is entitled to demand and properly demands appraisal for such shares (the shares in clauses (i) and (ii) collectively being referred to as “excluded shares”), will receive $38.90 in cash, without interest and less applicable withholding tax (the “merger consideration”), for each share of common stock that they own immediately prior to the actual time of effectiveness of the merger (the “effective time”).

Q:	Who is HNA Group and what does the HNA Group guarantee mean?

A:	Tianjin Tianhai is an indirect partially-owned subsidiary of HNA Group. HNA Group, a limited company existing under the laws of the PRC, is privately held and through its subsidiary, HNA Logistics Group Co., Ltd (“HNA Logistics”), is Tianjin Tianhai’s largest shareholder.

Concurrently with the execution of the merger agreement, HNA Group executed a guarantee in favor of Ingram Micro (the “guarantee”) pursuant to which HNA Group has guaranteed to Ingram Micro complete payment and performance of Tianjin Tianhai’s obligation to pay the merger consideration at the closing of the merger, the Tianjin Tianhai termination fee (as defined under “Summary—Termination Fees and Expenses; Deposit Escrow”) if and when payable and certain other amounts that may be owed by Tianjin Tianhai to Ingram Micro under the merger agreement. In addition, pursuant to the guarantee and in accordance with the terms thereof, HNA Group has agreed to assume the rights and obligations of Tianjin Tianhai under the merger agreement in the event that the Tianjin Tianhai shareholder approval (as defined under “Summary—Tianjin Tianhai Shareholder Approval”) required to complete the merger is not obtained, becomes invalid or no longer effective or otherwise fails to satisfy the related condition in the merger agreement to the obligation of Tianjin Tianhai to consummate the merger (the “HNA Group assumption”).

Notwithstanding the guarantee, the merger agreement provides that in the event that Tianjin Tianhai or, in the event of the HNA Group assumption, HNA Group, fails to effect the closing of the merger for any reason or no reason or otherwise breaches the merger agreement (whether willfully, intentionally, unintentionally or otherwise), Ingram Micro’s right to terminate the merger agreement and receive the Tianjin Tianhai termination fee will serve as Ingram Micro’s sole and exclusive remedy. See “Summary—Termination Fees and Expenses; Deposit Escrow” and “Summary—Limitation of Liability”.

The guarantee is attached as Annex B to this proxy statement.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at , local time, on , 2016, at the offices of Ingram Micro at 3351 Michelson Drive, Suite 100, Irvine, California 92612-0697.

Q:	Who is eligible to vote?

A:	Holders of our common stock as of the close of business on , 2016, the record date for the special meeting, are eligible to vote.

Q:	How many votes do the Company’s stockholders have?

A:	Holders of our common stock have one vote for each share of our common stock owned at the close of business on , 2016, the record date for the special meeting.

Q:	What vote of the Company’s stockholders is required to adopt and approve the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption?

A:	In order to complete the merger and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, holders of a majority of the outstanding shares of Ingram Micro’s common stock (the “Ingram Micro stockholder approval”) must vote FOR the adoption and approval of the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption (the “merger agreement proposal”). The merger cannot be completed unless, among other things, holders of a majority of the shares of outstanding common stock vote to adopt and approve the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption. A vote FOR the merger agreement proposal includes a vote in favor of both Tianjin Tianhai’s acquisition of Ingram Micro pursuant to the merger agreement, and, in the event of the HNA Group assumption, HNA Group’s acquisition of Ingram Micro pursuant to the merger agreement, as may be amended or supplemented to effect the HNA Group assumption, and the guarantee. Accordingly, if the Ingram Micro stockholder approval is obtained at the special meeting, and the HNA Group assumption occurs, no additional vote of the stockholders of Ingram Micro will be required to complete the merger with HNA Group.

Ingram Micro is also soliciting proxies from its stockholders with respect to two additional proposals; however, completion of the merger and approval of the merger agreement proposal is not conditioned upon receipt of these approvals:

•

a proposal to adjourn the Ingram Micro special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement and the guarantee, if there are insufficient votes at the time of such adjournment to approve such proposal (the “adjournment proposal”); and

•

a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Ingram Micro’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable (the “compensation proposal”).

Q:	How does the Company’s Board recommend that I vote?

A:	Ingram Micro’s Board of Directors (the “Board”), by unanimous vote, has determined that it is advisable and in the best interests of Ingram Micro and its stockholders to enter into the merger agreement and the guarantee and to consummate the merger and the other transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, and unanimously recommends that stockholders vote FOR the merger agreement proposal, FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies and FOR the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Ingram Micro’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable. You should read the section entitled “The Merger—The Recommendation of Ingram Micro’s Board and Ingram Micro’s Reasons for the Merger” for a discussion of the factors that the Board considered in deciding to recommend voting FOR the merger agreement proposal.

You should be aware that some of Ingram Micro’s directors and executive officers are subject to agreements or arrangements that may provide them with interests in the merger that are different from, or are in addition to, the interests of Ingram Micro’s stockholders generally. These interests relate to equity securities held by such persons and their affiliates; change of control severance and retention arrangements covering Ingram Micro’s executive officers; and indemnification of Ingram Micro’s directors and officers by the surviving corporation following the merger. See the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”.

Q:	What do I need to do now?

A:	Please read this proxy statement carefully, including its annexes, to consider how the merger affects you. After you read this proxy statement, you should complete, sign and date your proxy card and mail it in the enclosed return envelope or submit your proxy over the telephone or over the Internet as soon as possible so that your shares can be voted at the special meeting of the Company’s stockholders. If you sign, date and mail your proxy card without indicating how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as applicable, with respect to each proposal.

Q:	What happens if I do not return a proxy card or otherwise vote?

A:	The failure to return your proxy card or to otherwise vote will have the same effect as voting against the merger agreement proposal, but it will have no effect on the adjournment proposal, or assuming a quorum is present, on the compensation proposal. A vote to abstain will also have the same effect as voting against the merger agreement proposal, against the adjournment proposal and against the compensation proposal.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote in person at the special meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. If you vote by proxy, your shares will be voted as you specify on the proxy card, over the telephone or on the Internet. Whether or not you plan to attend the meeting, the Company urges you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the special meeting and you will be given a ballot when you arrive.

•

To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you return your signed proxy card to the Company before the special meeting, the Company will vote your shares as you direct on the signed proxy card.

•

To vote over the telephone, dial toll-free the telephone number located on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 3:00 a.m., Pacific Time, on                     , 2016 to be counted.

•

To vote on the Internet, go to the web address located on the enclosed proxy card to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 3:00 a.m., Pacific Time, on                     , 2016 to be counted.

If your shares of common stock are held in “street name” by your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Your broker, bank or other nominee will vote your shares only if you provide instructions to your broker, bank or other nominee on how to vote. You should instruct your broker to vote your shares following the procedures provided by your broker. Without such instructions, your shares will not be voted, which will have the same effect as voting against the merger agreement proposal. See “The Special Meeting of the Company’s Stockholders—Voting by Proxy”.

The Company provides Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Q:	What does it mean if I receive more than one set of materials?

A:	This means you own shares of our common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return each of the proxy cards that you receive, or vote all of your shares over the telephone or over the Internet in accordance with the instructions above, in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope and control number(s); if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card, and if you vote by telephone or via the Internet, use the control number(s) on each proxy card.

Q:	May I vote in person?

A:	If you are the stockholder of record of shares of our common stock, you have the right to vote in person at the special meeting with respect to those shares.

If you are the beneficial owner of shares of our common stock, you are invited to attend the special meeting. However, if you are not the stockholder of record, you may not vote these shares in person at the special meeting, unless you obtain a legal proxy from your broker, bank or nominee giving you the right to vote the shares at the special meeting.

Even if you plan to attend the special meeting as a stockholder of record, we recommend that you also submit your proxy card or voting instructions as described in the above Q&A entitled “How do I vote?” so that your vote will be counted if you later decide not to attend the special meeting.

Q:	Am I entitled to appraisal rights?

A:	Under Section 262 of the Delaware General Corporation Law (“DGCL”), our stockholders will be entitled to dissent and to seek appraisal for their shares only if certain criteria are satisfied. See “Appraisal Rights” and Annex D of this proxy statement.

Q:	Is the merger expected to be taxable to owners of our common stock?

A:	In general, your receipt of the cash consideration for each of your shares of Ingram Micro’s common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may be a taxable transaction under state, local or non-U.S. income or other tax laws. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor on the tax consequences of the merger in light of your particular circumstances.

Q:	When do you expect the merger to be completed?

A:	Ingram Micro and Tianjin Tianhai are working to complete the merger as quickly as possible after the special meeting. Ingram Micro currently anticipates that the merger will be completed in the second half of 2016. In order to complete the merger, we must obtain the required Ingram Micro stockholder approval, and a number of other closing conditions under the merger agreement must be satisfied or waived. See “The Merger Agreement—Conditions to Completion of the Merger”.

Q:	Should I send in my stock certificates now?

A:	No. At or about the date of completion of the merger, if you hold certificated shares, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to Tianjin Tianhai’s exchange agent in order to receive the merger consideration. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

If you own shares of our common stock that are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to surrender your “street name” shares and receive cash for those shares following the completion of the merger.

Q:	Who can help answer my questions?

A:	The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes. If you would like additional copies of this proxy statement, without charge, or if you have questions about the merger or the transactions contemplated by the merger agreement or the guarantee, including the procedures for voting your shares, you should contact the Company’s proxy solicitation agent:

Georgeson Inc.

480 Washington Boulevard, 26th Floor

Jersey City, New Jersey 07310

Toll-free: 888-877-5360

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the merger, the merger agreement or other matters discussed in this proxy statement.

SUMMARY

This summary does not contain all of the information that is important to you. You should carefully read the entire proxy statement, including the annexes and the other documents to which we have referred you, to fully understand the proposed merger and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption. The merger agreement is attached as Annex A to this proxy statement and the guarantee is attached as Annex B to this proxy statement and each of the merger agreement and the guarantee are incorporated by reference into this proxy statement. We encourage you to read the merger agreement and the guarantee because they are the legal documents that govern the merger and the guarantee, respectively. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information”.

The Proposed Transaction

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Stockholder Votes. You are being asked to vote to adopt and approve the merger agreement, and the transactions contemplated thereby, pursuant to which Ingram Micro would be acquired by Tianjin Tianhai. You are also being asked to vote to adopt and approve the HNA Group assumption contemplated by the guarantee, pursuant to which Ingram Micro would be acquired by HNA Group in the event that the Tianjin Tianhai shareholder approval required to complete the merger is not obtained, becomes invalid or no longer effective or otherwise fails to satisfy the related condition in the merger agreement to the obligation of Tianjin Tianhai to consummate the merger.

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Price for Your Stock. Upon completion of the merger (either by Tianjin Tianhai or HNA Group), holders of Ingram Micro common stock will have the right to receive the merger consideration, without interest and less applicable withholding tax, for each share of common stock they hold.

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The Acquiror. Tianjin Tianhai (SSE A Share: 600751 and SSE B Share: 900938) is a joint stock company existing under the laws of the PRC. Tianjin Tianhai was established on December 1, 1992, is located in Tianjin Airport Economic Zone, and is a Shanghai Stock Exchange listed company. Tianjin Tianhai is developing from a traditional marine shipping company into a modern logistic industry operator, focusing on providing logistic services as well as supply chain financing services for the logistics industry. Tianjin Tianhai is an indirect partially-owned subsidiary of HNA Group. HNA Group is a privately held, limited company existing under the laws of the PRC and its subsidiary HNA Logistics is Tianjin Tianhai’s largest shareholder. HNA Group developed from a local aviation transportation operator to a conglomerate encompassing core divisions of aviation, real estate and commerce, capital, tourism and logistics.

Board Recommendation (see page 36)

The Board, by unanimous vote, has determined that it is advisable and in the best interests of Ingram Micro and its stockholders to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, and unanimously recommends that stockholders vote FOR the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies and FOR the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Ingram Micro’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

Reasons for the Merger (see page 36)

The Board considered a number of factors in making its determination that the merger and the other transactions contemplated by the merger agreement and the guarantee, including the HNA Group assumption, if applicable, are advisable and in the best interests of Ingram Micro and its stockholders, including the following:

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the merger consideration to be received by Ingram Micro’s stockholders, including the fact that a price of $38.90 per share in cash represents a premium of approximately 32% to the closing price of Ingram Micro’s common stock on the last full trading day prior to the Board’s decision to execute the merger agreement;

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Ingram Micro’s prospects as an independent company, and the Board’s determination that Tianjin Tianhai’s all-cash proposal represented near-term, substantially higher value and certainty to Ingram Micro’s stockholders relative to Ingram Micro’s prospects as a stand-alone company;

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the sale process conducted prior to the signing of the merger agreement, the fact that $38.90 per share was the highest value that was available to Ingram Micro at the time, and that there was no assurance that a more favorable opportunity would arise later;

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the financial analysis presented by Morgan Stanley & Co. LLC (“Morgan Stanley”) and its oral opinion, subsequently confirmed in writing, that, as of February 17, 2016, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of shares of Ingram Micro’s common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion is attached to this proxy statement as Annex C and is incorporated by reference in this proxy statement in its entirety. The opinion of Morgan Stanley is more fully described below in the subsection entitled “The Merger—Opinion of Ingram Micro’s Financial Advisor”;

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the terms of the merger agreement and the guarantee, including Ingram Micro’s ability to respond to and accept a superior proposal under certain circumstances and the agreement’s termination provisions;

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the Tianjin Tianhai termination fee (as defined below), and that the amount of such Tianjin Tianhai termination fee was required to be deposited in U.S. dollars into an escrow account with a U.S. bank in installments over a two-month period following execution of the merger agreement;

•	the guarantee provided by HNA Group, as more fully described below in the subsection entitled “—Guarantee”; and

•	the closing conditions included in the merger agreement, including the absence of any financing-related closing condition, and the likelihood that the merger would be completed.

The Board also identified and considered a number of countervailing factors and risks to Ingram Micro and its stockholders relating to the merger and the merger agreement, including the following:

•	the possibility that the merger may not be completed and the potential adverse consequences to Ingram Micro as a result;

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the fact that Ingram Micro’s stockholders will not participate in the future growth of Ingram Micro or Tianjin Tianhai during the pre-closing period or following the closing of the merger because they will be receiving cash for their stock;

•

the fact that Ingram Micro’s legal remedy in the event of breach of the merger agreement (whether willfully, intentionally, unintentionally or otherwise) by Tianjin Tianhai or its merger subsidiary or, in the case of an assumption of the merger agreement by HNA Group pursuant to the guarantee, the HNA Group, is limited to receipt of the Tianjin Tianhai termination fee, and Ingram Micro may not be entitled to the Tianjin Tianhai termination fee at all in certain circumstances;

•

the fact that there are no assurances that all conditions to the parties’ obligations to complete the merger will be satisfied or waived, including obtaining the Tianjin Tianhai shareholder approval at the Tianjin Tianhai shareholders’ meeting (as defined below), at which HNA Group will not be entitled to vote its shares in Tianjin Tianhai and for which neither HNA Group nor any other shareholders of Tianjin Tianhai provided voting agreements;

•

the lack of publicly available financial information regarding Tianjin Tianhai and HNA Group, including with respect to their available financial resources to complete the merger, and the fact that Tianjin Tianhai did not have committed debt or equity financing to complete the merger at the time of the execution of the merger agreement;

•	limitations on the conduct of Ingram Micro’s business prior to closing imposed by the interim operating covenants of the merger agreement;

•	the fact that the merger will be a taxable transaction to Ingram Micro’s stockholders; and

•	interests of Ingram Micro’s directors and executive officers that are different from, or are in addition to, the interests of Ingram Micro’s stockholders generally.

Opinion of Ingram Micro’s Financial Advisor (see page 46 and Annex C)

In connection with the merger, Morgan Stanley rendered to Ingram Micro’s Board its oral opinion, subsequently confirmed in writing, that as of February 17, 2016, and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of shares of Ingram Micro’s common stock (other than excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders. References to common stock in this description of Morgan Stanley’s opinion refer to Ingram Micro’s Class A common stock.

The full text of the written opinion of Morgan Stanley to Ingram Micro’s Board, dated as of February 17, 2016, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to Ingram Micro’s Board, in its capacity as such, and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of Ingram Micro’s common stock (other than excluded shares) pursuant to the merger agreement as of the date of the opinion and does not address any other aspects or implications of the merger or related transactions. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation as to how Ingram Micro’s stockholders should vote at any stockholders’ meeting that may be held in connection with the merger or whether the stockholders should take any other action in connection with the merger.

Material U.S. Federal Income Tax Consequences of the Merger (see page 58)

In general, the merger will be a taxable transaction for holders of shares of Ingram Micro’ common stock. For U.S. federal income tax purposes, you will generally recognize a gain or loss measured by the difference, if any, between the cash you receive (before reduction for any applicable withholding tax) in the merger and your tax basis in the shares exchanged in the merger. Gain or loss will be determined separately for each block of your shares (i.e., shares acquired at the same cost in a single transaction). You should consult your own tax advisor about the tax consequences to you of the merger.

The Special Meeting of the Company’s Stockholders (see page 22)

•	Place, Date and Time. The special meeting will be held at , local time, on , 2016, at the offices of Ingram Micro, at 3351 Michelson Drive, Suite 100, Irvine, California 92612-0697.

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Vote Required. The adoption and approval of the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, requires the affirmative vote of a majority of the outstanding shares of Ingram Micro’s common stock. A failure to vote or a vote to abstain has the same effect as a vote AGAINST approval of the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption.

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Who Can Vote at the Meeting. You can vote at the special meeting all of the shares of Ingram Micro’s common stock you own of record as of                     , 2016, which is the record date for the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were              shares of Ingram Micro’s common stock outstanding.

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Procedure for Voting. You can vote shares you hold of record by attending the special meeting and voting in person, by mailing the enclosed proxy card, or by voting over the telephone or over the Internet. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank, or other nominee on how to vote your shares using the instructions provided by your broker, bank, or other nominee. If you do not instruct your broker, bank, or other nominee to vote your shares, your shares will not be voted at the special meeting.

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How to Revoke Your Proxy. You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise Ingram Micro’s Secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy. If you have instructed your broker, bank, or other nominee to vote your shares, you must follow the directions provided by your broker, bank, or other nominee to change those instructions.

Appraisal Rights (see page 90 and Annex D)

If certain criteria are satisfied, the DGCL provides you with the right to seek an appraisal of your shares, provided that you perfect those rights in the manner provided for in the DGCL. This means that if you are not satisfied with the amount of merger consideration you are receiving in the merger, you may be entitled to have the value of your shares determined by a Delaware court and to receive payment based on that valuation. The amount you ultimately receive as a dissenting stockholder in an appraisal proceeding may be more, the same as or less than the amount you would be entitled to receive under the terms of the merger agreement.

Litigation Related to the Merger (see page 63)

On March 8, 2016, a putative stockholder class action suit captioned Scheiner v. Ingram Micro Inc. et al., 30-2016-00839447-CU-SL-CXC, was filed in the Superior Court in Orange County, California. The complaint names as defendants Ingram Micro, its directors, Tianjin Tianhai and merger sub. The complaint asserts that Ingram Micro’s directors breached their fiduciary duties by failing to maximize stockholder value in negotiating and approving the merger agreement, by agreeing to supposedly unfair deal protection devices and by allegedly acting in a self-interested manner. The complaint also generally alleges that Tianjin Tianhai, Ingram Micro and merger sub aided and abetted such purported breaches of fiduciary duty. The complaint seeks, among other relief, class certification and injunctive relief blocking consummation of the merger. Ingram Micro and the other defendants have not yet responded to the complaints. Ingram Micro believes this action is without merit.

The Company’s Stock Price (see page 87)

Shares of Ingram Micro’s common stock are listed on The New York Stock Exchange (“NYSE”) under the trading symbol “IM”. On February 17, 2016, which was the last trading day before the announcement of the merger, Ingram Micro’s common stock closed at $29.65 per share. On                     , 2016, which was the last practicable trading day before this proxy statement was printed, Ingram Micro’s common stock closed at $         per share.

Dividends and Stock Repurchases (see page 70)

Under the terms of the merger agreement, Ingram Micro is generally prohibited from paying dividends on its common stock or repurchasing shares of its common stock during the pendency of the merger.

Non-Solicitation of Other Offers (see page 73)

The merger agreement contains restrictions on Ingram Micro’s ability to solicit or engage in discussions or negotiations with, or provide information to, any third party regarding a proposal to acquire a significant interest in Ingram Micro. Notwithstanding these restrictions, under certain limited circumstances, the Board may respond to an unsolicited competing proposal, and terminate the merger agreement to enter into an acquisition agreement with respect to a superior proposal (as defined in the section entitled “The Merger Agreement—No Solicitation; Changes in Recommendations”) upon payment by Ingram Micro of a $120.0 million termination fee (the “company termination fee”) to Tianjin Tianhai.

Financing the Merger; Treatment of Existing Indebtedness (see page 59)

The total amount of funds necessary to complete the merger and the related transactions at the closing of the merger, excluding payment of fees and expenses in connection with the merger, is anticipated to be approximately $6.2 billion. This amount is expected to be raised through a combination of Tianjin Tianhai’s existing cash and cash equivalents, equity investments by other investors and/or any debt financing that Tianjin Tianhai may obtain.

The obligations of Tianjin Tianhai under the merger agreement to consummate the merger are not subject to a condition providing that Tianjin Tianhai or merger sub has obtained funds sufficient to pay the merger consideration. The merger agreement requires, however, that if Tianjin Tianhai determines to seek equity or debt financing in connection with the transactions contemplated by the merger agreement, Ingram Micro will provide all commercially reasonable cooperation as may be requested by Tianjin Tianhai in connection with such financing. Ingram Micro is also required to provide commercially reasonable cooperation as may be requested by Tianjin Tianhai for purposes of evaluating and making any arrangements necessary to maintain or refinance Ingram Micro’s existing indebtedness in connection with the transactions contemplated by the merger agreement.

Guarantee (see page 60 and Annex B)

Concurrently with the execution of the merger agreement, HNA Group executed the guarantee in favor of Ingram Micro, pursuant to which HNA Group has guaranteed to Ingram Micro complete payment and performance of Tianjin Tianhai’s obligation to pay the merger consideration at the closing of the merger, the Tianjin Tianhai termination fee, if and when payable, and certain other amounts that may be owed by Tianjin Tianhai to Ingram Micro under the merger agreement. In addition, pursuant to the guarantee and in accordance with the terms thereof, HNA Group has also agreed to the HNA Group assumption, pursuant to which HNA Group would assume the rights and obligations of Tianjin Tianhai under the merger agreement in the event that the Tianjin Tianhai shareholder approval required to complete the merger is not obtained, becomes invalid or no longer effective or otherwise fails to satisfy the condition to the obligations of the parties to consummate the merger. See “—Termination Fees and Expenses; Deposit Escrow” and “—Tianjin Tianhai Shareholder Approval” below.

Notwithstanding the guarantee, the merger agreement provides that in the event that Tianjin Tianhai or, in the event of the HNA Group assumption, HNA Group, fails to effect the closing of the merger for any reason or no reason or otherwise breaches the merger agreement (whether willfully, intentionally, unintentionally or otherwise), Ingram Micro’s right to terminate the merger agreement and receive the Tianjin Tianhai termination fee will serve as Ingram Micro’s sole and exclusive remedy. See “—Termination Fees and Expenses; Deposit Escrow” and “—Limitation of Liability” below.

In addition, in the event of the HNA Group assumption, Ingram Micro and/or HNA Group would likely be required to reinitiate all or some of the notices, filings, consents, approvals and authorizations required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), foreign antitrust laws, the laws of the PRC and/or other applicable law, which could delay the expected timing of the consummation of the merger. See “—Required Regulatory Approvals” below.

Required Regulatory Approvals (see page 62)

Antitrust Approvals

Under the HSR Act and the rules promulgated thereunder, Tianjin Tianhai and Ingram Micro cannot complete the merger until they notify and furnish information to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and specified waiting period requirements are satisfied. Tianjin Tianhai and Ingram Micro filed the notification and report forms under the HSR Act with the U.S. Federal Trade Commission and the Antitrust Division on April 28, 2016. The waiting period is expected to expire by May 31, 2016 at 11:59 p.m. Eastern Time, unless otherwise terminated or extended by the antitrust agencies.

The merger agreement provides that, as a condition to the consummation of the merger, any filings, consents, approvals and authorizations required under the antitrust laws of the European Union, Canada, South Africa, Brazil, Mexico, PRC, India, Switzerland and Turkey will have been submitted and obtained, and any applicable waiting period thereunder will have expired or been terminated. Tianjin Tianhai and Ingram Micro filed the required antitrust applications for both PRC and India on March 18, 2016.

PRC Approvals; Shanghai Stock Exchange Approval

The merger agreement provides that, as a condition to the consummation of the merger, Tianjin Tianhai and merger sub make any filings with and/or obtain approvals of the National Development and Reform Commission of the PRC (“NDRC”) and the Ministry of Commerce of the PRC (“MOFCOM”), as well as complete the outbound investment-related foreign exchange filing with the relevant bank authorized by the State Administration of Foreign Exchange of the PRC (“SAFE”), required with respect to the consummation of the transactions contemplated by the merger agreement.

The merger agreement also provides that the merger is subject to the acceptance by the Shanghai Stock Exchange (“SHSE”) of the disclosure of the major assets purchase report of Tianjin Tianhai with respect to the transactions contemplated by the merger agreement (the “SHSE clearance”), unless the HNA Group assumption shall have occurred pursuant to the guarantee.

Other Approvals

In addition to the regulatory approvals described above, the transactions contemplated by the merger agreement may require the approval of other governmental authorities under applicable law, including foreign regulatory laws. Other than as described above, neither Ingram Micro nor Tianjin Tianhai is currently aware of any material governmental approvals or actions that are required for completion of the transactions contemplated by the merger agreement or the guarantee, including, if applicable, the HNA Group assumption. It is currently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought.

Tianjin Tianhai Shareholder Approval (Page 63)

The merger agreement provides that the merger is subject to the approval by the affirmative vote of at least two-thirds of the voting stock held by the shareholders present at a meeting of Tianjin Tianhai’s shareholders (the “Tianjin Tianhai shareholders’ meeting”) approving the merger agreement and the transactions contemplated by the merger agreement (including the merger) in accordance with applicable PRC law (the “Tianjin Tianhai shareholder approval”), unless the HNA Group assumption shall have occurred pursuant to the guarantee. Tianjin Tianhai is a partially-owned subsidiary of HNA Logistics, a subsidiary of HNA Group. In connection with the execution of the merger agreement, HNA Group executed the guarantee, pursuant to which HNA Group agreed to assume the rights and obligations of Tianjin Tianhai under the merger agreement in the event that the Tianjin Tianhai shareholder approval is not obtained in accordance with the terms of the guarantee. See “—Guarantee” above.

Conditions to Completion of the Merger (see page 80)

Each party’s obligation to complete the merger is subject to the satisfaction or waiver of certain conditions, including the following:

•	the receipt of the Ingram Micro stockholder approval;

•	the receipt of the Tianjin Tianhai shareholder approval (unless the HNA Group assumption has occurred pursuant to the guarantee);

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the absence of any restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger (an “order”);

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the expiration or termination of the waiting period under U.S. antitrust laws and the receipt of any consents or approvals required under the competition laws of the European Union, Canada, South Africa, Brazil, Mexico, PRC, India, Switzerland and Turkey;

•	the receipt of PRC approvals, including approvals from NDRC, MOFCOM and SAFE;

•	the receipt of the SHSE clearance (unless the HNA Group assumption has occurred pursuant to the guarantee); and

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in the event of any review or investigation by the Committee on Foreign Investment in the United States (“CFIUS”) applicable to the transactions contemplated by the merger agreement, the conclusion of such CFIUS review or investigation, and (x) CFIUS’s determination that there are no unresolved national security concerns with respect to the transactions contemplated by the merger agreement, or (y) the President of the United States has declined to take any action to suspend or prohibit the transactions.

Tianjin Tianhai’s and merger sub’s obligations to complete the merger are subject to the satisfaction or waiver of additional conditions, including:

•	the representations and warranties made by Ingram Micro contained in the merger agreement shall be true and correct as of the closing of the merger, subject to certain materiality thresholds;

•	Ingram Micro shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger; and

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no material adverse effect (as defined under “The Merger Agreement—Conditions to Completion of the Merger”) on Ingram Micro shall have occurred from the date of the merger agreement until the effective time of the merger.

Ingram Micro’s obligations to complete the merger are subject to additional conditions, including:

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the representations and warranties made by Tianjin Tianhai and merger sub contained in the merger agreement shall be true and correct as of the effective time of the merger, subject to certain materiality thresholds; and

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Tianjin Tianhai and merger sub shall have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the effective time of the merger.

Termination of the Merger Agreement (see page 82)

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time:

•	by mutual written agreement of Tianjin Tianhai and Ingram Micro;

•	by either Tianjin Tianhai or Ingram Micro, if:

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the merger has not been consummated on or before August 15, 2016 (provided that such date may be extended by either Ingram Micro or Tianjin Tianhai to up to February 11, 2017 in the event that all conditions to the obligations of the parties to consummate the merger are satisfied, other than with respect to certain regulatory matters) (as so extended and as further described under “The Merger Agreement—Termination of the Merger Agreement”, the “end date”);

•	there is in effect an order preventing the consummation of the merger that has become final and non-appealable;

•	the Ingram Micro stockholder approval has not been obtained at the special meeting of Ingram Micro’s stockholders; or

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the President of the United States has made a determination under the Defense Production Act of 1950, as amended by the Foreign Investment and Security Act of 2007, to suspend or prohibit the transactions contemplated by the merger agreement;

•	by Tianjin Tianhai, if:

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the Board (i) changes, withholds, withdraws, qualifies or modifies, or publicly proposes to change, withhold, withdraw, qualify or modify, in a manner adverse to Tianjin Tianhai or merger sub, its recommendation that the Ingram Micro stockholders approve and adopt the merger agreement, (ii) fails to include such recommendation in this proxy statement, (iii) approves or adopts, or recommends the approval or adoption of, or publicly proposes to approve or adopt, or recommends the approval or adoption of, any acquisition proposal (as defined under “The Merger Agreement—No Solicitation; Changes in Recommendations”) other than as contemplated by the merger agreement, (iv) if a tender offer or exchange offer that constitutes an acquisition proposal is commenced, fails to publicly recommend against acceptance of such tender offer or exchange offer by Ingram Micro’s stockholders within ten business days or (v) fails to publicly reaffirm its recommendation following any acquisition proposal having been publicly made, proposed or communicated (and not publicly withdrawn) within ten business days (each, an “adverse recommendation change”); or

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Ingram Micro breaches any of its representations or warranties or fails to perform any covenant or agreement in the merger agreement, and such breach (i) would cause the failure of the applicable conditions to Tianjin Tianhai’s and merger sub’s obligations to complete the merger and (ii) cannot be cured by the end date or, if curable, is not cured within 30 days of Ingram Micro’s receipt of written notice of such breach or failure (or, if the end date is less than 30 days from the date of receipt of such notice, by the end date); or

•	by Ingram Micro, if:

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prior to receipt of the Ingram Micro stockholder approval, the Board authorizes Ingram Micro to enter into an alternative acquisition agreement with respect to a superior proposal; provided that Ingram Micro (i) complies in all respects with the requirements of the merger agreement summarized under “The Merger Agreement—No Solicitation; Changes in Recommendations”, (ii) pays to Tianjin Tianhai the company termination fee and (iii) enters into an alternative acquisition agreement with respect to a superior proposal substantially concurrently with the termination of the merger agreement;

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Tianjin Tianhai or merger sub breaches any of its representations or warranties or fails to perform any covenant or agreement in the merger agreement, and such breach (i) would cause the failure of the applicable conditions to Ingram Micro’s obligations to complete the merger and (ii) cannot be cured by the end date or, if curable, is not cured within 30 days of Tianjin Tianhai’s or merger sub’s receipt of written notice of such breach or failure (or, if the end date is less than 30 days from the date of receipt of such notice, by the end date);

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(i) all of the conditions to Tianjin Tianhai’s and merger sub’s obligations to consummate the merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing), (ii) Ingram Micro irrevocably confirms in writing that all of the conditions to its obligations to consummate the merger have been satisfied or that it is willing to waive any such conditions, and that it is ready, willing and able to consummate the closing and (iii) Tianjin Tianhai and merger sub fail to complete the closing within seven business days following the date on which the closing should have occurred; or

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Tianjin Tianhai fails to deposit the Tianjin Tianhai termination fee in the deposit escrow account in accordance with the merger agreement as described under “—Termination Fees and Expenses; Deposit Escrow” below.

Termination Fees and Expenses; Deposit Escrow (see pages 76 and 84)

Ingram Micro has agreed to pay Tianjin Tianhai a termination fee of $120.0 million if the merger agreement is terminated:

•	by Tianjin Tianhai, if the Board makes an adverse recommendation change;

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by Ingram Micro, subject to compliance with certain covenants, if the Board authorizes Ingram Micro to enter into an alternative acquisition agreement with respect to a superior proposal and Ingram Micro, substantially concurrently with such termination, enters into an alternative acquisition agreement with respect to a superior proposal; or

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by either Ingram Micro or Tianjin Tianhai after the end date or if the Ingram Micro stockholder approval is not obtained at the special meeting of Ingram Micro’s stockholders and (i) prior to such termination, an acquisition proposal is publicly announced or otherwise communicated to the Board or Ingram Micro’s stockholders and (ii) within 15 months after such termination, Ingram Micro consummates or enters into a definitive agreement in connection with any acquisition proposal (for this purpose, treating references to “20%” in the definition of acquisition proposal as “50%”).

Tianjin Tianhai has agreed to pay Ingram Micro the Tianjin Tianhai termination fee, if:

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the merger agreement is terminated by either Ingram Micro or Tianjin Tianhai after the end date, and all of the conditions to Tianjin Tianhai’s and merger sub’s obligations to complete the merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger), except for any one or more of the conditions relating to: (i) the Tianjin Tianhai shareholder approval being obtained (unless the HNA Group assumption shall have occurred pursuant to the guarantee); (ii) the absence of any order from a PRC governmental authority or the failure to obtain necessary PRC approvals or the SHSE clearance (unless the HNA Group assumption shall have occurred pursuant to the guarantee); or (iii) the expiration or termination of the waiting period under U.S. antitrust laws and the receipt of any consents or approvals required under the competition laws of the foreign jurisdictions discussed above under “—Conditions to Completion of the Merger”;

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the merger agreement is terminated by either Ingram Micro or Tianjin Tianhai because of any order from a PRC governmental authority or pursuant to U.S. antitrust laws or the competition laws of the foreign jurisdictions discussed above under “—Conditions to Completion of the Merger”;

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the merger agreement is terminated by either Ingram Micro or Tianjin Tianhai after the end date and, pursuant to a CFIUS review or investigation of the transactions contemplated by the merger agreement, (x) CFIUS requires Tianjin Tianhai or merger sub to enter into an agreement or CFIUS imposes a condition (in either case, as provided for in the Defense Production Act of 1950, as amended) and (y) Tianjin Tianhai has not entered into such agreement or consented to such condition by the date of the termination of the merger agreement;

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the merger agreement is terminated by either Ingram Micro or Tianjin Tianhai, because the President of the United States determines under the Defense Production Act of 1950, as amended by the Foreign Investment and Security Act of 2007, to suspend or prohibit the transactions contemplated by the merger agreement;

•

the merger agreement is terminated by Ingram Micro, because (i) all of the mutual conditions to the parties’ obligations to consummate the merger and the conditions to the obligations of Tianjin Tianhai and merger sub have been satisfied (other than those conditions that by their terms are to be satisfied at the closing), provided that Ingram Micro may not rely on the failure of any closing condition if such failure was caused by Ingram Micro’s failure to use the standard of efforts required from it to comply with the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement, (ii) Ingram Micro irrevocably confirms in writing that all of the conditions to its obligations have been satisfied or that it is willing to waive any of them to the extent not so satisfied, and that it is ready, willing and able to consummate the closing, and (iii) Tianjin Tianhai and merger sub fail to complete the closing within seven business days following the date on which the closing should have occurred; or

•	the merger agreement is terminated by Ingram Micro, because Tianjin Tianhai fails to deposit $400.0 million in the deposit escrow account.

Pursuant to the merger agreement, the “Tianjin Tianhai termination fee” means (i) $200.0 million if the merger agreement is terminated in a manner requiring payment of the Tianjin Tianhai termination fee before March 18, 2016, (ii) $300.0 million if the merger agreement is terminated in a manner requiring payment of the Tianjin Tianhai termination fee on or after March 18, 2016 and before April 17, 2016, and (iii) $400.0 million if the merger agreement is terminated in a manner requiring payment of the Tianjin Tianhai termination fee on or after April 17, 2016.

Pursuant to the merger agreement, on March 18, 2016, Ingram Micro and Tianjin Tianhai entered into an escrow agreement (the “escrow agreement”) with Deutsche Bank Trust Company Americas, providing for the establishment and administration of a deposit escrow account (the “Tianjin Tianhai escrow fund”), as collateral and security for the payment of the termination fee payable by Tianjin Tianhai in accordance with the merger agreement and the escrow agreement. Pursuant to the merger agreement: (i) on February 25, 2016, Tianjin Tianhai deposited in escrow $200.0 million; (ii) on March 17, 2016, Tianjin Tianhai deposited in escrow an additional $100.0 million; and (iii) on April 15, 2016, Tianjin Tianhai deposited in escrow the final $100.0 million, such that as of April 15, 2016, the balance of the amount held in the Tianjin Tianhai escrow fund is equal to $400.0 million.

In addition, pursuant to the guarantee, HNA Group has agreed to guarantee payment by Tianjin Tianhai of the Tianjin Tianhai termination fee if the merger agreement is terminated in a manner requiring payment of the Tianjin Tianhai termination fee.

Limitation of Liability (see page 86)

Notwithstanding anything to the contrary in the merger agreement, the maximum aggregate liability of Tianjin Tianhai and merger subsidiary (and HNA Group pursuant to the guarantee) for breach of the merger agreement (whether willfully, intentionally, unintentionally or otherwise) shall not exceed the amount of the Tianjin Tianhai termination fee. Notwithstanding anything to the contrary in the merger agreement, the maximum aggregate liability of Ingram Micro for breach of the merger agreement (whether willfully, intentionally, unintentionally or otherwise) shall not exceed $120.0 million.

Treatment of Options, Restricted Stock Units, Restricted Shares and Other Equity Awards in the Merger (see page 67)

Cash-out of Vested Stock Options

At or immediately prior to the effective time, each outstanding Ingram Micro stock option that is vested and has an exercise price less than $38.90 per share will be canceled in exchange for the right to receive from Ingram

Micro (as the surviving corporation in the merger and an indirect, controlled subsidiary of Tianjin Tianhai) payment of cash, without interest and less applicable withholding tax, equal to: (a) $38.90 minus the per-share exercise price of such vested stock option multiplied by (b) the total number of shares subject to such vested stock option. For example, if immediately prior to the effective time, you hold an outstanding and vested Ingram Micro stock option representing the right to purchase 100 shares of Ingram Micro common stock with an exercise price of $24.00 per share, you will be entitled to receive $1,490 (which is equal to (($38.90—$24.00) x 100)), less applicable tax withholding, as a result of the conversion of such option in the merger.

Any outstanding Ingram Micro stock option (whether vested or unvested) held by a non-employee member of the Board as of the date of the merger agreement will be treated as a vested stock option.

Vested Restricted Stock Units

At or immediately prior to the effective time, each outstanding Ingram Micro restricted stock unit that is vested will be canceled in exchange for the right to receive payment of cash, without interest and less applicable withholding tax, equal to the product of (x) $38.90 multiplied by (y) the total number of shares represented by such vested restricted stock unit.

Any outstanding Ingram Micro restricted stock unit (whether vested or unvested) held by a non-employee member of the Board as of the date of the merger agreement will be treated as a vested restricted stock unit.

Unvested Stock Options

At or immediately prior to the effective time, each outstanding Ingram Micro stock option that is then unvested and has an exercise price less than $38.90 per share (other than any such option that was held by a non-employee member of the Board as of the date of the merger agreement) will be canceled. Tianjin Tianhai will cause Ingram Micro (as the surviving corporation in the merger and an indirect, controlled subsidiary of Tianjin Tianhai) to pay the holder of each such canceled unvested stock option an amount in cash, without interest and less applicable withholding tax, equal to the product of (x) $38.90 minus the per-share exercise price multiplied by (y) the total number of shares subject to such unvested stock option. This cash amount will be placed in an escrow arrangement mutually agreed by Tianjin Tianhai and Ingram Micro at closing, and paid according to a vesting schedule agreed between Tianjin Tianhai and Ingram Micro, that will end no later than December 31, 2017, subject to meeting the vesting requirements and any other existing termination provisions in employee award and change in control agreements or the merger agreement.

Unvested Stock Awards

At or immediately prior to the effective time, each outstanding Ingram Micro restricted stock unit that is unvested (other than any such restricted stock unit that was held by a non-employee member of the Board as of the date of the merger agreement) and each Ingram Micro award of common stock that is unvested or subject to forfeiture (such restricted stock units and restricted common stock, together, the “unvested stock awards”) will be canceled. Tianjin Tianhai will cause Ingram Micro (as the surviving corporation in the merger and an indirect, controlled subsidiary of Tianjin Tianhai) to pay the holder of each such canceled unvested stock award an amount of cash, without interest and less applicable withholding tax, equal to the product of (x) $38.90 multiplied by (y) the total number of shares represented by such unvested stock award. This cash amount will be placed in an escrow arrangement mutually agreed by Tianjin Tianhai and Ingram Micro at closing, and paid according to a vesting schedule agreed between Tianjin Tianhai and Ingram Micro, that will end no later than December 31, 2017, subject to meeting the vesting requirements and any other existing termination provisions in employee award and change in control agreements or the merger agreement. Any outstanding Ingram Micro unvested stock award that is performance-based will be deemed to have been earned at the target level under the terms of the award agreement in respect thereof.

Interests of the Company’s Directors and Executive Officers in the Merger (see page 39)

You should be aware that Ingram Micro’s directors and executive officers are subject to agreements or arrangements that may provide them with interests in the merger that are different from, or are in addition to, the interests of Ingram Micro’s stockholders generally. These interests relate to equity securities held by such persons and their affiliates, change of control severance arrangements covering Ingram Micro’s executive officers, and indemnification of Ingram Micro’s directors and officers by the surviving corporation following the merger.

Shares Held by Directors and Executive Officers (see page 88)

As of the close of business on the record date, the directors and executive officers of Ingram Micro were deemed to beneficially own              shares of Ingram Micro’s common stock, which represented     % of the shares of Ingram Micro’s common stock outstanding on that date.

Procedure for Receiving Merger Consideration in Respect of Common Stock (see page 66)

Prior to the effective time, Tianjin Tianhai will appoint an exchange agent for the payment of the applicable merger consideration in exchange for shares of common stock following the merger. If you own shares of our common stock that are held in “street name” by your broker, bank, or other nominee you will receive instructions from your broker, bank, or other nominee as to how to surrender your “street name” shares and receive cash for those shares. If you hold certificated shares, the exchange agent will send you written instructions for surrendering your certificates and obtaining the applicable merger consideration within five business days after the effective time. Do not send in your stock certificates now.

Questions

If you have additional questions about the merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact Ingram Micro’s proxy solicitation agent:

Georgeson Inc.

480 Washington Boulevard, 26th Floor

Jersey City, New Jersey 07310

Toll-free: 888-877-5360

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or include the words “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “will”, “is designed to” and similar expressions. Statements contained or incorporated by reference in this proxy statement that are not purely historical are forward-looking statements and may include, but are not limited to:

•	management’s expectations of our pending acquisition by Tianjin Tianhai;

•	competition;

•	market share;

•	revenues, margin, expenses and other operating results and ratios;

•	economic conditions;

•	vendor terms and conditions;

•	pricing strategies;

•	customer terms and conditions;

•	organizational effectiveness program and related restructuring, integration and other reorganization costs;

•	additional cost reduction measures and related restructuring costs;

•	process and efficiency enhancements;

•	our ability to take advantage of market trends;

•	our international expansion;

•	macroeconomic conditions;

•	our intent to pay dividends and repurchase our shares;

•	cost-savings;

•	cash flows;

•	working capital levels and days;

•	capital expenditures;

•	liquidity;

•	capital requirements;

•	effective tax rates;

•	acquisitions and integration costs and the benefits to our business;

•	operating models;

•	exchange rate fluctuations and related currency gains or losses;

•	resolution of contingencies;

•	our competitive advantages;

•	seasonality;

•	interest rates and expenses; and

•	rates of return,

as well as other statements regarding our future operations, financial condition and prospects, and business strategy. We disclaim any duty to update any forward-looking statements, whether as a result of new information, future events or otherwise.

We refer you to our filings with the Securities and Exchange Commission (“SEC”), and specifically to Item 1A-Risk Factors, of our latest Annual Report on Form 10-K, for a discussion of certain risks that could affect our business, financial results and results of operations. See the section entitled “Where You Can Find More Information”. These risk factors could cause our actual results and conditions to differ materially from our historical performance or those projected in our forward-looking statements. The risks highlighted therein are not the only ones that we face. There may be additional risks that are not presently material or known. If any of the risks actually occur, our business, financial condition or results of operations could be negatively affected.

THE PARTIES TO THE MERGER AND THE GUARANTEE

Ingram Micro helps businesses Realize the Promise of Technology™. It delivers a full spectrum of global technology and supply chain services to businesses around the world. Deep expertise in technology solutions, mobility, cloud, and supply chain solutions enables its business partners to operate efficiently and successfully in the markets they serve. Unrivaled agility, deep market insights and the trust and dependability that come from decades of proven relationships set Ingram Micro apart and ahead.

Ingram Micro’s executive offices are located at 3351 Michelson Drive, Suite 100, Irvine, California 92612-0697. Ingram Micro’s telephone number is (714) 566-1000.

Tianjin Tianhai (SSE A Share: 600751 and SSE B Share: 900938) is a joint stock company existing under the laws of the PRC. Tianjin Tianhai was established on December 1, 1992, is located in Tianjin Airport Economic Zone, and is a Shanghai Stock Exchange listed company. Tianjin Tianhai is developing from a traditional marine shipping company into a modern logistic industry operator, focusing on providing logistic services as well as supply chain financing services for the logistics industry. Tianjin Tianhai is an indirect partially-owned subsidiary of HNA Group. HNA Group is a privately held, limited company existing under the laws of the PRC and its subsidiary HNA Logistics is Tianjin Tianhai’s largest shareholder. HNA Group developed from a local aviation transportation operator to a conglomerate encompassing core divisions of aviation, real estate and commerce, capital, tourism and logistics.

Tianjin Tianhai’s executive offices are located at 28F, Tower A, Tianjin Centre, 219 Nanjing Road, Heping District, Tianjin, People’s Republic of China. Tianjin Tianhai’s telephone number is +86 022 5867 9088. HNA Group’s executive offices are located at HNA Plaza, 7 Guoxing Road, Haikou City, Hainan Province, People’s Republic of China. HNA Group’s telephone number is +86 898 6673 9906.

GCL Acquisition, Inc., which we refer to as merger sub, is an indirect, controlled subsidiary of Tianjin Tianhai, whose principal executive offices are located at 28F, Tower A, Tianjin Centre, 219 Nanjing Road, Heping District, Tianjin, People’s Republic of China. Merger sub’s telephone number is +86 022 5867 9088. Merger sub was formed solely for the purpose of facilitating Tianjin Tianhai’s acquisition of Ingram Micro.

THE SPECIAL MEETING OF THE COMPANY’S STOCKHOLDERS

Time, Place and Purpose of the Special Meeting

The special meeting will be held at             , local time on                     , 2016, at the offices of Ingram Micro, at 3351 Michelson Drive, Suite 100, Irvine, California 92612-0697. The purpose of the special meeting is to consider and vote on the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, and the other proposals described in this proxy statement. The Board, by unanimous vote, has determined that it is advisable and in the best interests of Ingram Micro and its stockholders to enter into the merger agreement and the guarantee and to consummate the merger and the other transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, and unanimously recommends that stockholders vote FOR the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies and FOR the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Ingram Micro’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

Who Can Vote at the Special Meeting

Only holders of record of Ingram Micro’s common stock, as of the close of business on                 , 2016, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were              shares of common stock outstanding.

Quorum; Vote Required

For purposes of transacting business at the special meeting, a majority of the voting power represented in person or by proxy of the outstanding shares of common stock will constitute a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting. Votes FOR and AGAINST and abstentions will be counted for purposes of determining the presence of a quorum. However, if a new record date is set for an adjourned meeting, a new quorum will have to be established.

The adoption and approval of the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption, requires Ingram Micro to obtain the Ingram Micro stockholder approval. The Ingram Micro stockholder approval requires the affirmative vote of a majority of the outstanding shares of common stock. Because the required votes of Ingram Micro’s stockholders are based on the number of outstanding shares of common stock with respect to the Ingram Micro stockholder approval, and not based on the number of shares represented in person or by proxy at the special meeting, failure to submit a proxy or to vote in person will have the same effect as a vote AGAINST the merger agreement proposal, but it will have no effect on the adjournment proposal, or assuming a quorum is present, on the compensation proposal. A vote to abstain will have the same effect as voting against the merger agreement proposal, a vote against the adjournment proposal and against the compensation proposal.

If your shares of common stock are held in “street name” by your broker, bank, or other nominee, you should instruct your broker, bank, or other nominee how to vote your shares using the instructions provided by your broker, bank, or other nominee. Under applicable regulations, brokers, banks, or other nominees who hold shares in “street name” for customers may not exercise their voting discretion with respect to non-routine matters such as the approval of the merger agreement proposal. As a result, if you do not instruct your broker, bank, or other nominee to vote your shares of common stock, your shares will not be voted, which will have the same effect as voting against the merger agreement proposal.

Approval of the adjournment proposal and the compensation proposal will each require the affirmative vote of a majority of the shares of common stock, represented in person or by proxy.

Voting by Proxy

This proxy statement is being sent to you on behalf of the Board for the purpose of requesting that you allow your shares of our common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of our common stock represented at the special meeting by properly executed proxy cards, voted over the telephone or voted over the Internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board. The Board recommends a vote FOR adoption and approval of the merger agreement and the transactions contemplated by the merger agreement, including, if applicable, the HNA Group assumption, FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies and FOR the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Ingram Micro’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise Ingram Micro’s Secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your broker, bank, or other nominee to vote your shares, you must follow the directions provided by your broker, bank, or other nominee to change those instructions.

Householding

Certain Ingram Micro stockholders who share an address are being delivered only one copy of this proxy statement unless Ingram Micro or one of its mailing agents has received contrary instructions.

Upon the written request of an Ingram Micro stockholder at a shared address to which a single copy of this proxy statement was delivered, Ingram Micro will promptly deliver a separate copy of such document to the requesting Ingram Micro stockholder. Written requests can be made by contacting Ingram Micro’s investor relations department via email at damon.wright@ingrammicro.com.

Ingram Micro stockholders sharing an address who are receiving multiple copies of Ingram Micro’s notice of internet availability of proxy materials and/or proxy statements and annual reports may request delivery of a single copy of such documents by emailing Ingram Micro at the address above.

Solicitation of Proxies

Ingram Micro will pay all of the costs of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Ingram Micro may solicit proxies personally and by telephone, email or otherwise. None of these persons will receive additional or special compensation for soliciting proxies. Ingram Micro will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Ingram Micro has engaged Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies for the special meeting and will pay Georgeson a fee of approximately $15,000, plus reimbursement of out-of-pocket expenses. The address of Georgeson is 480 Washington Boulevard, 26th Floor, Jersey City, New Jersey 07310. You can call Georgeson toll-free at 888-877-5360.

THE MERGER

The discussion of the merger in this proxy statement is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the merger agreement carefully in its entirety.

Background of the Merger

To maximize value for its stockholders, Ingram Micro regularly and in the ordinary course of its business evaluates strategic alternatives, including opportunities for potential strategic transactions. In connection with its evaluation of potential strategic transactions, Ingram Micro has met from time to time with other companies in its sector or adjacent sectors, as well as financial sponsors, to evaluate potentially complementary acquisitions and other strategic investments and alternatives. As part of this process, Ingram Micro has identified and completed a number of acquisitions of companies in the United States and internationally to further its strategic objectives and support key business initiatives, most recently with a focus on expanding its supply chain solutions with a full suite of lifecycle services for IT and mobility products, adding enterprise computing value-add capabilities, enhancing its cloud computing value proposition, and expanding geographically.

Ingram Micro also explores, from time to time at the direction of its Board, larger and more transformative M&A transactions when opportunities arise; however, due to significant concentration of a small number of large IT distributors in the United States and internationally, opportunities for strategic acquisitions or other transactions with competitors have been limited. For example, beginning in January 2015, Ingram Micro entered into discussions to acquire a large technology distributor and one of Ingram Micro’s competitors, in what Ingram Micro contemplated would have been a cash and stock merger. Ultimately, this company communicated that it had determined that the antitrust risk was too significant and discontinued discussions. Ingram Micro had also explored a transaction during 2015 to acquire a global information and communication technologies company (or its value-add distributor business). Following discussions and a written indicative proposal from Ingram Micro, this company notified Ingram Micro in January 2016 that its board of directors had no interest in a transaction.

In the Spring of 2015, Ingram Micro was contacted by Party A, a financial sponsor, to gauge Ingram Micro’s interest in a potential transaction, and the parties entered into a non-disclosure agreement on May 27, 2015. In its quarterly June meeting, the Board discussed management’s initial contacts with Party A, and communicated its expectations regarding process and its priorities to be reflected in further discussions between management and Party A. During their ensuing discussions, which continued for several months, Party A indicated that it would potentially be interested in an acquisition of Ingram Micro in the range of $31.00 to $33.00 per share of Ingram Micro’s common stock. The Board discussed Party A’s indications of interest with management during its July 24 and September 16 meetings, and in the September meeting instructed Alain Monié, Ingram Micro’s Chief Executive, to convey to Party A that unless it could offer a significantly higher price for the Company, the Board believed the Company could achieve more value for its stockholders by continuing to pursue its business plan. Mr. Monié so communicated with Party A.

Concurrently, in late August 2015, as part of its regular strategic review process, Mr. Monié and other senior executives of Ingram Micro and representatives of Morgan Stanley had a meeting with certain senior executives of Party B, a strategic party with potentially complementary businesses located in the PRC. Morgan Stanley was invited to the meeting by management of Ingram Micro to assist Ingram Micro in its evaluation of potential opportunities with Party B, given Morgan Stanley’s long-standing investment banking relationship with Ingram Micro, Morgan Stanley’s deep understanding of Ingram Micro’s business, and management’s confidence in the abilities of the Morgan Stanley team that regularly worked with Ingram Micro to assess strategic opportunities. At the meeting, Ingram Micro and Party B provided each other with presentations regarding their respective businesses. At this meeting, Party B indicated an interest in acquiring Ingram Micro, but no price was discussed. Mr. Monié told Party B that the Board would only be interested in an all-cash offer for the Company, and Party B noted that it would take time to arrange financing for any potential acquisition. At the same mid-September meeting in which the Board gave instructions to Mr. Monié for follow-up communications with Party A, the Board also provided guidance to Mr. Monié regarding further discussions with Party B. On September 23, 2015, a senior executive of Party B emailed Mr. Monié to indicate that Party B was still interested in a transaction with Ingram Micro and was continuing to work on arranging its financing. Mr. Monié responded via email to Party B that same day to inquire when a proposal from Party B would be forthcoming, but Party B did not respond at that time.

During the week of September 28, 2015, China International Capital Corporation Limited (“CICC”), HNA Group’s financial advisor, approached Frank Zhang, Chief Executive Officer of Ingram Micro China, indicating that HNA Group was interested in “making an investment” in Ingram Micro and requesting a meeting on behalf of HNA Group. Following this initial outreach, Mr. Zhang discussed the meeting request with John Soumbasakis, Ingram Micro’s Executive Vice President of Business Development and Strategy, and Mr. Soumbasakis asked Mr. Zhang to schedule a planning session with HNA Group to discuss HNA Group’s interest and possible value creation opportunities, and to determine if this potential opportunity was worth pursuing further. Mr. Soumbasakis briefed Mr. Monié on the upcoming teleconference with CICC.

On October 9, 2015, Mr. Soumbasakis met via teleconference with Mr. Zhang and representatives of CICC. At the teleconference, the parties discussed the possible acquisition by HNA Logistics, an affiliate of HNA Group and Tianjin Tianhai, of a 20% equity stake in Ingram Micro. Price was not discussed. Following this initial teleconference, Mr. Monié apprised Dale Laurance, Chairman of Ingram Micro’s Board, of these discussions. Mr. Laurance asked Mr. Monié to keep him updated on any developments with HNA Group or its affiliates so Mr. Laurance, if necessary, could call a special Board meeting in advance of the regularly scheduled Board meeting in mid-December, to instruct or consult with management as appropriate.

A few days after the October 9 teleconference, HNA Group expressed interest in having senior executives come to the United States to have an introductory meeting with Ingram Micro senior executives. Mr. Monié apprised Mr. Laurance of this development, and the two discussed the approach Mr. Monié should take in the face-to-face meeting. On November 19, 2015, representatives of HNA Group visited Ingram Micro’s Advanced Logistics Center in Mira Loma, California. Later that same day, Adam Tan, HNA Group’s President, and the other representatives of HNA Group and CICC, met for approximately two hours with Mr. Monié, other Ingram Micro executives and a representative of Morgan Stanley, and discussed their respective histories, businesses and strategies.

That evening, the representatives of HNA Group and Ingram Micro identified above met for dinner. Seated together were Messrs. Monié and Zhang from Ingram Micro and Mr. Tan from HNA Group and Kevin Guo, Vice Chairman & Vice Chief Investment Officer, HNA Logistics. Mr. Tan indicated to Mr. Monié at dinner that HNA Group desired to acquire 100% of Ingram Micro, rather than making a 20% equity investment, as discussed in October and earlier in the day. Mr. Monié indicated to Mr. Tan that he would advise the Board. Following a conversation regarding Ingram Micro’s recent appreciation in its stock price, Mr. Tan said that HNA Group could offer a 20% premium to the current stock market valuation (the trading price of Ingram Micro’s common stock closed at $31.49 per share earlier in the day). Mr. Monié replied that he did not believe that the Board would be likely to consider such a premium attractive. Mr. Tan then indicated that HNA Group would be willing to offer a 30% premium. Mr. Monié asked Mr. Tan to submit a written proposal with a fixed price per share, which he would discuss with the Board.

On November 25, 2015, Mr. Monié received an email from Mr. Tan thanking him for the meeting on November 19, though providing no particulars regarding a proposal. The following day, Mr. Monié sent a follow-up email message to Mr. Tan, also thanking him for the meeting, and indicating his interest in receiving from HNA Group a formal written proposal before Ingram Micro’s next Board meeting, scheduled for mid-December 2015.

On December 7, 2015, CICC had a call with representatives of Morgan Stanley in which CICC previewed key terms of a written proposal HNA Group intended to send to Ingram Micro. The parties discussed, among other things, HNA Group’s proposed structure for a transaction and HNA Group’s belief that regulatory risk was low (due to, among other things, HNA Group’s explanation that it was not a state-owned enterprise). Morgan Stanley emphasized that HNA Group’s proposal should also address deal certainty and transparency on financing. Following the call, on December 8, representatives of Morgan Stanley briefed Mr. Monié and certain other members of Ingram Micro’s management on their call with CICC, and on December 9, representatives of Morgan Stanley briefed representatives of Davis Polk & Wardwell LLP (“Davis Polk”), Ingram Micro’s outside legal counsel, and Larry Boyd, Ingram Micro’s Executive Vice President, General Counsel and Secretary, on the status of discussions.

On December 10, 2015, Mr. Monié had a call with the head of European investment for Party C, a strategic party, to gauge, in light of HNA Group’s recent interest, Party C’s interest in a transaction with Ingram Micro. Earlier, on October 1, 2015, Mr. Monié had a casual lunch with Greg Spierkel, Ingram Micro’s former Chief Executive Officer, during which meeting Mr. Spierkel indicated that he had assisted Party C in assessing the IT distribution landscape and that Party C indicated an interest in having a conversation with Ingram Micro. Mr. Spierkel put Mr. Monié in contact with Party C, which in advance of the December 10 call sent Mr. Monié a presentation of Party C’s activities. However, during their December 10 call, and after Mr. Monié inquired if Party C might have an interest in acquiring Ingram Micro, Party C’s representative indicated that, due to Ingram Micro’s size, Party C was not in a position to consider an acquisition of Ingram Micro’s entire business at that time, though Party C would be interested in “participating financially” with Ingram Micro in any “meaningful and substantial” transformation (acquisition or otherwise).

On December 11, 2015, Ingram Micro received a letter from HNA Group, dated December 10, 2015, setting forth a non-binding proposal to purchase all of the shares of Ingram Micro common stock for $38.50 per share in cash. This price represented a premium of approximately 24% to the closing price of Ingram Micro’s common stock on December 10, 2015. In addition, HNA Group’s letter indicated that this price represented a 20.6% premium to the closing price of Ingram Micro’s common stock on December 4, 2015 of $31.92 per share and a 31.6% premium to the volume-weighted average price of Ingram Micro’s common stock for the three months prior to December 4, 2015 of $29.27 per share. The letter set forth certain key terms upon which HNA Group would be prepared to enter into a transaction, including a structure involving a one-step, all-cash merger, and indicated that HNA Group had a high degree of certainty relating to the completion of any such transaction. The letter also noted that HNA Group planned to finance any such transaction with cash on hand and debt financing, noting that HNA Group had readily available financing through its existing credit facilities. HNA Group’s letter also described its track record in international transactions and its experience with approvals required by the PRC, and also that it did not anticipate any substantive regulatory roadblocks. The letter did not make HNA Group’s offer contingent on Ingram Micro negotiating a transaction exclusively with HNA Group. That day, Mr. Monié sent a copy of the HNA Group letter to the Board.

Over the next several days, certain senior executives of Ingram Micro met among themselves and had discussions with representatives of Morgan Stanley and Davis Polk regarding the HNA Group proposal. Mr. Boyd also briefed Mr. DeVier Pierson, Esq., special counsel to Ingram Micro’s Board, during this time. Further, in light of the HNA Group proposal, and following discussions with representatives of Morgan Stanley and Davis Polk, management prepared three alternative financial forecasts to assist the Board in its evaluation of the HNA Group proposal and to assist Morgan Stanley in its financial analysis of the HNA Group proposal in advance of the upcoming Board meeting. The three forecasts are referred to as Management Case A, Management Case B and the Management Business Cycle Case, which are discussed further under “—Financial Projections” below.

On December 18, 2015, the Board met in Irvine, California for its regular quarterly Board meeting. At the meeting, senior management of Ingram Micro and representatives of Davis Polk and Morgan Stanley and Mr. Pierson joined at the invitation of the Board so that the Board could discuss the terms and conditions of HNA Group’s non-binding proposal to acquire Ingram Micro. The discussion included HNA Group’s perceived willingness and ability to complete a deal. The discussion also included a review of the alternative financial forecasts prepared by management and provided to Morgan Stanley for use in its financial analysis of the HNA Group proposal, and the assumptions underlying such forecasts vis-a-vis current and anticipated market conditions.

Also at the December 18, 2015 Board meeting, representatives of Morgan Stanley reviewed and discussed with the Board various strategic alternatives that Ingram Micro had considered or could consider, including an assessment of the risks, potential value and feasibility of each alternative. The Board also discussed Ingram Micro’s prospects of remaining as a stand-alone company and executing its own strategic plans. Morgan Stanley then reviewed the terms of HNA Group’s proposal and its preliminary financial analysis thereof, and the Board evaluated HNA Group’s proposal after considering Morgan Stanley’s preliminary financial analysis and the management forecasts. The Board then discussed with management and its advisors whether and how to engage with HNA Group to see if HNA Group’s proposal could be improved, and how best to proceed with a process to gauge interest in alternative acquisition proposals. The Board further considered the pros and cons of running a longer and broader formal process versus moving expeditiously with HNA Group, given the premium HNA Group’s proposal represented to Ingram Micro’s stockholders. Following extensive discussions, the Board determined that HNA Group’s proposal would provide significant value to Ingram Micro’s stockholders and that delaying negotiations with HNA Group to conduct a broader process (as opposed to targeted outreach to select parties) could pose significant risk to a transaction with HNA Group and to Ingram Micro more generally, including due to the increased risk of loss of confidentiality, which could cause significant damage to the confidence of customers, vendors and other suppliers, and could result in significant competitive harm to Ingram Micro. The Board then discussed with its advisors an appropriate initial response to HNA Group, determining that Mr. Monié should continue his discussions with Mr. Tan and indicate that the Board was interested in pursuing a transaction with HNA Group and entering into a non-disclosure agreement in order to continue to negotiate terms. During the meeting, the Board discussed with management and Morgan Stanley other parties who were most likely to provide credible offers for alternative transactions, and directed management and Morgan Stanley to engage in targeted outreach with such other strategic and financial parties. At the meeting, representatives of Davis Polk also gave a presentation to the Board regarding the Board’s fiduciary duties and other process considerations relating to a potential transaction.

Following the December 18, 2015 Board meeting, certain senior executives of Ingram Micro met with representatives of Morgan Stanley to further discuss tactics in responding to HNA Group, including what points Ingram Micro would make to HNA Group to support an increased offer price and ensure deal certainty.

On December 23, 2015, Mr. Monié met with Mr. Tan in Osaka, Japan. At the meeting, and following negotiation, Mr. Tan indicated that HNA Group would raise its non-binding proposal price to $41.20 per share in cash (representing a premium of approximately 33.6% based on the closing price of $30.83 per share of Ingram Micro’s common stock on December 22, 2015). Shortly following this meeting, Mr. Monié sent a draft non-disclosure agreement to Mr. Tan and asked that HNA Group send a due diligence request list so that Ingram Micro could begin preparing for HNA Group’s due diligence for a potential transaction. On the afternoon of December 23, Mr. Monié updated the Board via email regarding the status of the negotiations.

Between December 23 and December 29, Ingram Micro and Davis Polk negotiated the terms of a non-disclosure agreement with HNA Group and Weil, Gotshal & Manges LLP (“Weil”), HNA Group’s outside U.S. counsel. A non-disclosure agreement dated December 30, 2015, which included customary stand-still and “don’t ask, don’t-waive” provisions and did not bind Ingram Micro to negotiate exclusively with HNA Group for a potential transaction, was then executed.

On December 28, 2015, Mr. Monié received an email from the chief executive officer of Party B, which was the first contact by Ingram Micro with Party B since late September. Party B indicated that Party B would need one or two more months to arrange financing for a proposal, but continued to be interested in a transaction.

On December 30, 2015, at the direction of the Board, and following consultation with the Board, Ingram Micro entered into an engagement letter dated December 28, 2015 with Morgan Stanley, pursuant to which Ingram Micro agreed to engage Morgan Stanley as its exclusive financial advisor in connection with the potential sale of Ingram Micro, on terms and conditions set forth in the engagement letter.

On December 31, 2015, Ingram Micro received a revised non-binding proposal letter dated December 30, 2015 from HNA Group, which was substantially similar to the non-binding proposal letter received from the

HNA Group on December 11, 2015, but with a revised all-cash price of $41.20 per share. Later that same day, Mr. Monié responded to HNA Group on behalf of Ingram Micro, reflecting the views expressed to Mr. Monié by the Board, stating that Ingram Micro was prepared to continue discussions with HNA Group and move forward with due diligence and negotiation of a definitive agreement with HNA Group on a non-exclusive basis, with a target signing date of February 16, 2016. Mr. Monié also updated the Board via email, and Davis Polk began drafting the merger agreement.

On January 7, 2016, Ingram Micro opened a virtual data room and provided access to it to HNA Group and its advisors.

On January 8, 2016, the chief financial officer of Party B indicated to representatives of Morgan Stanley that Party B was working towards sending a proposal to Ingram Micro in February.

Ingram Micro noticed during this time period that an Asian media source had reported that Party B was raising money to invest in a U.S. listed IT company, and that Party B would be spending 2016 raising financing to close a transaction in 2017. At subsequent meetings, Ingram Micro management raised questions regarding Party B’s reliability and discussed with the Board the concern that the media report related to a potential acquisition of Ingram Micro by Party B and, if true, that Party B may be leaking information about a potential transaction. Management also reminded the Board of an earlier discussion with the Board that, at the time of the August 2015 meeting with Party B, Party B had told the Company’s representatives that it had asked Chinese regulators to continue the suspension in trading in its stock (during a period of general sell-off on Chinese exchanges) because it was going to California to discuss a transaction with Ingram Micro, and that reports had also appeared in the Asian business press at that time to the effect that Party B was negotiating to purchase Ingram Micro.

On January 10, 2016, at the direction of Mr. Monié, Ken Beyer, Ingram Micro’s Executive Vice President, Commerce & Fulfillment Solutions, sent, through a mutual contact, a presentation to the president of Party D, a strategic investor with potentially complementary businesses located in the PRC and listed in the United States. The presentation contained an overview of Ingram Micro, and a description of potential synergies and value creation that could result from a combination of Ingram Micro with Party D. This contact followed several months of unsuccessful attempts by Ingram Micro to set up a meeting with Party D. Representatives of Morgan Stanley, at the direction of Ingram Micro’s management, had also approached the Vice Chairman of Party D in October 2015 as part of Ingram Micro’s regular strategic review process. In both January 2016 and October 2015, Party D indicated that it had no interest in a potential transaction with Ingram Micro.

Separately, on January 11, 2016, Mr. Monié and William D. Humes, Ingram Micro’s Chief Financial Officer, met with a representative from Party E, a financial sponsor, to discuss Ingram Micro’s business and Party E’s approach to equity investments. This meeting, which Ingram Micro had scheduled in December 2015, was a follow-up to a meeting arranged by representatives of Morgan Stanley between Mr. Humes and a representative of Party E, which was held in New York City on September 10, 2015 as part of Ingram Micro’s regular strategic review process, after Party E had expressed interest in a meeting to Morgan Stanley. At the January meeting, Ingram Micro explored Party E’s interest in a potential transaction. Party E expressed some interest, and noted that it typically requires approximately four to six weeks to complete diligence. Mr. Monié noted to Party E that he expected to contact Party E for further discussion and to invite Party E to engage in a process for a potential transaction following Ingram Micro’s next Board meeting, scheduled for January 14, 2016.

During the period from December 22, 2015, the last trading day prior to Mr. Tan first proposing a price of $41.20 per share to Mr. Monié at their meeting in Osaka, and January 11, 2016, the last trading day prior to diligence meetings scheduled with HNA Group for January 12, 2016, the trading price of Ingram Micro’s stock decreased by approximately 10.2%, from a closing price of $30.83 per share on December 22, 2015 to a closing price of $27.69 per share on January 11, 2016.

On January 12, 2016, management of Ingram Micro and representatives of Morgan Stanley met in Long Beach, California with Mr. Tan and other HNA Group employees, representatives of CICC and HNA Group’s other financial advisor, Bravia Capital (“Bravia”), and representatives of Deloitte M&A Transaction Services (“Deloitte”), who were providing consulting services to HNA Group in connection with a potential transaction. At the meeting, members of Ingram Micro’s senior executive team gave HNA Group and its representatives a detailed presentation on Ingram Micro’s business, including the Management Case A projections described below under the heading “—Financial Projections”. The parties also discussed various due diligence items relevant to HNA Group’s review. HNA Group also indicated at the meeting its expectation that, consistent with its proposal letter, an acquisition of Ingram Micro would be accomplished through a merger of Ingram Micro with a subsidiary of HNA Group that would be a Delaware corporation, and that HNA Group expected that Ingram Micro would continue to be managed as a separate company underneath the HNA Group.

Following the meeting, Ingram Micro’s management and representatives of Morgan Stanley attended a dinner with representatives of HNA Group, Bravia, CICC and Deloitte. Messrs. Monié and Tan were seated together for dinner, and Mr. Tan alluded to the recent decline in the trading price of Ingram Micro’s common stock and the potential for a further discussion regarding the per share value of HNA Group’s proposal. At this time, however, the parties did not continue a negotiation on price. The following day, Mr. Monié led Mr. Tan and a group of his advisors on a tour of Ingram Micro’s Mira Loma logistics facility.

In addition, following the January 12, 2016 meetings and through the end of January 2016, Ingram Micro’s management had a number of due diligence meetings with HNA Group and its advisors, both in person and via teleconference, to discuss various due diligence items, including finance, technology, Ingram Micro’s various lines of business, human resources and tax.

On January 14, 2016, Mr. Monié was contacted by a spokesman for the chief executive officer of Party B, who indicated that Party B had changed its contemplated approach to financing a potential transaction with Ingram Micro, and that such financing would be available to Party B in a shorter time frame than initially expected. Party B indicated its continued interest in a transaction, and Mr. Monié encouraged Party B to make a formal proposal. However, Mr. Monié also cautioned Party B about confidentiality in light of the recent Asian media reports, and Mr. Boyd sent Party B a draft of a non-disclosure agreement that afternoon.

Later in the day on January 14, 2016, a meeting of the Board was held telephonically with senior management and representatives of Morgan Stanley and Davis Polk. At the meeting, Ingram Micro’s management and representatives of Morgan Stanley briefed the Board on the meetings with HNA Group held during the previous days. Morgan Stanley also provided the Board with an overview of HNA Group’s most recent proposal and a revised, preliminary financial analysis. The Board also discussed HNA Group’s recent track record in international transactions and perceived ability to finance a transaction. Management also updated the Board on the status of HNA Group’s due diligence and process timeline.

In addition, management updated the Board on discussions with other parties since the last Board meeting. Based on these discussions, the Board determined that Ingram Micro should continue to conduct a targeted, multi-party process designed to assess the interest of the most likely buyer candidates, with appropriate consideration for the importance of confidentiality and avoidance of damage to Ingram Micro’s business relative to its competitors. The Board directed management and Morgan Stanley to further engage with each of Party E, Party B and Party A under non-disclosure agreements, informing such parties of the existence of a non-binding proposal to acquire Ingram Micro and gauging their interest in participating in a process for the acquisition of Ingram Micro or an alternative transaction. The Board further directed management, with the assistance of Morgan Stanley, to continue to assess whether there were other third parties who were reasonably likely to put forth credible offers for an acquisition of Ingram Micro, noting, however, that it was also critical to not let the timeline for a transaction with HNA Group be significantly compromised by such process.

Following this discussion, Davis Polk again reviewed with the Board at the meeting the Board’s fiduciary duties and process considerations in connection with a potential transaction, and Messrs. Monié and Boyd led a discussion of the principal terms of the draft merger agreement to be sent to HNA Group for review, as well as perceived closing certainty matters in light of required governmental approvals and regulatory risk.

From January 11 through 24, 2016, Ingram Micro began the process of negotiating non-disclosure agreements with Party E and Party B, and on January 14 and January 24, Ingram Micro entered into non-disclosure agreements with Party E and Party B, respectively, each on substantially similar terms and conditions as Ingram Micro’s non-disclosure agreement with HNA Group (including customary stand-still provisions in favor of Ingram Micro). During the period from January 14 through January 24, Ingram Micro and Davis Polk exchanged a number of drafts of the non-disclosure agreement with Party B and its counsel. The negotiation of the non-disclosure agreement took longer than expected due to, among other things, Party B’s desire to share Ingram Micro’s due diligence materials with Party B’s potential debt and equity investors. During negotiations on the non-disclosure agreement, Party B explained that Party F, a venture capital firm in the PRC and a potential equity partner of Party B with which Party B had previous dealings, would be assisting Party B in putting together investors and raising capital for Party B’s proposal. On January 25, Party B and Ingram Micro began discussing arrangements for a meeting before the end of the month in Orange County, California, to discuss a potential proposal and next steps and to introduce Ingram Micro to Party F.

On January 15, 2016, Messrs. Monié, Humes and Boyd spoke with a representative of Party E and informed Party E of the existence of a non-binding proposal by a strategic investor to acquire Ingram Micro at a significant premium to Ingram Micro’s current trading price. They also informed Party E of the other party’s plan to complete diligence and sign a merger agreement by mid-February. The representatives of Ingram Micro informed Party E that if Party E provided Ingram Micro with an indication of interest that reflected a narrow price range at an attractive premium and clarity on financing, the Board would consider providing Party E with access to the virtual data room quickly. Following the meeting, and at the direction of Ingram Micro, Morgan Stanley sent Party E Ingram Micro’s management presentation, which included the Management Case A projections.

On January 17, 2016, Davis Polk sent a draft of the merger agreement to Weil and Fangda Partners, HNA Group’s PRC legal advisors (“Fangda”), reflecting the Board input from the January 14, 2016 Board meeting. The draft merger agreement included, among other things, a proposed go-shop period of 30 days following entry into the merger agreement, a termination fee payable by Ingram Micro in connection with the termination of the merger agreement under certain circumstances and a reverse termination fee payable by HNA Group in connection with the termination of the merger agreement under certain circumstances, with the amount of the reverse termination fee, in U.S. dollars, to be placed in an escrow account with a U.S. bank concurrently with entry into the merger agreement.

On January 18, 2016, Mr. Monié again spoke with representatives of Party A through its head of U.S. investments. Mr. Monié informed Party A of the existence of a non-binding proposal to acquire Ingram Micro at a significant premium to the price at which Party A had expressed an interest in previous discussions, and inquired of Party A’s interest in a transaction with Ingram Micro, in light of such offer. The representative of Party A indicated, however, that given recent credit market developments, even its previous indication of interest at $33.00 per share in cash would be difficult to finance, and that Party A was not interested in a transaction above that price.

On January 19, 2016, representatives of Morgan Stanley had follow up conversations with representatives of Party E, who indicated reluctance to become involved in a process at a price that would represent a “significant premium” to Ingram Micro’s current trading price (which closed at $27.14 per share on January 15, 2016, the last full trading day prior to the meeting). On January 21, 2016, Party E spoke to representatives from Morgan Stanley again, and Party E indicated an interest in assisting or participating with Ingram Micro in other types of transactions or acquisitions in which Ingram Micro might need a financing partner, but Party E confirmed that it was not interested in a transaction to acquire Ingram Micro above a price per share in the “low $30s”.

On January 27, 2016, Bharat Bhise, President and Chief Executive Officer of Bravia, sent an email to Mr. Monié indicating that Mr. Bhise had met with Mr. Tan and other senior members of HNA Group’s board, and that he had been given full authority and asked by HNA Group to meet with Mr. Monié to negotiate certain items related to the draft merger agreement, including price (given recent market volatility), financing of the transaction, Ingram Micro’s financing structure following the merger, regulatory approvals, treatment of Ingram Micro’s unvested equity awards and retention of Ingram Micro’s employees. The meeting date was scheduled for February 5, 2016.

Also on January 27, 2016, Mr. Monié, other senior members of Ingram Micro’s management and representatives of Morgan Stanley met with Party B and a representative from Party F. The parties discussed in more detail Party B’s proposed structuring and financing of a potential transaction. Under Party B’s proposal, Parties B and F would use a special investment entity, structured as a limited partnership, to acquire Ingram Micro. The parties would then wait one year (the period required under PRC law to avoid a three-year lock-up period), and then merge Ingram Micro into Party B. Financing would consist of equity from several investors including Party B, Party F and a PRC governmental entity, and debt from a consortium of banks. Party F explained that these debt and equity investors were in the process of conducting their due diligence based on publicly available information and that committed financing from these sources was expected by March 2016. Representatives of Morgan Stanley informed Party B and Party F of the existence of another proposal at a significant premium to Ingram Micro’s current trading price, and that the party that made the proposal would likely be ready to complete its due diligence and enter into a definitive agreement with Ingram Micro in February 2016. Representatives of Morgan Stanley encouraged Party B to submit a formal proposal, addressing price and deal certainty. Party B and Party F indicated that they could send Ingram Micro a formal, non-binding proposal for an acquisition by February 5, 2016. Mr. Humes urged Party B and Party F to be ready to start due diligence during the Chinese New Year, conclude more rapidly than they were suggesting, and be prepared to begin negotiating a merger agreement concurrently with their due diligence process. At the meeting, Ingram Micro also shared with Party B and Party F the Management Case A projections and discussed Ingram Micro’s current financing arrangements. The following primary factors distinguished Party B’s and Party F’s proposal from HNA Group’s proposal:

•

while Party F had a strong track record of investments, the proposed acquisition of Ingram Micro would involve a significantly larger amount of financing than any transaction Party F had financed in the past;

•

Party F was 30% owned by a governmental entity or entities, Party B was at least partly owned by governmental entities, and Party F expressed the view that, given the degree of government ownership of Parties B and F, a transaction was likely to receive significant regulatory scrutiny, including in the United States;

•	Party B and Party F indicated that Ingram Micro should share the regulatory risk associated with a potential transaction, and that they did not believe a reverse termination fee was appropriate;

•	due to Chinese New Year, Party B and Party F had indicated that they could not begin due diligence until February 20, 2015, with an expected completion date in mid- to late March; and

•	the structure and financing of a transaction with Party B and Party F appeared complex, including because it involved many constituents and financing sources, potentially impacting deal certainty.

On January 28, 2016, Mr. Tan contacted Mr. Monié, informing Mr. Monié that Mr. Bhise had a full delegation of authority from HNA Group at the upcoming meeting with Ingram Micro, and that Mr. Bhise would be speaking on Mr. Tan’s behalf. Mr. Tan further noted HNA Group’s continued enthusiasm for the potential transaction. The next day, Mr. Bhise sent an email to Mr. Monié, setting forth an agenda for the meeting. Representatives of Davis Polk also had a conference call with representatives of Weil that evening, during which Weil noted that there would be some significant items to discuss in their forthcoming markup of the draft merger agreement, as well as at the upcoming meeting between the principals.

On January 29, 2016, the Board met to discuss the status of the process and negotiations with HNA Group, including recent indications from HNA Group that it would reopen the price discussion at the upcoming meeting on February 5. Mr. Monié outlined for the Board the agenda Mr. Bhise had proposed for the February 5 meeting, which included steps that might be taken to better ensure retention of Ingram Micro management, equity vesting, regulatory approvals, and some concept of a price adjustment mechanism. The Board discussed these issues with Mr. Monié and provided him guidance for the upcoming discussions. Ingram Micro’s management and representatives of Morgan Stanley also updated the Board on management’s recent discussions with Party A and Party E, noting that each declined to continue in a process at a price in the range of HNA Group’s proposal. Management also updated the Board on discussions with Party B and Party F, noting that a formal proposal from Party B was expected on or before February 5. Representatives of Morgan Stanley also provided an overview of Party B and Party F based on publicly available information. Following this discussion, the Board advised management and the representatives of Morgan Stanley to continue to engage in discussions with Party B and Party F, as well as HNA Group.

Also on January 29, 2016, representatives of Morgan Stanley spoke to representatives of Party B and indicated that Party B’s proposal would need to be above $35.00 per share in cash in order for it to be competitive on price.

On January 31, 2016, Davis Polk received HNA Group’s markup of the draft merger agreement from Weil. The markup removed the go-shop provisions from the draft merger agreement. The markup also, among other things, noted that the terms flagged by Mr. Bhise for discussion among the principals at the upcoming February 5, 2016 meeting were subject to negotiation, and that HNA Group was considering these provisions collectively vis-a-vis HNA Group’s structuring and financing alternatives.

Moreover, the markup and subsequent discussions with HNA Group and its advisors indicated that another party, which was later identified as Tianjin Tianhai, a Shanghai Stock Exchange listed company in the PRC, would be the acquiring company in the proposed transaction, rather than HNA Group. As a consequence, the markup further noted that approval of the merger agreement by Tianjin Tianhai’s shareholders would be a condition to Tianjin Tianhai’s obligation to complete the merger. The markup also indicated that Tianjin Tianhai’s sole and exclusive liability under the merger agreement, including in the event of a willful breach of the merger agreement, would be limited to a reverse termination fee. On the call between representatives of Davis Polk and Weil to discuss HNA Group’s markup of the draft merger agreement on February 1, 2016 referred to below, Weil further informed Davis Polk that HNA Group was an approximately 30% shareholder of Tianjin Tianhai and that, due to certain interested party rules applicable in the PRC, HNA Group and its PRC advisors were reviewing whether, under PRC law and the rules of the Shanghai Stock Exchange, HNA Group would be allowed to vote its shares of Tianjin Tianhai at Tianjin Tianhai’s shareholder meeting, and similarly whether it could deliver voting agreements in connection with Tianjin Tianhai’s shareholder meeting.

On February 1, 2016, senior members of Ingram Micro’s management met telephonically with representatives of Davis Polk and Morgan Stanley to discuss HNA Group’s markup of the draft merger agreement, including points impacting deal certainty, and Ingram Micro’s proposed responses.

On February 4, 2016, Party B and Party F (Party B’s financing partner) submitted a preliminary, non-binding proposal to acquire Ingram Micro at $36.00 per share and indicated that it could commence due diligence on February 18, 2016, with an intent to enter into a definitive agreement within four weeks thereof.

On February 5, 2016, Messrs. Monié and Humes and Scott Sherman, Ingram Micro’s Executive Vice President, Human Resources, and a representative of Morgan Stanley attended the scheduled meeting with Messrs. Bhise and Jin in Marina del Rey, California. At the meeting, Messrs. Bhise and Jin noted the significant price drop in Ingram Micro’s trading price since December, and the impact on HNA Group’s proposed price for an acquisition. HNA Group took the position that the merger consideration should reflect the same premium to Ingram Micro’s current trading price as the premium its $41.20 per share proposal reflected to Ingram Micro’s trading price on December 22, the trading day prior to the Osaka meeting at which the $41.20 per share price was first proposed by HNA Group (which would represent a revised proposal price of approximately $37.07 per share). The representatives of Ingram Micro continued to seek the highest price available. Following extensive discussion, the parties agreed to bring a revised offer price of $38.90 per share in cash to their respective boards for consideration. Mr. Bhise noted, however, that such price was subject to Ingram Micro agreeing to a merger agreement that did not contain a go-shop period. Further, the parties agreed, subject to the approval of their respective boards, to setting the termination fee at $120.0 million, and the reverse termination fee at $400.0 million, with the amount of the reverse termination fee to be deposited into a U.S. dollar escrow account with a U.S. bank in stages over a period of 60 days, with the first deposit of $200.0 million due upon entry into the merger agreement. The parties also discussed interim operating covenants, regulatory considerations for a potential transaction and other provisions of the draft merger agreement. HNA Group also indicated that it was focused on employee retention, given that Ingram Micro would continue to operate as a stand-alone company under the HNA Group. Following a discussion, HNA Group and management of Ingram Micro determined to propose that all of Ingram Micro’s unvested equity awards for executives and other employees would become payable in cash in installments through the end of 2017. The parties also discussed establishing an additional $150.0 million retention pool for Ingram Micro’s executives and other employees following closing, payable in installments from the closing of the merger through the end of 2017.

On February 7, 2016, the Board met telephonically with management, representatives of Morgan Stanley and Davis Polk and Mr. Pierson, to review the status of Ingram Micro’s negotiations with HNA Group, including the contemplated revised offer price of $38.90 in cash and the other conditions communicated with the potential revised proposal. Management updated the Board on the meeting with HNA Group’s advisors, and Davis Polk updated the Board on the status of the negotiation of the merger agreement with Weil and Fangda. Davis Polk also updated the Board on HNA Group’s proposal to have Tianjin Tianhai be the acquiring company in the merger, and the ramifications of such structure, including the requirement to obtain Tianjin Tianhai shareholder approval. Mr. Monié noted that representatives of HNA Group were confident that any such Tianjin Tianhai shareholder approval would be obtained and that Tianjin Tianhai would be able to raise the financing necessary to complete the transaction. Representatives of Davis Polk also noted that Davis Polk was continuing to negotiate for further protections against the failure to obtain Tianjin Tianhai shareholder approval, among other things. Representatives of Morgan Stanley then provided an overview of publicly available information about Tianjin Tianhai, and noted that Tianjin Tianhai was a smaller company with less financial resources than HNA Group and did not have committed financing for the transaction.

Mr. Monié also provided the Board with an update on Ingram Micro’s negotiations with Party B and Party F, and the written proposal from Party B and Party F. Management and representatives of Morgan Stanley described the complexity of Party B’s and Party F’s proposed financing structure, and noted that Party B and Party F had yet to commence in earnest their due diligence process and would be unable to begin such process until February 18. Representatives of Morgan Stanley further noted their view that with respect to price, structure and timing, HNA Group’s proposal was superior to that of Party B and Party F. The Board also considered, among other things, Party B’s and Party F’s lack of a track record comparable to HNA Group’s in U.S. public company acquisitions and that Party B’s and Party F’s proposal was less attractive than HNA Group’s proposal in terms of price and deal certainty, particularly in light of recent market volatility, potential further market headwinds, and the degree to which HNA Group’s diligence process was much further along. The Board also discussed that a transaction with Party B would likely be more complex from a regulatory standpoint given PRC governmental ownership of Party B and Party F, whereas HNA Group had informed Ingram Micro that it was not a state-owned entity. Following this discussion, the Board directed the representatives of Morgan Stanley to respond to Party B by noting that Party B was behind another bidder on price and timing, but inviting Party B to commence due diligence immediately so that Party B could improve its proposal.

On the evening of February 7, 2016, representatives of Davis Polk discussed HNA Group’s markup of the draft merger agreement and related PRC legal considerations with Ingram Micro’s PRC counsel, Haiwen & Partners (“Haiwen”). Representatives of Haiwen and Fangda held discussions on the PRC aspects of the draft merger agreement and related PRC legal issues beginning on February 10, 2016 and through the execution of the merger agreement. During these discussions, HNA Group concluded that, based on applicable PRC law, Shanghai Stock Exchange rules and HNA Group’s relationship with Tianjin Tianhai, HNA Group was an interested party with respect to the merger, and that HNA Group would not be allowed to vote at the Tianjin Tianhai shareholder meeting or deliver a voting agreement on behalf of itself or any other Tianjin Tianhai shareholder.

During this period, Davis Polk also exchanged drafts of the merger agreement with Weil and Fangda; moreover, Davis Polk and Haiwen, on the one hand, and Weil and Fangda, on the other hand, continued to negotiate the draft merger agreement. Ingram Micro also provided a draft of the disclosure schedules to the draft merger agreement to Weil for review. Ingram Micro’s management and its advisors also engaged in discussions with HNA Group and its advisors regarding the potential risks resulting from HNA Group’s inability to vote at the Tianjin Tianhai shareholder meeting or deliver voting agreements, and the desire of the Board for HNA Group to stand behind the transaction. The parties further discussed the change in structure of the transaction to one in which Tianjin Tianhai, rather than HNA Group, was Ingram Micro’s counterparty to the merger agreement, and concerns regarding Tianjin Tianhai’s ability, as a smaller company with less financial resources, to finance a transaction as compared to HNA Group, a large conglomerate with a track record of successfully completing transactions. HNA Group further noted in these discussions that due to regulatory processes in the PRC and bank “know-your-client” procedures, it was uncertain if HNA Group could make the first escrow deposit of the reverse termination fee (US$200.0 million) concurrently with a mid-February signing date.

On February 8, 2016, representatives of Morgan Stanley spoke with representatives of Party B and indicated that Ingram Micro would make a decision regarding whether and on what terms to move forward with Party B before the date that Party B proposed to begin its due diligence, February 18, 2016.

On February 10, 2016, representatives of Davis Polk again discussed the Tianjin Tianhai shareholder vote concerns with representatives of Weil and the potential for a guarantee of Tianjin Tianhai’s performance from HNA Group. Weil further indicated that the earliest HNA Group could send the initial escrow deposit would be seven business days following signing.

Later that evening, Mr. Bhise contacted Mr. Monié and offered to address Ingram Micro’s concerns by having HNA Group’s lawyers first seek a waiver of the interested party voting rules from the Shanghai Stock Exchange the following Monday, and, failing that, HNA Group would agree to enter into a guarantee in Ingram Micro’s favor pursuant to which (i) HNA Group would guarantee payment of the reverse termination fee and Tianjin Tianhai’s other payment obligations under the merger agreement and (ii) if the Tianjin Tianhai shareholder approval was not obtained, the guarantee would provide that HNA Group would have the option, but not the obligation, to assume Tianjin Tianhai’s rights and obligations under the merger agreement, as discussed further below. Shortly thereafter, Mr. Bhise indicated that HNA Group had concluded that a guarantee was the more feasible route, and a draft of a guarantee was provided to Ingram Micro by HNA Group in the early morning of February 11, 2016. Mr. Bhise also advised Mr. Monié that the other Tianjin Tianhai shareholders were supportive of the transaction.

On February 10, 2016, Party B’s financial advisor contacted Morgan Stanley, indicating that Party B could now begin its due diligence process immediately, instead of on February 18, and be in a position to enter into a definitive agreement by March 18, 2016. Party B’s financial advisor also reaffirmed Party B and Party F’s offer price of $36.00 per share in cash.

On February 11, 2016, the Board met telephonically with management, representatives of Morgan Stanley and Davis Polk and Mr. Pierson. Management updated the Board regarding the Tianjin Tianhai shareholder vote concerns, and described HNA Group’s offer of a guarantee. The Board discussed that the guarantee, as drafted by HNA Group, was a step in the right direction with respect to certainty of the payment of the reverse termination fee. However, the Board also discussed that an option in HNA Group’s favor—as compared to an obligation—to assume the merger agreement did not give Ingram Micro any certainty regarding the Tianjin Tianhai shareholder vote. Representatives of Davis Polk also highlighted for the Board that HNA Group continued to insist that Ingram Micro’s sole and exclusive remedy for Tianjin Tianhai’s (and HNA Group’s) breach of the merger agreement would be the reverse termination fee. Moreover, the staged deposits of the reverse termination fee into escrow over 60 days, together with potential difficulty in enforcing a reverse termination fee in the PRC, created additional risk that Ingram Micro would only be able to recover the then-current amount of the escrow deposit at the time of a breach. The Board considered the substantial size of the reverse termination fee (representing approximately 6.7% of the proposed aggregate merger consideration), and the fact that a substantial portion of the reverse termination fee would be deposited into escrow shortly following signing, as a substantial deterrent against HNA Group or Tianjin Tianhai breaching the merger agreement. The Board also noted the potential negative impact on HNA Group’s reputation if it purposefully breached the merger agreement. Finally, the Board discussed that it was unlikely that Tianjin Tianhai’s first escrow deposit could be made concurrently with the signing of the merger agreement, given regulatory processing time and bank closures during Chinese New Year.

The meeting then continued with an update on the status of discussions with Party B. The Board again discussed that Party B’s proposal had more regulatory risk than Tianjin Tianhai’s, that Party B was not offering to mitigate the regulatory risk through a reverse termination fee, the complexity of Party B’s financing structure and that Party B had not yet begun due diligence. Following this discussion, the Board directed management and Morgan Stanley to provide Party B with more definitive guidance on price and the Board’s desire for additional deal certainty in Party B’s offer.

Following the Board meeting, Mr. Monié responded to Mr. Bhise that an “optional” guarantee and limiting Tianjin Tianhai’s liability to the reverse termination fee was not acceptable to the Board, but that the Board would be willing, given HNA Group’s track record and reputation, to have Tianjin Tianhai’s first escrow deposit be made shortly following signing.

From February 11, 2016 through February 15, 2016, Ingram Micro and its advisors continued to negotiate open points on the draft merger agreement, disclosure schedules and guarantee with HNA Group and its advisors. During these discussions, HNA Group agreed that, pursuant to the guarantee, HNA Group would be required to assume Tianjin Tianhai’s rights and obligations under the merger agreement if the required Tianjin Tianhai shareholder approval was not obtained. However, HNA Group and Tianjin Tianhai continued to insist that their liability be capped at the amount of the reverse termination fee (including for a willful breach of the merger agreement by Tianjin Tianhai or, in the event of the HNA Group assumption, by HNA Group).

On February 13, 2016, representatives of Morgan Stanley spoke with Party B’s financial advisor and indicated that Party B’s offer continued to be inferior based on price, timing and deal certainty. Party B’s financial advisor indicated it would consider providing a revised proposal.

On February 15, 2016, the Board again met with management and its advisors. Representatives of Davis Polk updated the Board on the status of the open issues in the draft merger agreement and guarantee, discussed with the Board its fiduciary duties and summarized the process the Board had conducted in connection with a potential transaction to date, as well as the current status of discussions with Party B. The Board considered alternative options for Ingram Micro, including (i) promptly entering into the merger agreement with Tianjin Tianhai, (ii) attempting to delay Tianjin Tianhai/HNA Group while continuing to conduct a process with Party B (or other parties) or (iii) deciding not to proceed at all with a sale of Ingram Micro and continue to pursue its current strategy as a stand-alone company. Representatives of Davis Polk further discussed regulatory and other risks relating to a transaction with Tianjin Tianhai and summarized the significant terms of the current draft merger agreement and the guarantee, which agreements were close to being finalized.

The Board then discussed with management and its advisors the potential risk that Tianjin Tianhai and/or HNA Group might decide to pay the reverse termination fee and walk away from the transaction for any or no reason. The Board ultimately concluded that the reverse termination fee, the guarantee and the negative impact on HNA Group’s reputation from walking away from the transaction were sufficient deterrents, and an acceptable risk to assume in light of the substantial value that the transaction with Tianjin Tianhai presented to Ingram Micro’s stockholders. The Board then discussed the various other elements of risk in the draft merger agreement, but also that HNA Group’s offer represented a substantial premium to Ingram Micro’s stockholders, and was the alternative representing the highest value and most certainty then available. Morgan Stanley then reviewed its financial analysis with respect to the proposed acquisition by Tianjin Tianhai, noting that it was prepared to deliver a financial opinion on February 17, 2016 as to whether the consideration to be received by the holders of shares of Ingram Micro’s common stock (other than excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders, if the Board determined to enter into a definitive agreement with Tianjin Tianhai. Representatives of Morgan Stanley also noted that Party B had yet to improve its proposal above $36.00 per share, and Ingram Micro management noted that there was gathering evidence of macroeconomic uncertainty in the market.

From February 15, 2016 through the morning of February 17, 2016, representatives of Davis Polk and Weil exchanged drafts of the merger agreement, disclosure schedules and the guarantee and continued to negotiate open points.

On February 17, 2016, Ingram Micro’s Board met again with management and its advisors to consider approval of the merger and the merger agreement. Representatives of Davis Polk updated the Board on the status of the draft merger agreement and the guarantee. During the Board meeting, Morgan Stanley received an email from Party B indicating that Party B and Party F were revising their non-binding proposal to $38.00 per share. The Board discussed the revised proposal. However, the Board noted that the proposal from Party B and Party F was still below that of Tianjin Tianhai, and would be subject to due diligence and the various concerns with respect to financing, timing and deal certainty previously discussed with the Board, whereas a merger agreement on more favorable terms with Tianjin Tianhai was essentially ready to be signed and could be at risk if signing were delayed by several weeks. Accordingly, the Board determined to move ahead with its consideration of the approval of the merger with Tianjin Tianhai. Representatives of Davis Polk then reviewed the substantially final terms of the draft merger agreement, and representatives of Morgan Stanley reviewed and discussed its financial analyses of the proposed merger. Thereafter, at the request of the Board, representatives of Morgan Stanley rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Morgan Stanley’s written opinion addressed to the Board dated as of the same date) that, as of February 17, 2016 and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of shares of Ingram Micro’s common stock (other than excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders. Following further discussion among members of the Board, the Board voted unanimously to approve and adopt the merger agreement and the guarantee.

Later that day, following the closing of the U.S. stock markets, the parties finalized the merger agreement, the guarantee and related schedules, exchanged signature pages and issued a joint press release announcing the transaction.

The Recommendation of Ingram Micro’s Board and Ingram Micro’s Reasons for the Merger

Ingram Micro’s Board, by unanimous vote, has determined that it is advisable and in the best interests of Ingram Micro and its stockholders to consummate the merger and the other transactions contemplated by the merger agreement and the guarantee including, if applicable, the HNA Group assumption, and unanimously recommends that Ingram Micro’s stockholders vote FOR the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption. When you consider the Board’s recommendation, you should be aware that Ingram Micro’s directors may have interests in the merger that may be different from, or in addition to, your interests. These interests are described in “—Interests of the Company’s Directors and Executive Officers in the Merger”.

In determining that the merger and the other transactions contemplated by the merger agreement and the guarantee, including the HNA Group assumption, if applicable, are advisable and in the best interests of Ingram Micro and its stockholders, the Board consulted with management and its financial and legal advisors and considered a number of factors, including the following:

•	Merger Consideration. The Board concluded that the merger consideration of $38.90 per share in cash to Ingram Micro’s common stockholders represented an attractive valuation for Ingram Micro. This price represents a premium of: (i) 32% to the closing price of $29.42 on February 16, 2016, the last full trading day prior to the Board’s decision to enter into the merger agreement; (ii) 39% and 32%, respectively, to the average closing prices of Ingram Micro’s common stock over the 30- and 90-day periods ended February 16, 2016; and (iii) 22% to the highest closing price per share of Ingram Micro’s common stock for the 12 months prior to and including February 16, 2016. This price also represents a 6.6x Aggregate Value/2016E Adjusted EBITDA multiple (defining Adjusted EBITDA as set forth under “—Financial Projections”) and a 12.0x price/2016E non-GAAP earnings per share multiple (defining non-GAAP earnings per share as set forth under “—Financial Projections”). The Board believed that the $38.90 per share price offered by Tianjin Tianhai and the other terms offered by Tianjin Tianhai and HNA Group represented the highest value with the greatest certainty of achievement among available alternatives. The Board also considered the fact that the merger consideration is all cash, which provides certainty of value to Ingram Micro’s common stockholders compared to the uncertain value that might be available to the stockholders of Ingram Micro if Ingram Micro were to remain a stand-alone company.

•

Review of Prospects in Remaining Independent. The Board considered Ingram Micro’s financial condition, results of operations and business and earnings prospects if it were to remain independent in light of various factors, including the macroeconomic environment, Ingram Micro’s recent and anticipated operating results and the competitive dynamics of the IT distribution industry in which Ingram Micro operates. In this context, the Board determined that Tianjin Tianhai’s all-cash proposal represented near-term, substantially higher value and certainty to Ingram Micro’s stockholders relative to Ingram Micro’s prospects as a stand-alone company.

•

Sale and Negotiation Process. The Board reviewed the sale process that Ingram Micro and its advisors had conducted prior to the signing of the merger agreement, which involved contacts with five additional parties that the Board believed might have an interest in acquiring Ingram Micro, including three strategic parties. The Board also considered the negotiation process with HNA Group and Tianjin Tianhai and that the consideration reflected in the merger agreement was the highest value that was available to Ingram Micro at the time, and that there was no assurance that a more favorable opportunity would arise later.

•

Opinion of Ingram Micro’s Financial Advisor. Ingram Micro’s Board received an oral opinion from its financial advisor, Morgan Stanley, subsequently confirmed in writing, that, as of February 17, 2016, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of shares of Ingram Micro’s common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion is attached to this proxy statement as Annex C and is incorporated by reference in this proxy statement in its entirety. The opinion of Morgan Stanley is more fully described below in the subsection entitled “—Opinion of Ingram Micro’s Financial Advisor”.

•

Terms of the Merger Agreement. The Board considered the terms of the merger agreement and the guarantee, including the parties’ respective representations, warranties and covenants, the conditions to their respective obligations to complete the merger and their ability to terminate the merger agreement. The Board also noted that the merger agreement permits Ingram Micro and the Board to respond to a competing proposal that the Board has determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, is or could reasonably be expected to lead to a superior proposal, subject to certain restrictions imposed by the merger agreement and the requirement that Ingram Micro pay Tianjin Tianhai a $120.0 million termination fee in the event that Ingram Micro terminates the merger agreement to accept a superior proposal, and allows the Board to make an adverse recommendation change in accordance with the Board’s fiduciary duties, subject to certain restrictions imposed by the merger agreement and the requirement that Ingram Micro pay Tianjin Tianhai a $120.0 million termination fee in the event that Tianjin Tianhai terminates the merger agreement in connection with such adverse recommendation change. The Board noted that the termination fee and related provisions of the merger agreement are customary for transactions of this size and type and would not be preclusive of a topping bid. The Board considered that the $120.0 million termination fee, which amounts to 2% of the equity value of Ingram Micro based on the merger consideration, was reasonable, in light of the process conducted by the Board with the assistance of Ingram Micro management and its advisors.

•

The Tianjin Tianhai Termination Fee and Deposit Escrow. The Board considered that the merger agreement provides that, in the event of a failure of the merger to be completed under certain circumstances, including due to the failure to obtain certain regulatory approvals, Ingram Micro is entitled to receive a reverse termination fee of up to $400 million from Tianjin Tianhai, and that the amount of such Tianjin Tianhai termination fee was required to be deposited in U.S. dollars into an escrow account with a U.S. bank in installments over a two-month period following execution of the merger agreement.

•

The Guarantee Provided by HNA Group. The Board considered the guarantee provided by HNA Group in favor of Ingram Micro, pursuant to which HNA Group has guaranteed to Ingram Micro complete payment and performance of Tianjin Tianhai’s obligation to pay the merger consideration at the closing of the merger (subject to the Tianjin Tianhai termination fee being Tianjin Tianhai’s maximum aggregate liability for breach of the merger agreement), the Tianjin Tianhai termination fee, if and when payable and certain other amounts that may be owed by Tianjin Tianhai to Ingram Micro under the merger agreement. In addition, the Board considered that, pursuant to the guarantee, HNA Group has agreed to assume the rights and obligations of Tianjin Tianhai under the merger agreement in the event that the Tianjin Tianhai shareholder approval is not obtained, becomes invalid or is no longer effective or otherwise fails to satisfy the related condition in the merger agreement to the obligation of Tianjin Tianhai to consummate the merger (subject to the Tianjin Tianhai termination fee being HNA Group’s maximum aggregate liability for breach of the merger agreement).

•

Likelihood of Closing. The Board considered the relatively limited nature of the closing conditions included in the merger agreement, including the absence of any financing-related closing condition and the likelihood that the merger will be approved by the requisite regulatory authorities and Ingram Micro’s stockholders. The Board also considered HNA Group’s and its affiliates’ track record of successfully completing a number of recent, significant all-cash acquisitions.

The Board also identified and considered a number of countervailing factors and risks to Ingram Micro and its stockholders relating to the merger and the merger agreement, including the following:

•

Potential Inability to Complete the Merger. The Board considered the possibility that the merger may not be completed and the potential adverse consequences to Ingram Micro if the merger is not completed, including the potential loss of customers, vendors, suppliers and employees, reduction of value offered by others to Ingram Micro in a future business combination and erosion of customer, vendor, supplier and employee confidence in Ingram Micro.

•

No Participation in Future Growth. The Board considered the fact that, because Ingram Micro’s stockholders will be receiving a fixed amount of cash for their stock, they will not be compensated for any increase in the value of Ingram Micro or Tianjin Tianhai during the pre-closing period or following the closing.

•

Limitation of Tianjin Tianhai’s and HNA Group’s Liability. The Board considered the fact that Ingram Micro’s legal remedy in the event of breach of the merger agreement (whether willfully, intentionally, unintentionally or otherwise) by Tianjin Tianhai or its merger subsidiary or, in the case of an assumption of the merger agreement by HNA Group pursuant to the guarantee, the HNA Group, is limited to receipt of the Tianjin Tianhai termination fee, and Ingram Micro may not be entitled to the Tianjin Tianhai termination fee at all in certain circumstances.

•

Closing Conditions. The Board considered the fact that, while the merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the merger will be satisfied or waived, including obtaining the Tianjin Tianhai shareholder approval at the Tianjin Tianhai shareholders’ meeting, at which HNA Group will not be entitled to vote its shares in Tianjin Tianhai and for which neither HNA Group nor any other shareholders of Tianjin Tianhai provided voting agreements. The Board also considered that, in the event the merger agreement is assumed by HNA Group pursuant to the guarantee, the regulatory approval process required to complete the merger may need to restart and the closing of the merger may therefore be significantly delayed.

•

Lack of Financial Information about Tianjin Tianhai and HNA Group, and No Commitment Letters. The Board considered the lack of publicly available financial information regarding Tianjin Tianhai and HNA Group, including with respect to their available financial resources to complete the merger, and the fact that Tianjin Tianhai did not have committed debt or equity financing to complete the merger at the time of the execution of the merger agreement.

•

Interim Operating Covenants. The Board considered the limitations imposed in the merger agreement on the conduct of Ingram Micro’s business during the pre-closing period, its ability to solicit and respond to competing proposals and the ability of the Board to change or withdraw its recommendation of the merger.

•	Taxability. The Board considered that the merger will be a taxable transaction to Ingram Micro’s stockholders.

•

Interests of Ingram Micro’s Directors and Executive Officers. The Board considered the interests of Ingram Micro’s directors and executive officers that are different from, or are in addition to, the interests of Ingram Micro’s stockholders generally, as described in the section entitled “—Interests of the Company’s Directors and Executive Officers in the Merger”.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the complexity and wide variety of factors considered, the Board did not find it useful to and did not attempt to quantify, rank or otherwise assign weights to these factors. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Board conducted an overall analysis of the factors described above, including discussions with Ingram Micro’s management and its financial and legal advisors. In considering the factors described above, individual members of the Board may have given different weights to different factors.

Interests of the Company’s Directors and Executive Officers in the Merger

Stockholders should be aware that Ingram Micro’s executive officers and directors are subject to agreements or arrangements that may provide them with interests that differ from, or are in addition to, those of stockholders generally. In particular, as further described below, (i) all unvested equity awards held by non-employee members of the Board will accelerate in full and be payable upon the consummation of the merger, (ii) Ingram Micro’s executive officers will become eligible to receive payment for a portion of the unvested equity awards they hold upon the consummation of the merger, with the remainder payable following vesting between the consummation of the merger and December 2017 and (iii) Ingram Micro’s executive officers are entitled to certain benefits if they are involuntarily terminated without cause or for good reason within certain periods before or following the consummation of the merger.

The Board was aware of these agreements and arrangements during its deliberations of the merits of the merger agreement and in determining the recommendation set forth herein.

Executive Officers and Directors

Ingram Micro’s executive officers and directors as of the date hereof are:

Name	Position
Alain Monié	Chief Executive Officer and Director
William D. Humes	Chief Financial Officer
Larry C. Boyd	Executive Vice President, Secretary and General Counsel
Shailendra Gupta	Executive Vice President Mobility & Global Group President
Scott Sherman	Executive Vice President, Human Resources
Paul Read	Former President and Chief Operating Officer
Howard I. Atkins	Director
David A. Barnes	Director
Leslie Stone Heisz	Director
John R. Ingram	Director
Dale R. Laurance	Director (Chairman of the Board)
Linda Fayne Levinson	Director
Scott A. McGregor	Director
Carol G. Mills	Director
Wade Oosterman	Director

Consideration Payable for Shares Held Pursuant to the Merger Agreement

The executive officers and directors of Ingram Micro who hold shares at the closing of the merger will be eligible to receive the same merger consideration as the other Ingram Micro stockholders with respect to each outstanding share held. The executive officers and directors of Ingram Micro held, in the aggregate, 1,018,880 shares of Ingram Micro common stock (or approximately 0.7% of all outstanding shares) as of April 2, 2016, excluding shares issuable upon exercise of options to purchase shares or subject to outstanding restricted stock units, which are discussed below.

The table below sets forth the number of shares held by the executive officers and directors of Ingram Micro as of the end of the first quarter of the 2016 fiscal year (April 2, 2016), excluding shares issuable upon exercise of options to purchase shares or subject to outstanding restricted stock units, and the value (at $38.90 per share) they would receive for those shares upon consummation of the merger.

Name	Number of Shares Owned	Consideration for Shares Owned ($)
Executive Officers
Alain Monié	225,332	8,765,414.80
William D. Humes	106,819	4,155,259.10
Shailendra Gupta	84,657	3,293,157.30
Larry C. Boyd	67,890	2,640,921.00
Scott Sherman	—	—
Paul Read	7,096	276,034.40

Name	Number of Shares Owned	Consideration for Shares Owned ($)
Directors
Dale R. Laurance	73,549	2,861,056.10
Howard I. Atkins	63,604	2,474,195.60
David A. Barnes	7,902	307,387.80
Leslie S. Heisz	17,373	675,809.70
John R. Ingram	262,612	10,215,606.80
Linda Fayne Levinson	59,304	2,306,925.60
Scott A. McGregor	35,132	1,366,634.80
Carol G. Mills	7,610	296,029.00
Wade Oosterman	—	—
All Executive Officers and Directors as a Group (15 persons)	1,018,880	39,634,432.00

The above table does not reflect acquisitions and dispositions of shares by executive officers or directors subsequent to April 2, 2016, including any shares issued upon exercise of options to purchase shares or upon settlement of restricted stock units, which are discussed below.

Consideration Payable for Equity Awards Pursuant to the Merger Agreement

Vested Equity Awards. As described below under “The Merger Agreement—Treatment of Options, Restricted Stock Units, Restricted Shares and Other Equity Awards in the Merger”, the merger agreement provides that, at the effective time, (i) each of Ingram Micro’s fully vested options will be cashed out for an amount equal to the excess, if any, of the merger consideration over the per share exercise price of such option, and (ii) each of Ingram Micro’s fully vested restricted stock units will be cashed out for an amount equal to the merger consideration. All unvested awards held by Ingram Micro’s non-employee directors will vest in full at the effective time.

The table below sets forth the number of vested in-the-money Ingram Micro stock options and restricted stock units (and, for Ingram Micro’s non-employee directors, those that will accelerate at the closing of the merger) held by each executive officer and director as of April 2, 2016, and the corresponding payment to which the holder will be entitled, assuming each such option and restricted stock unit remains outstanding at or immediately prior to the effective time of the merger.

Name	Number of Accelerating Restricted Stock Units or Stock Awards	Number of Vested Unreleased Restricted Stock Units	Number of Vested Options	Number of Accelerating Options	Weighted Average Exercise Price of In-the- Money Options ($)	Cash Consideration for Vested and Accelerating Options and Restricted Stock Units ($)
Executive Officers
Alain Monié	—	—	996,880	—	26.125	12,735,200
William D. Humes	—	—	15,020	—	27.960	164,319
Shailendra Gupta	—	—	—	—	—	—
Larry C. Boyd	—	—	30,957	—	19.666	595,413
Scott Sherman	—	—	—	—	—	—
Paul Read	—	—	23,108	—	27.960	252,802

Name	Number of Accelerating Restricted Stock Units or Stock Awards	Number of Vested Unreleased Restricted Stock Units	Number of Vested Options	Number of Accelerating Options	Weighted Average Exercise Price of In-the- Money Options ($)	Cash Consideration for Vested and Accelerating Options and Restricted Stock Units ($)
Directors
Dale R. Laurance	15,071	197,650	—	—	—	8,274,847
Howard I. Atkins	4,354	17,446	—	—	—	848,020
David A. Barnes	5,593	—	1,233	3,700	29.860	262,162
Leslie S. Heisz	4,354	44,461	—	—	—	1,898,904
John R. Ingram	4,354	—	69,030	—	18.955	1,546,164
Linda Fayne Levinson	4,354	—	11,652	—	19.070	400,426
Scott A. McGregor	4,354	—	—	—	—	169,371
Carol G. Mills	4,354	—	—	—	—	169,371
Wade Oosterman	7,703	20,408	—	—	—	1,093,518
All Executive Officers and Directors as a Group (15 persons)	54,491	279,965	1,147,880	3,700	25.527	28,410,515

Unvested Equity Awards. As described below under “The Merger Agreement—Treatment of Options, Restricted Stock Units, Restricted Shares and Other Equity Awards in the Merger”, the merger agreement provides that, at the effective time, each of Ingram Micro’s unvested options, restricted stock units and restricted share awards will be canceled pursuant to the terms of Ingram Micro’s equity plan. The holder of such a canceled unvested award will become eligible to receive a cash amount equal to the per share merger consideration less, in the case of options, the per share exercise price, with 25% of such cash amount paid upon consummation of the merger, and the remaining amount payable in installments pursuant to a vesting schedule that will end no later than December 31, 2017, subject to meeting the vesting requirements and any other existing termination provisions in employee award agreements. Any of Ingram Micro’s restricted stock units that remain subject to the achievement of performance metrics at the effective time of the merger will be deemed to have been achieved at target as of the effective time.

The table below sets forth the number of unvested Ingram Micro stock options and restricted stock units (including performance units at 100% of target or the levels actually achieved for the performance period that ended and subsequently will vest in June 2016) held by each executive officer as of April 2, 2016 that will be canceled, and the corresponding cash payment to which the holder will be entitled, assuming the holder meets the post-closing vesting conditions. As described above, 25% of the following cash payment will be payable upon closing of the merger, and the remaining amount payable following vesting between the consummation of the merger and December 2017, subject to continued employment.

Name	Number of Unvested Restricted Stock Units	Number of Unvested Options	Weighted Average Exercise Price of In- the-Money Canceled Options ($)	Total Potential Cash Payment ($) (1)
Executive Officers
Alain Monié	518,376	846,441	26.596	30,579,608
William D. Humes	152,227	75,983	27.386	6,796,530
Shailendra Gupta	88,182	55,240	27.328	5,569,529
Larry C. Boyd	54,634	33,886	27.329	2,517,347
Scott Sherman	14,254	55,268	26.272	1,252,417
Paul Read	183,321	138,100	27.328	11,229,300
All Executive Officers as a Group (6 persons)	1,010,994	1,204,918	26.769	57,944,731

(1)	Includes special performance equity-based awards granted in February 2015 to Mr. Read and Mr. Gupta of $2.5 million and $1.5 million, respectively. Upon the achievement of a 2016 EPS target, these awards would convert to restricted stock units, but the number of such units is not yet determinable and so are not included in the number of “unvested restricted stock units”.

In addition, in June 2016, Ingram Micro expects to make its annual grants under the long-term incentive plan to its executive officers, which amounts have not yet been determined and are not reflected in the tables and discussions above.

Change in Control Severance Benefits for Executive Officers

Pursuant to Ingram Micro’s Executive Change in Control Severance Plan (the “change in control policy”), certain employees of Ingram Micro will receive severance benefits upon qualified terminations of employment within six months prior to or 24 months following a change of control of Ingram Micro, such as the consummation of the proposed merger. Each of Ingram Micro’s executive officers is a participant in this plan. Accordingly, if an Ingram Micro executive officer is terminated without “cause”, or resigns for “good reason”, within six months prior to or 24 months following the merger, the executive officer will be entitled to the following benefits, subject to executing and not revoking a general release of claims:

•

a cash lump sum payment equal to the sum of his or her annual base salary and target annual bonus, multiplied by (i) two-and-one-half (2.5) for the Chief Executive Officer and (ii) two (2) for each other executive officer;

•	a cash lump sum payment equal to his or her target annual bonus, prorated for the number of days elapsed in the calendar year (defined as 365 days) in which the qualified termination occurs;

•	a cash lump sum payment representing one year of health coverage premiums;

•	outplacement benefits of up to $50,000; and

•

accelerated vesting of all of such executive officer’s outstanding equity-based awards, including stock options and restricted stock units, including the cash payment described above under “—Consideration Payable for Equity Awards Pursuant to the Merger Agreement—Unvested Equity Awards”.

Under the change of control policy, “cause” means:

•	willful and continued failure to perform substantially his or her duties to Ingram Micro (other than as a result of incapacity due to physical or mental illness);

•	the willful engaging in illegal conduct or misconduct (including fraud, embezzlement, theft or dishonesty or material violation of any code of conduct of Ingram Micro);

•	commission of a felony; or

•	material breach of any restrictive covenants with Ingram Micro.

Under the change of control policy, “good reason” for Ingram Micro’s executive officers generally means the occurrence of any of the following events:

•	a material diminution in base salary, other than an across-the-board reduction applicable to all executive officers of not more than 10%;

•	a reduction in individual annual target bonus opportunity, other than an across-the-board reduction applicable to all executive officers of not more than 10%;

•	a material diminution in authority, duties, or responsibilities, or a material adverse change in reporting relationship;

•

any requirement of Ingram Micro that such executive officer be based anywhere more than 50 miles from his or her primary office location and in a new office location that is a greater distance from his or her principal residence; or

•	the failure of any successor (including Tianjin Tianhai pursuant to the merger) to expressly assume and agree to perform the change of control policy.

However, a termination for “good reason” under the change of control policy shall not have occurred unless Ingram Micro was provided written notice of the executive officer’s intention to terminate employment within 90 days after the occurrence of the event, Ingram Micro has failed to cure within 30 days after receipt of such notice, and the executive officer terminates employment within six months of the end of such 30-day period.

Compensation Proposal

The following table sets forth the golden parachute compensation potentially payable to or realizable by the named executive officers in connection with the merger based on compensation and benefits in effect as of April 2, 2016 and assuming the triggering event occurred on April 2, 2016. The benefits in the following table reflect (i) the double-trigger benefits that will apply if the termination events described above under “—Change in Control Severance Benefits for Executive Officers” apply and the applicable named executive officer executes and does not revoke a general release of claims and (ii) the 25% cash payment to be paid at closing as described above under “—Consideration Payable for Equity Awards Pursuant to the Merger Agreement—Unvested Equity Awards”. In addition, in June 2016, Ingram Micro expects to make its annual grants under the long-term incentive plan to its executive officers, which amounts have not yet been determined and are not reflected in the following table.

Golden Parachute Compensation

Name	Cash (1) ($)	Equity (2) ($)	Perquisites/Benefits (3) ($)	Total (4) ($)
Alain Monié	6,632,192	30,579,608	62,782	37,274,582
William D. Humes	2,750,008	6,796,530	80,812	9,627,350
Shailendra Gupta	2,222,758	5,569,529	83,744	7,876,031
Larry C. Boyd	1,519,091	2,517,347	71,433	4,107,871
Scott Sherman	1,592,616	1,252,417	68,157	2,913,190
Paul Read	3,127,274	11,229,300	66,468	14,423,042

(1)	Under the change of control policy, in the event of a qualified termination within six months prior to or 24 months following a change of control, the individual will receive (a) a cash lump sum payment equal to the sum of his or her annual base salary and target annual bonus, multiplied by (i) two-and-one-half (2.5) for the Chief Executive Officer and (ii) two (2) for each other executive officer, and (b) a cash lump sum payment equal to his or her target annual bonus, prorated for the number of days elapsed in the calendar year in which the qualified termination occurs. Mr. Gupta’s actual salary is S$875,500 which has been converted to USD using SDG to USD at 0.7095 exchange rate as of December 31, 2015.

(2)	This amount reflects the total cash payment to be paid to holders of canceled unvested equity awards as described under “—Consideration Payable for Equity Awards Pursuant to the Merger Agreement—Unvested Equity Awards” above and assume performance units are payable at 100% of target or the levels actually achieved for the performance period that ended and subsequently will vest in June 2016. 25% of the cash payment will be paid at closing. The remainder will be paid subject to post-closing vesting conditions, but will be paid if the individual becomes eligible for severance under the change of control policy.

(3)

Under the change of control policy, in the event of a qualifying termination within six months prior to or 24 months following a change of control, each executive officer is entitled to (a) a cash lump sum payment representing 12 months of the annualized cost of the premiums required for continuation of Ingram Micro-sponsored medical, dental and vision insurance benefits, and (b) outplacement benefits of up to $50,000.

(4)	Under the change of control policy, amounts are subject to reduction in the event the executive officer would be subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), if the executive officer would be better off on an after-tax basis being cut back than paying the excise tax. This table assumes no such reductions are required. There are no tax gross-ups under the change of control policy.

Ingram Micro Board of Directors Following the Merger

Following the merger, and pursuant to the terms of the merger agreement, the members of the Board will be replaced by the board of directors of merger sub and will not hold any directorships with merger sub or Tianjin Tianhai.

Indemnification and Insurance

The merger agreement provides that for a period of six years after the effective time of the merger, Tianjin Tianhai will cause the surviving corporation to indemnify and hold harmless Ingram Micro’s present and former officers, directors, employees and agents with respect to acts or omissions occurring at or prior to the effective time of the merger, to the fullest extent permitted by law or provided under Ingram Micro’s certificate of incorporation and bylaws in effect on the date of the merger agreement. In addition, for six years after the effective time of the merger, Tianjin Tianhai will cause to be maintained in effect provisions in Ingram Micro’s certificate of incorporation and bylaws regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the merger agreement.

The merger agreement further provides that, prior to the effective time, Ingram Micro will, or, if Ingram Micro is unable to, Tianjin Tianhai will cause the surviving corporation to, obtain and fully pay the premiums for six-year “tail” officers’ and directors’ liability insurance policies from an insurance carrier with the same or better credit rating as Ingram Micro’s current insurance carrier and with terms, conditions, retentions and limits of liability that are no less favorable than as provided in Ingram Micro’s existing policies as of the date of the merger agreement and covering claims arising from facts, events, acts or omissions that occurred at or prior to the effective time of the merger. If Ingram Micro or the surviving corporation fails to purchase these “tail” policies as of the effective time, the surviving corporation will maintain, for a period of at least six years, Ingram Micro’s officers’ and directors’ liability insurance policies with Ingram Micro’s current insurance carrier or with an insurance carrier with the same or better credit rating as Ingram Micro’s current insurance carrier with respect to the officers’ and directors’ liability insurance policies with terms, conditions, retentions and limits of liability that are substantially similar to the coverage provided under the Company’s existing policies as of the date of the merger agreement, or the surviving corporation will purchase from Ingram Micro’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to officers’ and directors’ liability insurance policies comparable policies for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in Ingram Micro’s existing policies as of the date of the merger agreement, provided that Tianjin Tianhai and the surviving corporation will not be required to (and the Company may not) expend in excess of 300% of the current per annum amount paid by Ingram Micro for such existing insurance and provided further that if the aggregate premiums of such insurance coverage exceed such amount, the surviving corporation will obtain a policy with the greatest coverage available, with respect to matters occurring prior to the effective time, for a cost not exceeding 300% of the aggregate annual premium under the Company’s current policies.

Opinion of Ingram Micro’s Financial Advisor

Ingram Micro retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with the possible sale of Ingram Micro. Ingram Micro’s Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in Ingram Micro’s industry, and its knowledge of Ingram Micro’s business and affairs. At the meeting of Ingram Micro’s Board on February 17, 2016, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of February 17, 2016, and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the merger consideration to be received by the holders of shares of our common stock (other than excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Morgan Stanley, dated as of February 17, 2016, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex C and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to our Board, in its capacity as such, and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of our common stock (other than excluded shares) pursuant to the merger agreement as of the date of the opinion and does not address any other aspects or implications of the merger or related transactions. It was not intended to, and does not, constitute advice or a recommendation as to how our stockholders should vote at any stockholders’ meeting that may be held in connection with the merger or whether the stockholders should take any other action in connection with the merger. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Ingram Micro;

•	reviewed certain internal financial statements and other financial and operating data concerning Ingram Micro;

•	reviewed certain financial projections prepared by the management of Ingram Micro;

•	discussed the past and current operations and financial condition and the prospects of Ingram Micro with our senior executives;

•	reviewed the reported prices and trading activity for Ingram Micro’s common stock;

•

compared Ingram Micro’s financial performance and the prices and trading activity of Ingram Micro’s common stock with that of certain other publicly-traded companies comparable with Ingram Micro and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of Ingram Micro, HNA Group and Tianjin Tianhai and their financial and legal advisors;

•

reviewed the merger agreement, substantially in the form of the draft dated February 17, 2016, the draft guarantee from HNA Group in favor of Ingram Micro substantially in the form of the draft dated February 16, 2016, and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Ingram Micro, and which formed a substantial basis for its opinion. Morgan Stanley further relied upon the assurances of Ingram Micro’s management that Ingram Micro was not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Ingram Micro’s management of the future financial performance of Ingram Micro. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions and that the definitive merger agreement would not differ in any material respect from the draft furnished to Morgan Stanley. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Ingram Micro and Ingram Micro’s legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to be paid to any of Ingram Micro’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Ingram Micro’s common stock in the merger. Morgan Stanley did not make any independent valuation or appraisal of Ingram Micro’s assets or liabilities, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market, and other conditions as in effect on, and the information made available to Morgan Stanley as of, February 17, 2016. Events occurring after February 17, 2016 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated February 17, 2016 to Ingram Micro’s Board. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 16, 2016, the last full trading day prior to the meeting of Ingram Micro’s Board to approve and adopt the merger agreement, declare the advisability of the merger agreement and approve the transactions contemplated thereby, including the merger. The various analyses summarized below were based on the closing price of $29.42 per share of Ingram Micro’s common stock as of February 16, 2016 (the last full trading day prior to the meeting of Ingram Micro’s Board to approve and adopt the merger agreement, declare the advisability of the merger agreement and approve the transactions contemplated thereby, including the merger), and are not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.

In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon the Projections provided by our management and referred to below as the “management cases”. These financial projections are more fully described below under the section entitled “—Financial Projections” beginning on page 55.

Public Trading Comparables Analysis

Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Ingram Micro with comparable publicly available consensus equity analyst research estimates for selected companies that share similar business characteristics and have certain comparable operating characteristics including, among other things, similar revenue growth rates, operating margins, profitability and/or other similar operating characteristics (these companies are referred to as the comparable companies). These comparable companies were the following:

•	Arrow Electronics

•	Avnet, Inc.

•	Datatec Limited

•	Esprinet S.p.A.

•	Scansource, Inc.

•	SYNNEX Corporation

•	Tech Data Corporation

For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value, which Morgan Stanley defined as fully-diluted market capitalization plus total debt, plus non-controlling interest, less cash and cash equivalents, to adjusted EBITDA, which, for purposes of this analysis, Morgan Stanley defined as net income excluding net interest expense, income tax expense and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation, as well as the ratio of price to earnings, which Morgan Stanley defined as the ratio of price per share to estimated earnings per share (“EPS”), for calendar years 2015 and 2016, of Ingram Micro and each of these comparable companies based on publicly available financial information compiled by Thomson Reuters for comparison purposes. For the purposes of this analysis and where noted for the other analyses described below, Morgan Stanley utilized a publicly available Wall Street Research report made available in Q4 of 2015 to obtain 2016 adjusted EBITDA and EPS estimates, which is referred to below as the street case. Morgan Stanley used publicly available information for Ingram Micro for this analysis for enhanced comparison with the comparable companies.

Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of adjusted EBITDA and price to earnings multiples and applied these ranges of multiples to the estimated relevant metric for Ingram Micro. For purposes of this analysis, Morgan Stanley utilized publicly available estimates of adjusted EBITDA, and price as a multiple of earnings, prepared by equity research analysts, available as of February 16, 2016 (the last full trading day prior to the meeting of our Board to approve and adopt the merger agreement, declare the advisability of the merger agreement and approve the transactions contemplated thereby, including the merger).

Based on the outstanding shares of Ingram Micro’s common stock on a fully-diluted basis (including outstanding options, restricted stock awards and restricted stock units) as of January 2, 2016 (the latest information available at the time of calculation), Morgan Stanley calculated the estimated implied value per share of Ingram Micro’s common stock as of February 16, 2016 as follows:

Calendar Year Financial Statistic	Selected Comparable Company Multiple Ranges	Implied Value Per Share of Company Common Stock ($)
Street Case
Aggregate Value to Estimated 2016 Adjusted EBITDA	4.5x – 7.0x	26.00 – 41.00
Price to Estimated 2016 Earnings	8.0x – 12.0x	26.00 – 39.00

No company utilized in the public trading comparables analysis is identical to Ingram Micro. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Ingram Micro’s control. These include, among other things, the impact of competition on Ingram Micro’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Ingram Micro and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of equity values per share for Ingram Micro’s common stock based on a discounted cash flow analysis to value Ingram Micro as a stand-alone entity. Morgan Stanley utilized estimates from each of the management cases for purposes of its discounted cash flow analysis, as more fully described below. The management case projections are more fully described below under the section entitled “—Financial Projections” beginning on page 55.

Morgan Stanley first calculated Ingram Micro’s estimated unlevered free cash flow, which Morgan Stanley defined as adjusted EBITDA, less estimated stock-based compensation expense, capital expenditures and provision for income taxes, plus decreases in (or less increases in) working capital. The management case estimates through 2018 were based on the Projections prepared by Ingram Micro’s management, and the estimates for calendar years 2019 and 2020 were developed by an extrapolation of 2018 estimates. Based on these Projections and extrapolations, Morgan Stanley calculated the unlevered free cash flows for Ingram Micro for the years 2016 through 2020 and Ingram Micro’s terminal revenue and adjusted EBITDA in the year 2020. Morgan Stanley then estimated Ingram Micro’s undiscounted terminal value by applying a representative range of terminal value to adjusted EBITDA multiples of 4.5x to 6.0x, which were selected based on its analysis and upon the application of its professional judgment and experience, to the estimated terminal value of Ingram Micro’s adjusted EBITDA.

The unlevered free cash flows and terminal values were discounted to present values as of February 16, 2016 (the last full trading day prior to the meeting of Ingram Micro’s Board to approve and adopt the merger agreement, declare the advisability of the merger agreement and approve the transactions contemplated thereby, including the merger) at rates of 6.2%, 7.0%, and 7.8%, which range of discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect Ingram Micro’s estimated weighted average cost of capital.

Based on the outstanding shares of Ingram Micro common stock on a fully-diluted basis (including outstanding options, restricted stock awards and restricted stock units) and Ingram Micro’s net debt as of January 2, 2016 (the latest information available at the time of calculation), Morgan Stanley calculated the estimated implied value per share of Ingram Micro’s common stock as of February 16, 2016 as follows:

	Selected Terminal Value Multiple Ranges	Implied Value Per Share of Company Common Stock ($)
Management Case A	4.5x – 6.0x	38.50 – 48.50
Management Case B	4.5x – 6.0x	37.00 – 46.50
Management Business Cycle Case	4.5x – 6.0x	33.50 – 41.75

In early April 2016, subsequent to the rendering of its opinion to Ingram Micro’s Board, Morgan Stanley determined and informed Ingram Micro’s management that the range of implied value per share of Ingram Micro common stock for the Management Business Cycle Case shown in the table immediately preceding this sentence should have been $33.00 – $41.25, rather than the stated $33.50 – $41.75. Such difference does not in any manner affect or alter the opinion of Morgan Stanley rendered to Ingram Micro’s Board. On April 8, 2016, Ingram Micro’s management informed the Board of the foregoing.

Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of the company’s estimated future earnings. The resulting equity value is subsequently discounted to arrive at an estimate of the implied present value for such company’s potential future equity value. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share of common stock on a stand-alone basis for each management case and for the street case. To calculate these present equity values, Morgan Stanley used fiscal year 2018 EPS estimates from each of the management cases to calculate Ingram Micro’s estimated 2018 equity value under each of the management cases. In addition, Morgan Stanley calculated an estimated 2018 equity value under the street case by extrapolating an estimate of 2018 EPS from the street case EPS estimate for calendar year 2016. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of price to earnings multiples of 8.0x to 12.0x to these 2018 EPS estimates to calculate 2018 equity value under each management case and the street case, and then applied a discount rate of 7.8% to each 2018 equity value, which rate was selected based on Ingram Micro’s estimated cost of equity.

The following table summarizes Morgan Stanley’s analysis:

Calendar Year 2018 EPS	Comparable Company Representative Multiple Range	Implied Present Value Per Share of Company Common Stock ($)
Management Case A	8.0x – 12.0x	25.75 – 38.75
Management Case B	8.0x – 12.0x	24.25 – 36.50
Management Business Cycle Case	8.0x – 12.0x	17.00 – 25.50
Street Case	8.0x – 12.0x	23.00 – 34.50

Precedent Transactions Analysis

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premia of selected transactions. Morgan Stanley compared publicly available statistics for select technology distributor transactions occurring between 2004 and February 16, 2016 (the last full trading day prior to the meeting of Ingram Micro’s Board to approve and adopt the merger agreement, declare the advisability of the merger agreement and approve the transactions contemplated thereby, including the merger). Morgan Stanley selected such comparable transactions because they shared certain characteristics with the merger, most notably because they were similar IT distribution transactions. The following is a list of the technology distributor transactions reviewed:

Selected Technology Distributor Transactions (Target / Acquiror)

•	BrightPoint, Inc. / Ingram Micro Inc.

•	Bell Microproducts Inc. / Avnet, Inc.

•	Abacus Group PLC / Avnet, Inc.

•	Horizon Group PLC / Avnet, Inc.

•	CDW Corp. / Madison Dearborn Partners LLC

•	Agilysys KeyLink Systems Group / Arrow Electronics, Inc.

•	Memec Group Holdings Limited / Avnet, Inc.

•	Tech Pacific / Ingram Micro Inc.

For the transactions listed above, Morgan Stanley noted the multiple of aggregate value of the transaction to last 12 months estimated adjusted EBITDA, based on publicly available information as of February 16, 2016 (the last full trading day prior to the meeting of Ingram Micro’s Board to approve and adopt the merger agreement, declare the advisability of the merger agreement and approve the transactions contemplated thereby, including the merger).

Morgan Stanley also reviewed 50 select precedent transactions occurring between 2011 and February 9, 2016 which involved U.S. publicly-listed companies in the technology sector and had a transaction value of greater than $1 billion and all-cash consideration. For these transactions, Morgan Stanley noted the distributions of the following financial statistics, where available: (1) the implied premium to the acquired company’s closing share price on the last trading day prior to announcement (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news); (2) the implied premium to the acquired company’s 30-trading-day average closing share price prior to announcement (or the last 30-trading-day average closing share price prior to the share price being affected by acquisition rumors or similar merger-related news); and (3) the implied premium to the acquired company’s last 52-week high share price prior to announcement (or the last 52-week high share price prior to the share price being affected by acquisition rumors or similar merger-related news).

Based on its analysis of the relevant metrics and time frame for each of the transactions listed above and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of implied premia and financial multiples of the transactions and applied these ranges of premia and financial multiples to the relevant financial statistic for Ingram Micro. For purposes of Aggregate Value to Estimated LTM Adjusted EBITDA, Morgan Stanley utilized 2015 actual values. The following table summarizes Morgan Stanley’s analysis:

Precedent Transactions Financial Statistics	Representative Ranges	Implied Value Per Share of Company Common Stock ($)
Precedent Multiples
Aggregate Value to Estimated LTM Adjusted EBITDA	6.5x – 9.0x	32.50 – 45.50
Premia
Premium to 1-Day Prior Closing Share Price	20% – 46%	35.25 – 43.00
Premium to 30-Day Average Closing Share Price	25% – 50%	34.75 – 41.75
Premium to 52 Week High Share Price	(1%) – 8%	31.75 – 34.50

No company or transaction utilized in the precedent transactions analysis is identical to Ingram Micro or the merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond our control. These include, among other things, the impact of competition on Ingram Micro’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Ingram Micro and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of implied present value per share of our company derived from the valuation of precedent transactions were less than or greater than the consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the merger, but one of many factors Morgan Stanley considered.

Illustrative Leveraged Buyout Analysis

Morgan Stanley performed a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of our company. Morgan Stanley utilized adjusted EBITDA projections from each of the management cases in performing its analysis. Morgan Stanley assumed a transaction date in December 2015, and a five-year investment period ending in December of 2020. Morgan Stanley also assumed (i) a multiple of 4.00x of total debt to Ingram Micro’s 2015 adjusted EBITDA of $814 million, (ii) debt financing through (A) a first lien term loan equal to 2.50 x 2015 adjusted EBITDA at an interest rate of LIBOR plus 575 basis points (with a minimum LIBOR rate of 1.00%) and (B) senior unsecured notes equal to 1.50 x 2015 adjusted EBITDA at an interest rate of 12.5%, (iii) a range from 5.0x to 7.0x of aggregate value to 2015 adjusted EBITDA exit multiples, (iv) a target range of annualized internal rates of return for the financial sponsor of 20% to 25%, and (v) that the sponsor would pay $40 million in advisory fees at entry. Morgan Stanley estimated corporate aggregate value based on Ingram Micro’s January 2, 2016 balance sheet, and information provided by management regarding the total shares outstanding, restricted stock units, and stock options. Morgan Stanley selected the leverage multiple, financing terms, exit multiple, target internal rate of return, and advisory fees based upon the application of its professional judgment and experience.

The following table summarizes Morgan Stanley’s analysis:

Source of 2020 EBITDA Projections	Hypothetical Sponsor Required IRR	Exit AV/EBITDA Multiples	Implied Value Per Share of Company Common Stock ($)
Management Case A	20.0% – 25.0%	5.0x – 7.0x	25.75 – 33.50
Management Case B	20.0% – 25.0%	5.0x – 7.0x	25.00 – 32.25
Management Business Cycle Case	20.0% – 25.0%	5.0x – 7.0x	22.50 – 28.50

Trading Range Analysis

Morgan Stanley performed a trading range analysis with respect to the historical share prices of Ingram Micro’s common stock. Morgan Stanley reviewed the range of closing prices of Ingram Micro’s common stock for various periods ending on February 16, 2016 (the last full trading day prior to the meeting of Ingram Micro’s Board to approve and adopt the merger agreement, declare the advisability of the merger agreement and approve the transactions contemplated thereby, including the merger). Morgan Stanley observed the following:

Period Ending February 16, 2016	Range of Trading Prices ($)
Last 1 Month	27.14 – 29.42
Last 3 Months	27.14 – 31.92
Last 6 Months	24.47 – 31.92
Last 12 Months	23.04 – 31.92

Morgan Stanley observed that Ingram Micro’s common stock closed at $29.42 on February 16, 2016 (the last full trading day prior to the meeting of Ingram Micro’s Board to approve and adopt the merger agreement, declare the advisability of the merger agreement and approve the transactions contemplated thereby, including the merger). Morgan Stanley noted that the consideration per share of Ingram Micro’s common stock of $38.90 pursuant to the merger agreement reflected a 32% premium to the closing price per share of Ingram Micro’s common stock on February 16, 2016, a 39% premium to the average closing price per share of Ingram Micro’s common stock for the 30 trading days prior to and including February 16, 2016, a 32% premium to the average closing price per share of Ingram Micro’s common stock for the 90 trading days prior to and including February 16, 2016, and a 22% premium to the highest closing price per share of Ingram Micro’s common stock for the 12 months prior to and including February 16, 2016.

Equity Research Analysts’ Future Price Targets

Morgan Stanley reviewed and analyzed future public market trading price targets for Ingram Micro’s common stock prepared and published by equity research analysts prior to February 16, 2016 (the last full trading day prior to the meeting of Ingram Micro’s Board to approve and adopt the merger agreement, declare the advisability of the merger agreement and approve the transactions contemplated thereby, including the merger). These targets reflected each analyst’s estimate of the future public market trading price of Ingram Micro’s common stock. The range of undiscounted analyst price targets for Ingram Micro’s common stock was $33.00 to $36.00 per share as of February 16, 2016. Morgan Stanley discounted the range of analyst price targets per share for our common stock by one year at a rate of 7.8%, which discount rate was selected by Morgan Stanley, upon the application of its professional judgment and experience, to reflect our cost of equity. This analysis indicated an implied range of equity values for our common stock of $30.60 to $33.39 per share, as discounted by one year based on undiscounted analyst price targets, as of February 16, 2016.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Ingram Micro’s common stock, and these estimates are subject to uncertainties, including the future financial performance of our company and future financial market conditions.

General

In connection with the review of the merger by Ingram Micro’s Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Ingram Micro. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Ingram Micro’s control. These include, among other things, the impact of competition on Ingram Micro’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Ingram Micro and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be received by the holders of shares of Ingram Micro’s common stock (other than excluded shares) pursuant to the merger agreement and in connection with the delivery of its opinion, dated February 17, 2016, to our Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Ingram Micro’s common stock might actually trade.

The consideration to be received by the holders of shares of Ingram Micro’s common stock (other than excluded shares) pursuant to the merger agreement was determined through arm’s-length negotiations between Ingram Micro, Tianjin Tianhai and HNA Group and was approved by Ingram Micro’s Board. Morgan Stanley provided advice to Ingram Micro’s Board during these negotiations but did not, however, recommend any specific consideration to Ingram Micro or Ingram Micro’s Board, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the merger. Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation as to how Ingram Micro’s stockholders should vote at any stockholders’ meeting that may be held in connection with the merger, or whether the stockholders should take any other action in connection with the merger.

Morgan Stanley’s opinion and its presentation to Ingram Micro’s Board was one of many factors taken into consideration by Ingram Micro’s Board in deciding to approve and adopt the merger agreement, declare the advisability of the merger agreement and approve the transactions contemplated thereby, including the merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of Ingram Micro’s Board with respect to the consideration pursuant to the merger agreement or of whether Ingram Micro’s Board would have been willing to agree to different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Ingram Micro’s Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or for the accounts of its customers, in debt or equity securities or loans of HNA Group, Tianjin Tianhai, Ingram Micro, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided Ingram Micro financial advisory services and a financial opinion, described in this section and attached to this proxy statement as Annex C, in connection with the merger, and Ingram Micro has agreed to pay Morgan Stanley a fee of $35.5 million for its services, $26.625 million of which is contingent upon the closing of the transaction and $8.875 million of which has already been paid following the execution of the merger agreement. Ingram Micro may also pay Morgan Stanley an additional fee, in Ingram Micro’s sole discretion, not to exceed $5 million. Ingram Micro has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Ingram Micro has agreed to indemnify Morgan Stanley and its affiliates, its and their respective directors, officers, agents and employees and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to, arising out of or in connection with Morgan Stanley’s engagement.

In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financing services for Ingram Micro for which it received approximately $1.4 million in underwriting fees relating to the offer and sale of Ingram Micro’s 4.950% Senior Notes due 2024. Morgan Stanley or an affiliate thereof currently is a lender to Ingram Micro. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates provided financing services for Swissport International Ltd, an affiliate of HNA Group, and has received approximately $50,000 in fees in connection with such services. Morgan Stanley may seek to provide financial advisory and financing services to HNA Group, Tianjin Tianhai and Ingram Micro and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Financial Projections

Ingram Micro does not, as a matter of course, provide detailed public projections as to future operating results beyond the next fiscal quarter due to the unpredictability of the underlying assumptions and estimates. However, Ingram Micro provided certain non-public, unaudited prospective financial information, prepared in early December 2015, to the Ingram Micro Board, Morgan Stanley, in its capacity as Ingram Micro’s financial advisor, and certain prospective acquirors of Ingram Micro, as described below. This prospective information was used as the basis for three alternative management cases, referred to herein as Management Case A, Management Case B and the Management Business Cycle Case, respectively. Each case represents alternative projections of Ingram Micro’s stand-alone financial performance for each of fiscal years 2016, 2017 and 2018, respectively (collectively, the “Projections”). Management prepared the Projections used as the basis for each of Management Case A, Management Case B and the Management Business Cycle Case in a manner consistent with the methodologies used historically by Ingram Micro for its internal forecasting and budgeting purposes, but under alternative assumptions relating to market conditions and operational execution. Management Case B reflected “baseline” assumptions with respect to macroeconomic conditions and operational execution, Management Case A reflected achievable but more optimistic assumptions than Management Case B, and the Management Business Cycle Case reflected the assumption that a macroeconomic downturn occurs, beginning in 2016.

The Projections for Management Case A were also provided to certain prospective acquirors of Ingram Micro, including representatives from HNA Group and Tianjin Tianhai, in connection with their due diligence review associated with a possible transaction. The Projections were also considered by the Ingram Micro Board when evaluating the merger and the Board’s recommendation to Ingram Micro’s stockholders.

The Projections were used by Morgan Stanley in performing the financial analyses described in the subsection hereof entitled “—Opinion of Ingram Micro’s Financial Advisor”. However, Morgan Stanley expressed no view or opinion as to the Projections or the assumptions on which they were based. In addition, a summary of the Projections is set forth below.

The assumptions upon which the Projections set forth below were based necessarily involve judgments with respect to, among other things, future economic and competitive conditions and financial market conditions, which are difficult to predict accurately and many of which are beyond Ingram Micro’s control. In developing the Projections, Ingram Micro reviewed these assumptions and considered alternative projections of its financial performance based on potential modifications to such assumptions.

Ingram Micro provided the Projections to Morgan Stanley and advised Morgan Stanley to rely on, and it did rely on, the Projections in its financial analyses and financial opinion. There can be no assurance that the Projections will be realized, however, and actual results may vary materially from those shown. Important factors that may affect actual results and result in the Projections not being achieved include, but are not limited to, the risks described in Ingram Micro’s most recent annual and quarterly reports filed with the SEC on Forms 10-K and 10-Q, respectively, and in this proxy statement under the heading “Cautionary Statement Concerning Forward-Looking Information”. The Projections also cover multiple years and by their nature become subject to greater uncertainty with each successive year. Furthermore, and for the same reasons, the Projections should not be construed as commentary by Ingram Micro’s management as to how management expects Ingram Micro’s actual results to compare to Wall Street research analysts’ estimates.

The Projections included in this proxy statement have been prepared by Ingram Micro’s management. The Projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles (“GAAP”). PricewaterhouseCoopers LLP, Ingram Micro’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the Projections and does not express an opinion or any form of assurance with respect thereto. The summary of the Projections is not being included in this proxy statement to influence an Ingram Micro stockholder’s decision whether to vote in favor of the proposal to adopt and approve the merger agreement but rather because (i) the Projections represent an assessment by Ingram Micro’s management of future results on which the Board relied in making its recommendation to Ingram Micro’s stockholders, (ii) the Projections were used in the financial analysis of Morgan Stanley of the merger and (iii) Management Case A was provided to certain potential acquirors of Ingram Micro, including HNA Group and Tianjin Tianhai.

The inclusion of the Projections in this proxy statement should not be regarded as an indication that Ingram Micro, HNA Group or Tianjin Tianhai or any of their affiliates, advisors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied on as such. None of Ingram Micro, HNA Group, Tianjin Tianhai or any of their affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date such Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error. None of Ingram Micro, HNA Group or Tianjin Tianhai intends to make publicly available any update or other revision to the Projections, except as required by law. None of Ingram Micro, HNA Group, Tianjin Tianhai or any of their affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other investor regarding the ultimate performance of Ingram Micro compared to the information contained in the projections or that projected results will be achieved.

Ingram Micro stockholders are cautioned not to place undue reliance on the projected financial information included in this proxy statement.

Projected Financial Information

Management Case A

	Fiscal Year
	2016E	2017E	2018E
	(in millions, except per share amounts)
Total revenue	$44,432	$45,247	$46,553
Gross profit	2,937	3,026	3,170
Non-GAAP operating income(1)	824	867	914
Non-GAAP net income(2)	505	543	592
Non-GAAP earnings per share(3)	3.25	3.56	3.74
Stock-based compensation	45	45	45
Adjusted EBITDA(4)	970	1,032	1,089
Free cash flow(5)	793	535	569

Management Case B

	Fiscal Year
	2016E	2017E	2018E
	(in millions, except per share amounts)
Total revenue	$44,311	$45,179	$46,478
Gross profit	2,864	2,972	3,113
Non-GAAP operating income(1)	772	823	878
Non-GAAP net income(2)	469	512	558
Non-GAAP earnings per share(3)	3.02	3.35	3.53
Stock-based compensation	45	45	45
Adjusted EBITDA(4)	918	988	1,053
Free cash flow(5)	763	501	535

Management Business Cycle Case

	Fiscal Year
	2016E	2017E	2018E
	(in millions, except per share amounts)
Total revenue	$43,231	$39,286	$37,738
Gross profit	2,801	2,613	2,578
Non-GAAP operating income(1)	731	618	638
Non-GAAP net income(2)	440	368	388
Stock-based compensation	45	45	45
Non-GAAP earnings per share(3)	2.83	2.42	2.46
Adjusted EBITDA(4)	877	783	813
Free cash flow(5)	791	504	513

(1)	Non-GAAP operating income is a non-GAAP measure. As used in the Projections, Non-GAAP operating income is calculated by adding the following items to income from operations for the applicable period: charges associated with reorganization, acquisition, integration and transition costs and the amortization of intangible assets.

(2)	Non-GAAP net income is a non-GAAP measure. As used in the Projections, Non-GAAP net income excludes charges associated with reorganization, acquisitions, integration and transition costs and the amortization of intangible assets. Non-GAAP net income also excludes the impact of foreign exchange gains or losses related to the translation effect on Euro-based inventory purchases in Ingram Micro’s pan-European entity.

(3)	Non-GAAP earnings per share is a non-GAAP measure. As used in the Projections, Non-GAAP earnings per share is calculated by dividing Non-GAAP net income by Ingram Micro’s weighted average shares for the applicable period, including the dilutive effect of stock-based awards and pro forma adjustments to Ingram Micro’s weighted average shares to reflect the continuation of Ingram Micro’s current return of capital policy through share repurchases under the currently announced share repurchase program.

(4)	Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA as used in the Projections is calculated by excluding the following items from income from operations, the closest GAAP financial measure: reorganization, acquisition, integration and transition costs, estimated stock-based compensation expense and the amortization of intangible assets and depreciation.

(5)	Free cash flow is a non-GAAP measure. As used in the Projections, free cash flow means Adjusted EBITDA, less capital expenditures, interest and provision for income taxes, plus decreases in (or less increases in) working capital. Assumptions made in calculating free cash flow included: (a) an overall tax rate of 30% applied to income before taxes in each of the fiscal years 2016 and 2017 and 28% in fiscal year 2018 for Management Case A and 29% in fiscal year 2018 for Management Case B and the Management Business Cycle Case, (b) changes in revenues and working capital days which impact working capital and (c) capital expenditures of $120 million in fiscal year 2016 and $130 million in each of fiscal years 2017 and 2018.

Material U.S. Federal Income Tax Consequences of the Merger

The following are the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Ingram Micro common stock. This discussion applies only to U.S. holders that hold their Ingram Micro common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the consequences of the merger to holders who receive cash pursuant to the exercise of appraisal rights. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to Ingram Micro common stock;

•	persons holding Ingram Micro common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

•	persons whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons who acquired Ingram Micro common stock through the exercise of employee stock options or otherwise as compensation;

•	certain financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”; or

•	persons subject to the United States alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Ingram Micro common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Ingram Micro common stock and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of the merger to them.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws are not addressed.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Ingram Micro common stock that is:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The exchange of Ingram Micro common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Ingram Micro common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s tax basis in such shares. Gain or loss will be determined separately for each block of shares of Ingram Micro common stock (i.e., shares of Ingram Micro common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of Ingram Micro common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Payments made in exchange for shares of Ingram Micro common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 28%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.

You are urged to consult your tax adviser with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under any state, local or foreign tax laws.

Financing the Merger; Treatment of Existing Indebtedness

The total amount of funds necessary to complete the merger and the related transactions at the closing of the merger, excluding payment of fees and expenses in connection with the merger, is anticipated to be approximately $6.2 billion. This amount is expected to be raised through a combination of Tianjin Tianhai’s existing cash and cash equivalents, equity investments by other investors and/or any debt financing that Tianjin Tianhai may obtain.

The obligations of Tianjin Tianhai under the merger agreement to consummate the merger are not subject to a condition providing that Tianjin Tianhai or merger sub has obtained funds sufficient to pay the merger consideration. The merger agreement requires, however, that if Tianjin Tianhai determines to seek equity or debt financing in connection with the transactions contemplated by the merger agreement, Ingram Micro will provide all commercially reasonable cooperation as may be requested by Tianjin Tianhai in connection with such financing.

Ingram Micro currently has a range of financing instruments which are diversified by type, maturity and geographic region with various financial institutions worldwide with a total capacity of approximately $4.4 billion as of January 2, 2016, its most recent fiscal year end. As of January 2, 2016, Ingram Micro had total outstanding indebtedness of approximately $1.2 billion, including approximately $1.1 billion outstanding under its senior unsecured notes and approximately $134.1 million outstanding under lines of credit and other indebtedness. Most of Ingram Micro’s financing facilities may be terminated by the applicable lenders or require repayment upon consummation of the merger. In addition, the noteholders of Ingram Micro’s unsecured notes have the option to require Ingram Micro to repurchase such notes at 101% of the applicable par value in the event of both a change in control of Ingram Micro (including the merger) and a downgrading of Ingram Micro to below investment grade by each of S&P, Moody’s and Fitch.

Ingram Micro is required under the merger agreement to provide all commercially reasonable cooperation as may be requested by Tianjin Tianhai for purposes of evaluating and making any arrangements necessary to maintain or refinance Ingram Micro’s existing indebtedness in connection with the transactions contemplated by the merger agreement.

Guarantee

A copy of the guarantee is attached as Annex B to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties to the guarantee are governed by the express terms and conditions of the guarantee, and not by the summary below. This summary is not complete and is qualified in its entirety by reference to the complete text of the guarantee. Forward-looking statements contained in the summary below describe events prescribed by the guarantee, each of which may be subject to various conditions and exceptions; therefore, such statements do not necessarily constitute a prediction that such events will actually occur.

Concurrently with the execution of the merger agreement, HNA Group executed the guarantee in favor of Ingram Micro, pursuant to which HNA Group has guaranteed to Ingram Micro complete payment and performance of Tianjin Tianhai’s obligation to pay the merger consideration at the closing of the merger, the Tianjin Tianhai termination fee, if and when payable, and certain other amounts that may be owed by Tianjin Tianhai to Ingram Micro under the merger agreement. In addition, pursuant to the guarantee and in accordance with the terms thereof, HNA Group has also agreed to the HNA Group assumption, pursuant to which HNA Group would assume the rights and obligations of Tianjin Tianhai under the merger agreement in the event that the Tianjin Tianhai shareholder approval required to complete the merger is not obtained, becomes invalid or no longer effective or otherwise fails to satisfy the related condition to the obligation of Tianjin Tianhai to consummate the merger pursuant to the merger agreement.

Upon any HNA Group assumption pursuant to the guarantee:

•

HNA Group would assume, and be bound in respect of, all duties, liabilities, covenants, representations and warranties and other obligations (including, without limitation, all obligations and liabilities accrued as of the date of the assumption whether or not payable at such time) of Tianjin Tianhai under the merger agreement, mutatis mutandis;

•

HNA Group would succeed to, and be substituted for, and may exercise every right and power of, Tianjin Tianhai under the merger agreement, mutatis mutandis, with the same effect as if HNA Group had been named therein instead of Tianjin Tianhai from the date the merger agreement became effective;

•

all provisions in the merger agreement relating to the SHSE clearance or the Tianjin Tianhai shareholder approval will be deemed deleted (provided that HNA Group will make at the time of the assumption appropriate representations, warranties and covenants to Ingram Micro relating to HNA Group’s required corporate and regulatory approvals in connection with the transactions contemplated by the assumption and the merger agreement);

•

HNA Group must take all actions necessary to promptly substitute a newly formed Delaware corporation that is a controlled subsidiary of HNA Group to assume the rights and obligations of merger sub under the merger agreement;

•

HNA Group will either (i) become a party to the existing escrow agreement in substitution of Tianjin Tianhai or (ii) enter into a new escrow agreement on terms and conditions identical to the escrow agreement, mutatis mutandis, with Ingram Micro and the escrow agent, in which case, HNA Group and Ingram Micro will promptly cause the escrow agent to transfer all amounts deposited in the deposit escrow account under the existing escrow agreement into the escrow account under such new escrow agreement;

•	the end date will be automatically extended by the number of days elapsed from the date of the merger agreement to the date of the failure of the Tianjin Tianhai shareholder approval; and

•

Ingram Micro and HNA Group will execute such further documents, including any amendment of the merger agreement, and make such further assurances and take such further actions (including filing of any notices, petitions, statements, registrations, submissions of information, applications or other documents required by any governmental authority) as may be necessary or reasonably requested to carry out more effectively the intent and purpose of the assumption of the merger agreement by HNA Group.

In the guarantee, HNA Group made a number of representations and warranties to Ingram Micro. The assertions embodied in those representations and warranties were made solely for purposes of the guarantee, were made only as of specific dates, were made for the purpose of allocating contractual risk between the parties instead of establishing matters of facts and may be subject to standards of materiality that differ from those applicable to investors or security holders. Accordingly, Ingram Micro stockholders and other investors should not rely on representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the guarantee. For the foregoing reasons, you should not rely on the representations and warranties contained in the guarantee as statements of factual information.

HNA Group’s representations and warranties relate to, among other things:

•	due incorporation, valid existence and good standing, and corporate authorization and power to enter into the guarantee and consummate the transactions contemplated thereby;

•

due execution, validity and enforceability of the guarantee and the absence of any violation of or conflict with HNA Group’s organizational documents, contracts or applicable laws as a result of entering into the guarantee;

•	required regulatory filings, consent and approval of governmental entities in connection with the guarantee; and

•	the availability of sufficient funds to fulfill its obligations under the guarantee.

The guarantee will terminate on the earliest to occur of:

•	the consummation of the closing of the merger and the payment of merger consideration;

•

six months after the termination of the merger agreement, if Ingram Micro has not presented to HNA Group a written notice of claim for payment on the final day of such six-month period, or if such a claim has been made within such period, then the earliest to occur of (x) a final, non-appealable judgment of a governmental authority or binding arbitral award that the merger agreement was validly terminated such that Tianjin Tianhai would not be liable to make any payment under the merger agreement, (y) a written agreement between HNA Group and Ingram Micro expressly terminating HNA Group’s obligations under the guarantee and (z) the date specified in the bullet point directly below; and

•	the date that either of the mutually exclusive guaranteed obligations (to pay the merger consideration or the Tianjin Tianhai termination fee) have been indefeasibly performed and satisfied in full.

Notwithstanding the guarantee, the merger agreement provides that in the event that Tianjin Tianhai or, in the event of the HNA Group assumption, HNA Group, fails to effect the closing of the merger for any reason or no reason or otherwise breaches the merger agreement (whether willfully, intentionally, unintentionally or otherwise), Ingram Micro’s right to terminate the merger agreement and receive the Tianjin Tianhai termination fee will serve as Ingram Micro’s sole and exclusive remedy. See “The Merger Agreement—Termination Fees and Expenses” and “The Merger Agreement—Limitation of Liability” below.

In addition, in the event of the HNA Group assumption, Ingram Micro and/or HNA Group would likely be required to reinitiate all or some of the notices, filings, consents, approvals and authorizations required under the HSR Act, foreign antitrust laws, the laws of the PRC and/or other applicable law, which could delay the expected timing of the consummation of the merger. See “—Required Regulatory Approvals” below.

Required Regulatory Approvals

Antitrust Approvals

Under the HSR Act and the rules promulgated thereunder, Tianjin Tianhai and Ingram Micro cannot complete the merger until they notify and furnish information to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and specified waiting period requirements are satisfied. Tianjin Tianhai and Ingram Micro filed the notification and report forms under the HSR Act with the U.S. Federal Trade Commission and the Antitrust Division on April 28, 2016. The waiting period is expected to expire by May 31, 2016 at 11:59 p.m. Eastern Time, unless otherwise terminated or extended by the antitrust agencies.

The merger agreement provides that, as a condition to the consummation of the merger, any filings, consents, approvals and authorizations required under the antitrust laws of the European Union, Canada, South Africa, Brazil, Mexico, PRC, India, Switzerland and Turkey will have been submitted and obtained, and any applicable waiting period thereunder will have expired or been terminated. Tianjin Tianhai and Ingram Micro filed the required notifications for both PRC and India on March 18, 2016.

PRC Approvals; Shanghai Stock Exchange Approval

The merger agreement provides that, as a condition to the consummation of the merger, Tianjin Tianhai and merger sub make any filings with and/or obtain approvals of the NDRC and the MOFCOM, as well as complete the outbound investment-related foreign exchange filing with the relevant bank authorized by the SAFE, required with respect to the consummation of the transactions contemplated by the merger agreement.

The merger agreement also provides that the merger is subject to the acceptance by the Shanghai Stock Exchange (“SHSE”) of the disclosure of the major assets purchase report of Tianjin Tianhai with respect to the transactions contemplated by the merger agreement (the “SHSE clearance”), unless the HNA Group assumption shall have occurred pursuant to the guarantee.

Other Approvals

In addition to the regulatory approvals described above, the transactions contemplated by the merger agreement may require the approval of other governmental authorities under applicable law, including foreign regulatory laws. Other than as described above, neither Ingram Micro nor Tianjin Tianhai is currently aware of any material governmental approvals or actions that are required for completion of the transactions contemplated by the merger agreement or the guarantee, including, if applicable, the HNA Group assumption. It is currently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought.

While Ingram Micro has no reason to believe it will not be possible to obtain these regulatory approvals in a timely manner, there is no certainty that these approvals will be obtained within the period of time contemplated by the merger agreement. For example, at any time before or after completion of the merger, the Federal Trade Commission or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Tianjin Tianhai or Ingram Micro. Private parties may also bring actions under the antitrust laws under certain circumstances.

Under the merger agreement, both Ingram Micro and Tianjin Tianhai have each agreed to use their reasonable best efforts to take or cause to be taken all actions to obtain all regulatory and governmental approvals necessary, proper or advisable to complete the merger. This includes obtaining required approvals, consents or other authorizations and entering into settlement and consent decrees with governmental authorities in connection with the merger. Notwithstanding the foregoing, Tianjin Tianhai is not obligated to—and Ingram Micro is not permitted to—agree with a governmental authority to divest, hold separate or enter into certain restrictive arrangements with respect to any of its or the surviving corporation’s subsidiaries or any of their respective affiliates’ businesses, assets or properties.

Tianjin Tianhai Shareholder Approval

The merger agreement provides that the merger is subject to the Tianjin Tianhai shareholder approval, which is the approval by the affirmative vote of at least two-thirds of the voting stock held by the shareholders present at the Tianjin Tianhai shareholders’ meeting approving the merger agreement and the transactions contemplated by the merger agreement (including the merger) in accordance with applicable PRC law, unless the HNA Group assumption shall have occurred pursuant to the guarantee. Tianjin Tianhai is a partially-owned subsidiary of HNA Logistics, a subsidiary of HNA Group. In connection with the execution of the merger agreement, HNA Group executed the guarantee, pursuant to which HNA Group agreed to assume the rights and obligations of Tianjin Tianhai under the merger agreement in the event that the Tianjin Tianhai shareholder approval is not obtained in accordance with the terms of the guarantee.

The merger agreement requires that Tianjin Tianhai hold the Tianjin Tianhai shareholders’ meeting to obtain the Tianjin Tianhai shareholder approval as soon as reasonably practicable after obtaining the SHSE clearance (but in any event within 15 business days thereof).

Deregistration and Delisting of Shares

Upon completion of the merger, the Ingram Micro common stock currently listed on NYSE will cease to be listed on NYSE and will be deregistered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Litigation Related to the Merger

On March 8, 2016, a putative stockholder class action suit captioned Scheiner v. Ingram Micro Inc. et al., 30-2016-00839447-CU-SL-CXC, was filed in the Superior Court in Orange County, California. The complaint names as defendants Ingram Micro, its directors, Tianjin Tianhai and merger sub. The complaint asserts that Ingram Micro’s directors breached their fiduciary duties by failing to maximize stockholder value in negotiating and approving the merger agreement, by agreeing to supposedly unfair deal protection devices and by allegedly acting in a self-interested manner. The complaint also generally alleges that Tianjin Tianhai, Ingram Micro and merger sub aided and abetted such purported breaches of fiduciary duty. The complaint seeks, among other relief, class certification and injunctive relief blocking consummation of the merger. Ingram Micro and the other defendants have not yet responded to the complaints. Ingram Micro believes this action is without merit.

THE MERGER AGREEMENT

The following discussion sets forth the principal terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties to the merger agreement are governed by the express terms and conditions of the merger agreement, and not by this summary. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. Forward-looking statements contained in this summary describe events prescribed by the merger agreement, each of which may be subject to various conditions and exceptions; therefore, such statements do not necessarily constitute a prediction that such events will actually occur. Ingram Micro urges you to read the merger agreement and this proxy statement carefully in their entireties before making any decisions regarding the merger.

The Merger

Subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, merger sub, a Delaware corporation and an indirect, controlled subsidiary of Tianjin Tianhai, will merge with and into Ingram Micro, and Ingram Micro will survive the merger as an indirect, controlled subsidiary of Tianjin Tianhai.

Closing and Effective Time of the Merger

The closing of the merger will occur as soon as possible, but no later than seven business days after the date the conditions to the parties’ respective obligations to consummate the merger have been satisfied or waived, unless otherwise agreed to by Ingram Micro and Tianjin Tianhai. The merger will become effective at such time as the parties file a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as is agreed to by Ingram Micro and Tianjin Tianhai and specified in the certificate of merger) (the actual time of effectiveness of the merger, the “effective time”).

Treatment of Common Stock in the Merger

At the effective time, except as summarized in the subsequent paragraphs of this subsection, each share of common stock outstanding immediately prior to the effective time will be converted into the right to receive $38.90 in cash, without interest and less applicable withholding tax (the “merger consideration”). As a result of this conversion, from and after the effective time, our stockholders will have only the right to receive the merger consideration in respect of the shares of common stock that were so converted, and will no longer have any other rights (including voting rights) in respect of such shares.

Any shares of common stock that, immediately prior to the effective time, are outstanding and: (a) held by Ingram Micro (other than shares in an Ingram Micro employee plan); (b) owned by Tianjin Tianhai or any of its subsidiaries; (c) held by any subsidiary of Ingram Micro; or (d) owned by Ingram Micro stockholders who have properly exercised and perfected appraisal rights under Section 262 of the DGCL (as described in the following paragraph) will not be converted into the merger consideration at the effective time. Shares of common stock that, immediately prior to the effective time, are outstanding and held by Ingram Micro or owned by Tianjin Tianhai or any of its subsidiaries will be canceled without consideration at the effective time. Shares of common stock that, immediately prior to the effective time, are outstanding and held by any subsidiary of Ingram Micro will not be converted or canceled at the effective time, and instead will remain outstanding at the effective time.

Any shares of common stock held immediately prior to the effective time by a stockholder who did not vote in favor of the merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal for such shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (which is included with this proxy statement as Annex D) will not be converted into the right to receive the merger consideration at the effective time, but will instead be automatically canceled and cease to exist at the effective time, and such holder shall cease to have any rights thereto except the right to receive only the payment of the appraised value of such shares under Section 262 of the DGCL. If, after the effective time, any such holder fails to perfect, effectively withdraws or otherwise loses such right to appraisal, such holder’s shares of common stock will be treated as if they had been converted as of the effective time into the right to receive the merger consideration.

Additionally, any merger consideration that would otherwise be payable in respect of shares of common stock that, immediately prior to the effective time, are outstanding and subject to vesting or forfeiture, will be subject to the vesting and escrow arrangement summarized below under “—Treatment of Options, Restricted Stock Units, Restricted Shares and Other Equity Awards in the Merger—Unvested Stock Awards”.

Procedure for Receiving Merger Consideration in Respect of Common Stock

Prior to the effective time, Tianjin Tianhai will appoint, with Ingram Micro’s prior written consent, a U.S. bank or trust company to act as an exchange agent (the “exchange agent”) for the payment of the applicable merger consideration in exchange for shares of common stock. Prior to or at the effective time, Tianjin Tianhai will deposit or cause to be deposited with the exchange agent an amount sufficient, together with amounts in the Tianjin Tianhai escrow fund (as defined below under “—Deposit and Escrow Agreement”) to be deposited with the exchange agent immediately following the effective time, to pay the aggregate merger consideration to which holders of shares of common stock will become entitled as a result of the conversion of such shares into the right to receive merger consideration. No later than five business days after the effective time, the exchange agent will mail to each holder of record of common stock a letter of transmittal and instructions for effecting the surrender of stock certificates or book-entry shares in exchange for the payment of any merger consideration to which the holder of such certificates or book-entry shares is entitled. Following surrender of a stock certificate representing shares of common stock that were converted into the right to receive merger consideration in the merger to the exchange agent (together with a properly completed letter of transmittal and such other customary documents as the exchange agent may reasonably require), or, in the case of book-entry shares, receipt of an “agent’s message” by the exchange agent evidencing such shares (or such other evidence, if any, of transfer as the exchange agent may reasonably request), the exchange agent will pay or cause to be paid the merger consideration with respect to such shares to such holder. In the event that any funds are made available to the exchange agent to pay for shares of common stock for which appraisal rights have been properly demanded, such funds shall be returned to Tianjin Tianhai upon demand.

Any funds made available to the exchange agent (and any interest or other income earned thereon) that remain unclaimed by the holders of shares of common stock three months after the effective time will be returned to Ingram Micro (as the surviving corporation in the merger and an indirect, controlled subsidiary of Tianjin Tianhai) upon demand, and any such holder who has not exchanged stock certificates or an “agent’s message” evidencing their shares of common stock for the applicable merger consideration prior to that time may thereafter look only to Tianjin Tianhai (subject to abandoned property, escheat or other similar laws) as general creditors for payment of the merger consideration in respect of such shares. No interest will accrue on any such unpaid merger consideration. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of Ingram Micro, free and clear of all claims or interest of any person previously entitled thereto. Neither Tianjin Tianhai nor Ingram Micro will be liable to any holder of shares of common stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

Stockholders should not return their stock certificates with the enclosed proxy card and should not forward stock certificates or any “agent’s message” to the exchange agent prior to the merger. When forwarding any stock certificates or any “agent’s message” to the exchange agent after the merger, stockholders should include a properly completed letter of transmittal, which stockholders of record should receive after the merger as described above.

Treatment of Options, Restricted Stock Units, Restricted Shares and Other Equity Awards in the Merger

The merger agreement provides for the treatment in the merger of outstanding stock options, time-based and performance-based restricted stock units and time-based restricted common stock (collectively, “company stock awards”) that have been granted by Ingram Micro and remain outstanding immediately prior to the effective time, as summarized below.

Treatment of company stock awards in the merger will depend on whether a given company stock award is vested or unvested at the effective time and, with respect to stock options, whether the per-share exercise price thereof is less than $38.90. All payments summarized in this section will be made at or as soon as practicable after the effective time (or such later date as specified in the merger agreement), pursuant to Ingram Micro’s ordinary payroll practices, and will be subject to any applicable tax withholding.

Cash-out of Vested Stock Options

At or immediately prior to the effective time, each outstanding Ingram Micro stock option that is vested and has an exercise price less than $38.90 per share will be canceled in exchange for the right to receive from Ingram Micro (as the surviving corporation in the merger and an indirect, controlled subsidiary of Tianjin Tianhai) payment of cash, without interest and less applicable withholding tax, equal to: (a) $38.90 minus the per-share exercise price, multiplied by (b) the total number of shares subject to such vested stock option. For example, if immediately prior to the effective time, you hold an outstanding and vested Ingram Micro stock option representing the right to purchase 100 shares of Ingram Micro common stock with an exercise price of $24.00 per share, you will be entitled to receive $1,490 (which is equal to (($38.90 – $24.00) x 100)), less applicable tax withholding, as a result of the conversion of such option in the merger.

Any outstanding Ingram Micro stock option (whether vested or unvested) held by a non-employee member of the Board as of the date of the merger agreement will be treated as a vested stock option.

Vested Restricted Stock Units

At or immediately prior to the effective time, each outstanding Ingram Micro restricted stock unit that is vested will be canceled in exchange for the right to receive payment of cash, without interest and less applicable withholding tax, equal to the product of (x) $38.90 multiplied by (y) the total number of shares represented by such vested restricted stock unit.

Any outstanding Ingram Micro restricted stock unit (whether vested or unvested) held by a non-employee member of the Board as of the date of the merger agreement will be treated as a vested restricted stock unit.

Unvested Stock Options

At or immediately prior to the effective time, each outstanding Ingram Micro stock option that is then unvested and has an exercise price less than $38.90 per share (other than any such option that was held by a non-employee member of the Board as of the date of the merger agreement) will be canceled. Tianjin Tianhai will cause Ingram Micro (as the surviving corporation in the merger and an indirect, controlled subsidiary of Tianjin Tianhai) to pay the holder of each such canceled unvested stock option an amount in cash, without interest and less applicable withholding tax, equal to the product of (x) $38.90 minus the per-share exercise price multiplied by (y) the total number of shares subject to such unvested stock option. This cash amount will be placed in an escrow arrangement mutually agreed by Tianjin Tianhai and Ingram Micro at closing, and paid according to a vesting schedule agreed between Tianjin Tianhai and Ingram Micro, that will end no later than December 31, 2017, subject to meeting the vesting requirements and any other existing termination provisions in employee award and change in control agreements or the merger agreement.

Unvested Stock Awards

At or immediately prior to the effective time, each outstanding Ingram Micro restricted stock unit that is unvested (other than any such restricted stock unit that was held by a non-employee member of the Board as of the date of the merger agreement) and each Ingram Micro award of common stock that is unvested or subject to forfeiture (such restricted stock units and restricted common stock, together, the “unvested stock awards”) will be canceled. Tianjin Tianhai will cause Ingram Micro (as the surviving corporation in the merger and an indirect, controlled subsidiary of Tianjin Tianhai) to pay the holder of each such canceled unvested stock award an amount of cash, without interest and less applicable withholding tax, equal to the product of (x) $38.90 multiplied by (y) the total number of shares represented by such unvested stock award. This cash amount will be placed in an escrow arrangement mutually agreed by Tianjin Tianhai and Ingram Micro at closing, and paid according to a vesting schedule agreed between Tianjin Tianhai and Ingram Micro, that will end no later than December 31, 2017, subject to meeting the vesting requirements and any other existing termination provisions in employee award and change in control agreements or the merger agreement. Any outstanding Ingram Micro unvested stock award that is performance-based will be deemed to have been earned at the target level under the terms of the award agreement in respect thereof.

Prior to the effective time, Ingram Micro will take all actions necessary to terminate all company stock plans and any relevant award agreement entered into thereunder, with such termination to be effective at or before the effective time.

Representations and Warranties

The merger agreement contains representations and warranties made by Ingram Micro to Tianjin Tianhai and merger sub and representations and warranties made by Tianjin Tianhai and merger sub to Ingram Micro. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement, were made only as of specific dates and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. The assertions embodied in each party’s representations and warranties are qualified by information contained in confidential disclosure schedules that each party provided to the other in connection with the merger agreement, were made for the purpose of allocating contractual risk between the parties instead of establishing matters of facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, Ingram Micro stockholders and other investors should not rely on representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be reflected in Ingram Micro’s public disclosures. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. This description of the representations and warranties is included to provide Ingram Micro’s stockholders with information regarding the terms of the merger agreement. The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings that Ingram Micro publicly files with the SEC. See the section entitled “Where You Can Find More Information”.

In the merger agreement, Ingram Micro, on the one hand, and Tianjin Tianhai and merger sub, on the other hand, made a number of representations and warranties to each other. The parties’ reciprocal representations and warranties relate to, among other things:

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due incorporation or organization, valid existence and (in the case of Ingram Micro and merger subsidiary) good standing of the applicable party under the laws of its applicable jurisdiction of organization;

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corporate or other organizational power of the applicable party to enter into the merger agreement and consummate the transactions contemplated thereby, subject, in the case of Ingram Micro, to obtaining the Ingram Micro stockholder approval and, in the case of Tianjin Tianhai, to obtaining the Tianjin Tianhai shareholder approval and any required approval of applicable regulatory authorities;

•	the stockholder approval of the applicable party required to consummate the merger;

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regulatory filings, consent and approval of governmental entities in connection with the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby by the applicable party;

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the absence of any violation of or conflict with the applicable party’s organizational documents, contracts or applicable laws as a result of entering into the merger agreement and consummating the merger;

•	the absence of undisclosed litigation and legal proceedings against the applicable party; and

•	the absence of undisclosed finders’ fees payable by the applicable party.

In addition to the foregoing, the merger agreement contains representations and warranties made by Ingram Micro to Tianjin Tianhai and merger sub, including with respect to, among other things:

•	the recommendation of Ingram Micro’s Board to adopt the merger agreement and approve the merger;

•	the compliance of this proxy statement with the Exchange Act and the accuracy and completeness of material facts stated herein;

•	Ingram Micro’s capitalization and capital structure;

•	the good standing, corporate power and authority and capital structure of Ingram Micro’s subsidiaries;

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documents filed by Ingram Micro with the SEC since January 3, 2015, the accuracy of information contained in those documents and Ingram Micro’s compliance, since January 3, 2015, with the provisions of the Sarbanes-Oxley Act of 2002, the listing rules of NYSE and the provisions of the Foreign Corrupt Practices Act of 1977, as amended;

•	Ingram Micro’s financial statements and internal controls;

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the absence of certain changes or events, and the absence of changes or events that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Ingram Micro, in each case since October 3, 2015;

•	the absence of material undisclosed liabilities;

•	compliance with applicable laws and possession of permits, licenses and authorizations of governmental authorities used in the operation of the business;

•	matters related to real property, personal property and assets;

•	intellectual property matters;

•	filing of tax returns, payment of taxes and other tax matters;

•	matters related to employee benefit plans;

•	labor and employment matters;

•	compliance with environmental laws and regulations and other environmental matters;

•	matters with respect to Ingram Micro’s material contracts;

•	insurance matters;

•	receipt by Ingram Micro of a financial opinion from Morgan Stanley; and

•	the inapplicability of certain state takeover statutes to the merger.

The merger agreement also contains representations and warranties made by Tianjin Tianhai and merger sub to Ingram Micro, including regarding:

•	Tianjin Tianhai’s ownership of merger sub;

•	the accuracy and completeness of material facts stated in this proxy statement based upon information supplied by Tianjin Tianhai;

•	the availability at the closing of the merger of sufficient funds to consummate the transactions contemplated by the merger agreement;

•	Tianjin Tianhai and its affiliates not being an “interested stockholder” (as defined in Section 203 of the DGCL) of Ingram Micro;

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matters related to solvency (subject to specified assumptions) of Ingram Micro (as the surviving corporation in the merger and an indirect, controlled subsidiary of Tianjin Tianhai) immediately after giving effect to all of the transactions contemplated by the merger agreement; and

•	matters with respects to HNA Group’s guarantee in favor of Ingram Micro.

Conduct of Business Pending the Merger

Subject to certain exceptions set forth in the merger agreement or schedules thereto, from the date of the merger agreement until the earlier of the effective time or the termination of the merger agreement, Ingram Micro has agreed to, and has agreed to cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice and use commercially reasonable efforts to maintain its properties and assets in good operating condition and repair, subject to normal wear and tear and natural obsolescence, to preserve intact its business organizations and relationships with customers, suppliers and other third parties with whom Ingram Micro or its subsidiaries have material business relationships, to keep available the services of its present officers and key employees and to maintain a certain level of month-end cash and cash equivalents, as further described in the merger agreement.

In addition, subject to certain exceptions set forth in the merger agreement, Ingram Micro has agreed not to, and not to permit any of its subsidiaries to, among other things:

•	amend its organizational documents, except with respect to its wholly-owned subsidiaries in the ordinary course of business;

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adopt a plan or agreement of complete or partial liquidation, winding up or dissolution of Ingram Micro or any of its subsidiaries or commence any proceeding for the voluntary liquidation, winding up or bankruptcy of Ingram Micro or any of its subsidiaries, other than internal reorganizations of subsidiaries for tax planning or cost-rationalization purposes in the ordinary course of business or with respect to dormant, non-operating subsidiaries;

•	split, combine, subdivide or reclassify any shares of its capital stock;

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declare, set aside for payment or pay any dividend on, or make any other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or equity interests or otherwise make any payments to its stockholders or other equity-holders in their capacity as such, other than dividends by any subsidiaries to Ingram Micro or any of Ingram Micro’s wholly-owned subsidiaries;

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redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any securities of Ingram Micro or its subsidiaries, other than (i) the withholding of Ingram Micro common stock to satisfy tax obligations with respect to compensatory awards that were outstanding on the date of the merger agreement, (ii) the acquisition by Ingram Micro of compensatory awards in connection with the forfeiture of such awards or (iii) as contemplated by any applicable employee plan as in effect on the date of the merger agreement;

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issue, deliver, grant or sell, or authorize the issuance, delivery, grant or sale of, any shares of any securities of Ingram Micro or its subsidiaries, or amend any term of any security of Ingram Micro or its subsidiaries, other than the issuance of (i) any Ingram Micro common stock upon the exercise of compensatory awards that were outstanding on the date of the merger agreement in accordance with their terms on the date of the merger agreement, (ii) as required by any employee plan as in effect on the date of the merger agreement, (iii) compensatory awards to employees hired after the date of the merger agreement, to employees in the context of promotions based on job performance or workplace requirements or to employees as part of Ingram Micro’s annual grant process, in each case in a manner consistent with past practice (including with respect to amounts and vesting schedule) and subject to certain limitations or (iv) any securities of Ingram Micro’s subsidiaries to Ingram Micro or any other wholly-owned subsidiary of Ingram Micro;

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authorize or make, or make any commitment with respect to, any single capital expenditure in excess of $25.0 million or capital expenditures in excess of $100.0 million in the aggregate, except for capital expenditures contemplated by Ingram Micro’s capital expenditures forecast disclosed to Tianjin Tianhai;

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acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any amount of assets, securities, properties, interests or businesses in any single transaction in excess of $25.0 million or in excess of $100.0 million in the aggregate, other than (i) pursuant to existing contracts or commitments or certain proposals disclosed to Tianjin Tianhai, or (ii) acquisitions of inventory and supplies in the ordinary course of business consistent with past practice;

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sell, lease or otherwise transfer (by merger or otherwise), license out, or pledge, mortgage or otherwise encumber, any of its or its subsidiaries’ assets, securities, properties, interests or businesses if the amount of consideration paid or transferred to Ingram Micro or its subsidiaries would exceed $25.0 million individually or in the aggregate, other than (i) pursuant to certain existing contracts, proposals or commitments disclosed to Tianjin Tianhai, (ii) sales of inventory or obsolete equipment in the ordinary course of business consistent with past practice, (iii) intercompany transactions from one subsidiary to another or between Ingram Micro and one or more of its subsidiaries or (iv) sales of receivables pursuant to Ingram Micro’s existing trade accounts receivable factoring programs or certain new or replacement factoring programs;

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license, mortgage, pledge, surrender, encumber, cancel, abandon or allow to lapse or expire or otherwise dispose of any material intellectual property, other than in the ordinary course of business consistent with past practice;

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other than certain proposals disclosed to Tianjin Tianhai or otherwise in connection with investments relating to Ingram Micro’s cash management activities in the ordinary course of business or short-term investments in the ordinary course of business associated with Ingram Micro’s supplemental investment savings plan, make any material loans, advances or capital contributions to, or investments in, any other person, other than investments in wholly-owned subsidiaries in the ordinary course of business consistent with past practice in any single transaction in excess of $10.0 million or in excess of $50.0 million in the aggregate, or enter into any joint ventures, partnerships or similar arrangements;

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redeem, repurchase, prepay, defease, cancel, incur, assume or otherwise acquire, or modify the terms of, any indebtedness for borrowed money or issue or sell any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person for borrowed money, except for (i) any indebtedness or guarantee incurred in the ordinary course of business consistent with past practice pursuant to Ingram Micro’s and its subsidiaries’ existing credit or banking facilities, trade accounts receivable backed financing programs or trade accounts receivable factoring programs, (ii) any refinancings, renewals or amendments in the ordinary course of business consistent with past practice of Ingram Micro’s or its subsidiaries existing credit or banking facilities, trade accounts receivable backed financing programs or trade accounts receivable factoring programs, (iii) the entering into of any additional long-term committed credit agreements and the incurrence of additional indebtedness thereunder or guarantees thereof in a principal amount not in excess of $100.0 million for all such indebtedness by Ingram Micro and its subsidiaries in the aggregate (in addition to any indebtedness or guarantees incurred by Ingram Micro and its subsidiaries pursuant to the preceding clauses (i) and (ii)), (iv) indebtedness owed by any subsidiary to Ingram Micro or any other subsidiary, (v) any guarantees by Ingram Micro or any of its subsidiaries of any other subsidiaries’ indebtedness or other obligations and (vi) the entry into any new or replacement, trade accounts receivable backed financing programs or trade accounts receivable factoring programs in the ordinary course of business; provided that Ingram Micro shall (A) not, nor shall it permit any of its subsidiaries to, take any of the actions described in the preceding clause (iii) if the terms of such credit agreements would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the transactions contemplated by the merger agreement and (B) notify Tianjin Tianhai promptly following Ingram Micro or any subsidiary taking any of the actions described in the preceding clause (iii), which notification shall include a reasonably detailed description of such action taken;

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(i) hire employees whose annual base salary exceeds $400,000 or who are at the executive vice president level or above, (ii) increase benefits payable under any existing severance or termination pay policies, (iii) establish, adopt or materially amend any collective bargaining, profit-sharing, thrift, pension, retirement, deferred compensation or other material benefit plan or arrangement or (iv) increase compensation payable to any employee of Ingram Micro or any of its subsidiaries, except, in the case of each of clauses (i) through (iv) in the ordinary course of business consistent with past practice or as required by applicable law; provided, however, that the foregoing shall not restrict Ingram Micro or any of its subsidiaries from entering into or making available to newly hired employees, or to employees in the context of promotions based on job performance or workplace requirements, employee plans, benefits and compensation practices and arrangements (and for non-U.S. employees, employment agreements) that have a value that is consistent with those provided to similarly situated employees or newly hired employees;

•	fail to maintain in all material respects Ingram Micro’s methods of accounting in compliance with GAAP, applicable law and Regulation S-X of the Exchange Act;

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make any material changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable law;

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make, change or revoke any material tax election, settle any material tax claim or assessment or enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. applicable law) with respect to any material tax, or surrender any right to claim a material tax refund;

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(i) other than in the ordinary course of business consistent with past practice or as otherwise permitted under “—Conduct of Business Pending the Merger”, (A) materially amend or modify any material contract or enter into any contract that would be a material contract, or (B) enter into or extend the term or scope of any contract that purports to restrict Ingram Micro, or any existing or future subsidiary of Ingram Micro, from engaging in any line of business or in any geographic area, or (ii) enter into any material contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the transactions contemplated by the merger agreement;

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commence, settle or compromise any legal, arbitral or administrative proceeding, claim, suit or action material to Ingram Micro except for (i) settlements or compromises that (x) involve monetary remedies with a value not in excess of, with respect to any individual litigation, claim, suit, action or proceeding, $10.0 million or, in the aggregate with respect to all litigation, claims, suits, actions and proceedings, $50.0 million, in each case net of any insurance proceeds and indemnity, contribution and similar payments actually received by Ingram Micro or any of its subsidiaries in respect thereof, (y) do not impose any material restriction on Ingram Micro’s business or the business of its subsidiaries and (z) do not involve the admission of wrongdoing by Ingram Micro or any of its subsidiaries; provided that Ingram Micro shall not enter into any such settlement or compromise that, individually, involves monetary remedies with a value in excess of $2.0 million, without prior consultation with Tianjin Tianhai; and (ii) the commencement of any litigation, claim, suit action or proceeding in the ordinary course of business consistent with past practice; or

•	agree, resolve or commit to do any of the foregoing.

No Solicitation; Changes in Recommendations

In the merger agreement, Ingram Micro has agreed that the Board will recommend that Ingram Micro’s stockholders adopt and approve the merger agreement, and that neither Ingram Micro nor its subsidiaries will, nor will it authorize or permit any of their respective representatives to, directly or indirectly:

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initiate, solicit or knowingly facilitate or encourage, including by way of furnishing non-public information, any inquiries or the making of any proposal or offer (including any proposal or offer to holders of Ingram Micro common stock) that constitutes or that could reasonably be expected to lead to an acquisition proposal (as defined below);

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enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person relating to any acquisition proposal, except solely to notify such person of the existence of the provisions described under this section;

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agree to, approve, endorse, recommend or consummate any acquisition proposal or enter into any letter of intent, contract or other agreement (other than an acceptable confidentiality agreement (as defined below) entered into in compliance with the merger agreement) or commitment contemplating or otherwise relating to any acquisition proposal;

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grant any waiver, amendment or release under any standstill or similar agreement or takeover statutes (and Ingram Micro will promptly take all action necessary to terminate or cause to be terminated any such waiver previously granted with respect to any provision of any such standstill or similar agreement or takeover statute to the extent permitted thereby to do so); or

•	otherwise knowingly facilitate any effort or attempt by any person to make an acquisition proposal.

Ingram Micro was also required to, and to cause its subsidiaries and its and their respective representatives to, cease immediately (as of the date of the merger agreement) any discussions or negotiations, if any, with any third party conducted prior to the execution of the merger agreement with respect to any acquisition proposal and to promptly request each such third party that executed a confidentiality agreement in connection with such third party’s consideration of an acquisition proposal to return (or if permitted by the applicable agreement, destroy) all information required to be returned (or, if applicable, destroyed) by such third party under the terms of the applicable agreement.

If Ingram Micro or its representatives receive a written acquisition proposal from any person that was obtained not in violation of the merger agreement prior to the receipt of the Ingram Micro stockholder approval:

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Ingram Micro must notify Tianjin Tianhai in writing as promptly as practicable (and in any event within 48 hours after Ingram Micro has knowledge thereof) of such acquisition proposal, specifying the material terms and conditions thereof and the identity of the person or group of persons making such proposal, offer, inquiry or contact; and

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Ingram Micro and its representatives may, subject to compliance with certain provisions of the merger agreement, (i) provide information (including non-public information concerning Ingram Micro and its subsidiaries) and (ii) engage or participate in any discussions or negotiations with such person; provided that prior to taking any such action the Board has (x) determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel that such acquisition proposal either constitutes a superior proposal (as defined below) or could reasonably be expected to result in a superior proposal, and (y) provided written notice to Tianhai Tianjin at least 48 hours prior to taking any such action, indicating, in connection with such notice, the identity of the person or group of persons making each such acquisition proposal and including a written summary of the material terms and conditions of any such acquisition proposal that is not provided in writing and copies of any such written acquisition proposals, including proposed agreements that are provided in writing, and thereafter keep Tianhai Tianjin reasonably informed, on a prompt basis (and in any event within 48 hours), of all significant developments relating to each such acquisition proposal.

In addition, subject to the paragraph below, the Board may not (i) make an adverse recommendation change (as defined below) or (ii) authorize, cause or permit Ingram Micro or any of its subsidiaries or representatives to execute or enter into any alternative acquisition agreement (as defined below).

However, subject to the following paragraph, at any time prior to obtaining the Ingram Micro stockholder approval, if (x) an intervening event (as defined below) has occurred or (y) Ingram Micro receives a bona fide written acquisition proposal that was not obtained in violation of the merger agreement that the Board has determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel constitutes a superior proposal, then the Board may (1) in the case of either (x) or (y), make an adverse recommendation change if the Board has determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under the DGCL, or (2) in the case of (y), cause Ingram Micro to terminate the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal pursuant to the termination provisions of the merger agreement.

The Board will not be permitted to make an adverse recommendation change or cause Ingram Micro to terminate the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal unless prior to taking such action:

•	Ingram Micro has complied in all respects with its obligations under the provisions of the merger agreement described in this section;

•

Ingram Micro has provided prior written notice to Tianjin Tianhai, at least five business days in advance of making such adverse recommendation change or such termination (such period, the “negotiation period”), advising Tianjin Tianhai of the intention to effect an adverse recommendation change or terminate the merger agreement and, if the basis therefor is a superior proposal, specifying certain details related thereto, including the identity of the person making such superior proposal and the financial and other material terms and conditions thereof; provided that in the event there is any material modification to the terms of any such superior proposal, Ingram Micro has provided to Tianjin Tianhai a notice of such modification and such superior proposal will be deemed a new superior proposal subject to the requirements described in this section except that the negotiation period will be deemed to be a three business day period rather than a five business day period;

•

during the negotiation period, Ingram has, and has caused its representatives to, negotiate with Tianjin Tianhai in good faith, for so long as Tianjin Tianhai continues to negotiate in good faith, with respect to changes to the terms and conditions of the merger agreement or the transactions contemplated thereby (or as to other proposals made by Tianjin Tianhai);

•

after so negotiating with Tianjin Tianhai during the negotiation period, the Board has considered in good faith any and all changes to the merger agreement and the transactions contemplated by the merger agreement offered by Tianjin Tianhai (or other proposals made by Tianjin Tianhai), and has determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, (A) if the determination by the Board is in response to a superior proposal, that such superior proposal would continue to constitute a superior proposal even if such changes or other proposals were to be given effect or (B) if the determination by the Board is in response to an intervening event, that such changes would not obviate the need for an adverse recommendation change in response to such intervening event; and

•

if the merger agreement is terminated to enter into an alternative acquisition agreement with respect to a superior proposal, Ingram Micro has validly terminated the merger agreement pursuant to and in accordance with the provisions relating to such a termination described under “—Termination of the Merger Agreement” below (including paying the applicable termination fee to Tianjin Tianhai prior to such termination).

An “acceptable confidentiality agreement” means a confidentiality agreement that contains terms not less favorable in the aggregate to Ingram Micro than those contained in the confidentiality agreement with Tianjin Tianhai.

The term “acquisition proposal” means any inquiry, offer or proposal relating to (i) any acquisition or purchase (whether in a single transaction or a series of related transactions), direct or indirect, of 20% or more of the consolidated assets of Ingram Micro and its subsidiaries measured by fair market value or to which 20% or more of the consolidated revenues or earnings of Ingram Micro and its subsidiaries are attributable or 20% or more of any class of equity or voting securities of Ingram Micro or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Ingram Micro measured by fair market value (including equity securities of its subsidiaries), (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of Ingram Micro or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Ingram Micro measured by fair market value (including equity securities of its subsidiaries), or (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Ingram Micro or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Ingram Micro measured by fair market value (including equity securities of its subsidiaries).

An “adverse recommendation change” means the Board (i) changes, withholds, withdraws, qualifies or modifies, or publicly proposes to change, withhold, withdraw, qualify or modify, in a manner adverse to Tianjin Tianhai or merger sub, its recommendation that the Ingram Micro stockholders approve and adopt the merger agreement, (ii) fails to include such recommendation in this proxy statement, (iii) approves or adopts, or recommends the approval or adoption of, or publicly proposes to approve or adopt, or recommends the approval or adoption of, any acquisition proposal other than as contemplated by the merger agreement, (iv) if a tender offer or exchange offer that constitutes an acquisition proposal is commenced, fails to publicly recommend against acceptance of such tender offer or exchange offer by Ingram Micro’s stockholders within ten business days after commencement thereof or (v) fails to publicly reaffirm its recommendation following any acquisition proposal having been publicly made, proposed or communicated (and not publicly withdrawn) within ten business days after Tianjin Tianhai so requests in writing.

The term “alternative acquisition agreement” means any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar document, contract, agreement or arrangement with respect to any acquisition proposal, other than any acceptable confidentiality agreement entered into in compliance with the merger agreement.

The term “intervening event” means any material change, event, occurrence or development that occurs, arises or becomes known to the Board after the date of the merger agreement and prior to receipt of the Ingram Micro stockholder approval, to the extent that such change, event, occurrence or development was unknown to the Board and was not reasonably foreseeable, in each case, as of the date of the merger agreement; provided that the receipt by Ingram Micro, the existence or the terms of an acquisition proposal or a superior proposal will not, in any event, be deemed to constitute an intervening event.

The term “superior proposal” means a bona fide, written acquisition proposal obtained not in violation of the merger agreement that the Board determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and outside counsel, and taking into consideration all relevant terms and conditions of such acquisition proposal, including all legal, financial and regulatory aspects of the proposal (including financing, regulatory or other consents and approvals, stockholder litigation, the identity of the person making the proposal, breakup or termination fee provisions and other relevant events and circumstances), would, if consummated, result in a transaction that is more favorable to Ingram Micro’s stockholders from a financial point of view than the transactions provided under the merger agreement; provided that for purposes of this definition, all references to “20%” in the definition of “acquisition proposal” will be deemed to be “50%”.

Deposit and Escrow Agreement

Pursuant to the merger agreement, on March 18, 2016, Ingram Micro and Tianjin Tianhai entered into the escrow agreement with Deutsche Bank Trust Company Americas providing for the establishment and administration of the Tianjin Tianhai escrow fund, as collateral and security for the payment of the termination fee payable by Tianjin Tianhai in accordance with the merger agreement and the escrow agreement. Pursuant to the merger agreement: (i) on February 25, 2016, Tianjin Tianhai deposited in escrow $200.0 million; (ii) on March 17, 2016, Tianjin Tianhai deposited in escrow an additional $100.0 million; and (iii) on April 15, 2016, Tianjin Tianhai deposited in escrow the final $100.0 million, such that as of April 15, 2016, the balance of the amount held in the Tianjin Tianhai escrow fund is equal to $400.0 million.

Indemnification and Insurance

The merger agreement provides that for a period of six years after the effective time of the merger, Tianjin Tianhai will cause the surviving corporation to indemnify and hold harmless Ingram Micro’s present and former officers, directors, employees and agents with respect to acts or omissions occurring at or prior to the effective time of the merger, to the fullest extent permitted by law or provided under Ingram Micro’s certificate of incorporation and bylaws in effect on the date of the merger agreement. In addition, for six years after the effective time of the merger, Tianjin Tianhai will cause to be maintained in effect provisions in Ingram Micro’s certificate of incorporation and bylaws regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the merger agreement.

The merger agreement further provides that, prior to the effective time, Ingram Micro will, or, if Ingram Micro is unable to, Tianjin Tianhai will cause the surviving corporation to, obtain and fully pay the premiums for six-year “tail” officers’ and directors’ liability insurance policies from an insurance carrier with the same or better credit rating as Ingram Micro’s current insurance carrier and with terms, conditions, retentions and limits of liability that are no less favorable than as provided in Ingram Micro’s existing policies as of the date of the merger agreement and covering claims arising from facts, events, acts or omissions that occurred at or prior to the effective time of the merger. If Ingram Micro or the surviving corporation fails to purchase these “tail” policies as of the effective time, the surviving corporation will maintain, for a period of at least six years, Ingram Micro’s officers’ and directors’ liability insurance policies with Ingram Micro’s current insurance carrier or with an insurance carrier with the same or better credit rating as Ingram Micro’s current insurance carrier with respect to the officers’ and directors’ liability insurance policies with terms, conditions, retentions and limits of liability that are substantially similar to the coverage provided under the Company’s existing policies as of the date of the merger agreement, or the surviving corporation will purchase from Ingram Micro’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to officers’ and directors’ liability insurance policies comparable policies for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in Ingram Micro’s existing policies as of the date of the merger agreement, provided that Tianjin Tianhai and the surviving corporation will not be required to (and the Company may not) expend in excess of 300% of the current per annum amount paid by Ingram Micro for such existing insurance and provided further that if the aggregate premiums of such insurance coverage exceed such amount, the surviving corporation will obtain a policy with the greatest coverage available, with respect to matters occurring prior to the effective time, for a cost not exceeding 300% of the aggregate annual premium under the Company’s current policies.

Employee Matters

The merger agreement provides that Tianjin Tianhai will assume and honor certain specified employee bonus plans, change in control and severance plans and agreements and other retention plans and agreements. Additionally, for a period of 12 months after the effective time, Tianjin Tianhai will provide to those employees of Ingram Micro and its subsidiaries who are employed immediately prior to the effective time and continue to be employed by Tianjin Tianhai or its subsidiaries (including Ingram Micro (as the surviving corporation in the merger and an indirect, controlled subsidiary of Tianjin Tianhai)) after the effective time (the “covered employees”), terms and conditions of employment, base compensation, incentive opportunities, severance and aggregate other benefits (including retirement, group health, life, disability and vacation) that are not less favorable to each covered employee, as provided by Ingram Micro or its subsidiaries to such covered employee immediately prior to the effective time, provided that long-term incentive levels will remain in effect through the 2017 grant period. The merger agreement also provides that Tianjin Tianhai will provide all covered employees with service credit for purposes of eligibility, participation, vesting and levels of benefits (but not for benefit accruals under any defined benefit pension plan), under any employee benefit or compensation plan, program or arrangement adopted, maintained or contributed to by Tianjin Tianhai or the surviving corporation and/or their subsidiaries in which the covered employees are eligible to participate for all periods of employment with Ingram Micro or its subsidiaries (or any predecessor entities) prior to the effective time.

In addition, Tianjin Tianhai will cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any Tianjin Tianhai plan to be waived with respect to the covered employees and their eligible dependents, to the extent waived under the corresponding plan in which the applicable covered employee participated immediately prior to the effective time. Tianjin Tianhai will also give the covered employees and their eligible dependents credit for the plan year in which the effective time (or commencement of participation in a plan of Tianjin Tianhai or the surviving corporation) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the effective time (or the date of commencement of participation in any Tianjin Tianhai plan).

Pursuant to the merger agreement, Tianjin Tianhai has also agreed that, following the effective time of the merger, Tianjin Tianhai will implement a retention program for Ingram Micro’s employees consistent with certain terms as agreed pursuant to the merger agreement.

Notwithstanding the provisions of the merger agreement summarized in this section, the merger agreement provides that such provisions are solely for the benefit of the parties to the merger agreement. No covered employee (including any beneficiary or dependent thereof) or any other person will be regarded for any purpose as a third-party beneficiary of the merger agreement. Nothing in the merger agreement guarantees employment for any period of time or precludes the ability of Tianjin Tianhai to terminate the employment of any covered employee at any time and for any reason, requires Tianjin Tianhai to continue any employee plans or other employee benefit plans or arrangements or prevents the amendment, modification or termination thereof after the effective time.

Reasonable Efforts; Other Agreements

Required Regulatory Approvals

Subject to the exceptions set forth in the following paragraph, Ingram Micro and Tianjin Tianhai have each agreed to use their reasonable best efforts to take all actions necessary, proper or advisable to consummate the transactions contemplated by the merger agreement as promptly as practicable, including efforts needed to prepare for, obtain and maintain all necessary regulatory and governmental approvals. This includes:

•

obtaining required U.S. and foreign antitrust approvals, consents or other authorizations and entering into settlement and consent decrees with governmental authorities in connection with the merger; provided that Ingram Micro is not permitted to, without Tianjin Tianhai’s prior written consent, commit to any divestiture transaction or agree to any restriction on its business;

•

(i) making all appropriate filings required in connection with applicable PRC approvals (except for the foreign exchange registration with the relevant bank) as promptly as practicable, and in any event within 30 business days of the date of the merger agreement and with respect to the foreign exchange registration with the relevant bank, make all appropriate filings as promptly as practicable after obtaining the MOFCOM approval with respect to the outbound investment by Tianjin Tianhai contemplated by the merger agreement and (ii) supplying as promptly as practicable any additional information and documentary material that may be requested in connection with applicable PRC approvals and the SHSE clearance; and

•

take such action as may be reasonably required to obtain the SHSE clearance as soon as practicable, including, in the case of Tianjin Tianhai, making any filings or disclosures with the SHSE as promptly as practicable, and in any event not less than 50 business days after the date of the merger agreement.

None of the provisions summarized in the immediately preceding paragraph will: (a) require Tianjin Tianhai to offer, accept or agree to (i) dispose or hold separate any part of its or Ingram Micro’s businesses, operations, assets or product lines (or a combination of Tianjin Tianhai’s and Ingram Micro’s respective businesses, operations, assets or product lines), (ii) not compete in any geographic area or line of business, and/or (iii) restrict the manner in which, or whether, Tianjin Tianhai, Ingram Micro (including as the surviving corporation in the merger and an indirect, controlled subsidiary of Tianjin Tianhai) or any of their affiliates may carry on business in any part of the world; or (b) require any party to the merger agreement to contest or otherwise resist any administrative or judicial action or proceeding, including any proceeding by a private party, challenging any of the transactions contemplated by the merger agreement as violative of any antitrust law.

Proxy Statement

Ingram Micro has agreed to prepare and file with the SEC this proxy statement and cause this proxy statement to be distributed to the Ingram Micro stockholders as soon as reasonably practicable after the date of the merger agreement. Tianjin Tianhai and merger sub have agreed to furnish certain information and otherwise cooperate and assist with the preparation of this proxy statement, at Ingram Micro’s reasonable request and pursuant to the terms of the merger agreement.

Other Agreements

The merger agreement contains certain other agreements, including agreements relating to notifications of certain events, public announcements and confidentiality.

Tianjin Tianhai Shareholder Approval

The merger agreement provides that the merger is subject to the approval by the affirmative vote of at least two-thirds of the voting stock held by the shareholders present at a meeting of Tianjin Tianhai’s shareholders approving the merger agreement and the transactions contemplated by the merger agreement (including the merger) in accordance with applicable PRC law, unless the HNA Group assumption shall have occurred pursuant to the guarantee. The merger agreement requires that Tianjin Tianhai hold the Tianjin Tianhai shareholders’ meeting to obtain the Tianjin Tianhai shareholder approval as soon as reasonably practicable after obtaining the SHSE clearance (but in any event within 15 business days thereof).

Financing; Treatment of Existing Indebtedness

The obligations of Tianjin Tianhai under the merger agreement to consummate the merger are not subject to a condition providing that Tianjin Tianhai or merger sub has obtained funds sufficient to pay the merger consideration. The merger agreement requires, however, that if Tianjin Tianhai determines to seek equity or debt financing in connection with the transactions contemplated by the merger agreement, Ingram Micro will provide all commercially reasonable cooperation as may be requested by Tianjin Tianhai in connection with such financing. Ingram Micro is also required to provide all commercially reasonable cooperation as may be requested by Tianjin Tianhai for purposes of evaluating and making any arrangements necessary to maintain or refinance Ingram Micro’s existing indebtedness in connection with the transactions contemplated by the merger agreement.

Guarantee

Concurrently with the execution of the merger agreement, HNA Group executed a guarantee in favor of Ingram Micro pursuant to which HNA Group has guaranteed to Ingram Micro complete payment and performance of Tianjin Tianhai’s obligation to pay the merger consideration at the closing of the merger, the Tianjin Tianhai termination fee, if and when payable, and certain other amounts that may be owed by Tianjin Tianhai to Ingram Micro under the merger agreement. In addition, pursuant to the guarantee and in accordance with the terms thereof, HNA Group has agreed to assume the rights and obligations of Tianjin Tianhai under the merger agreement in the event that the Tianjin Tianhai shareholder approval is not obtained, becomes invalid or no longer effective or otherwise fails to satisfy the condition to the obligations of the parties to consummate the merger to the effect that the Tianjin Tianhai shareholder approval be obtained in accordance with applicable law.

The maximum aggregate liability of HNA Group under the guarantee may not exceed $400.0 million. See also “—Limitation of Liability” below.

Conditions to Completion of the Merger

The obligations of Ingram Micro, Tianjin Tianhai and merger sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions on or prior to the effective time, including the following:

•	the receipt of the Ingram Micro stockholder approval;

•	the receipt of the Tianjin Tianhai shareholder approval (unless the HNA Group assumption has occurred pursuant to the guarantee);

•	the absence of any restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the merger;

•

the expiration or termination of the waiting period under U.S. antitrust laws and the receipt of any consents or approvals required under the competition laws of the European Union, Canada, South Africa, Brazil, Mexico, PRC, India, Switzerland and Turkey;

•	the receipt of approvals in the PRC from NDRC, MOFCOM and SAFE;

•	the receipt of clearance from the Shanghai Stock Exchange (unless the HNA Group assumption has occurred pursuant to the guarantee); and

•

in the event of any review or investigation by CFIUS applicable to the transactions contemplated by the merger agreement, the conclusion of such CFIUS review or investigation, and (x) CFIUS’s determination that there are no unresolved national security concerns with respect to the transactions contemplated by the merger agreement, or (y) the President of the United States has declined to take any action to suspend or prohibit the transactions.

Tianjin Tianhai’s and merger sub’s obligations to consummate the merger are subject to the satisfaction or waiver of additional conditions, which include the following:

•	Ingram Micro’s performance in all material respects of its obligations under the merger agreement required to be performed at or prior to the effective time;

•

the accuracy (disregarding all materiality qualifiers contained therein) of Ingram Micro’s representations and warranties in the merger agreement as of the date of the merger agreement and as of the effective time (or, with respect to representations and warranties that by their terms are made as of another specified time, the accuracy (disregarding all materiality qualifiers contained therein) as of such time), except where the inaccuracy, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Ingram Micro; provided that in the case of Ingram Micro’s representations and warranties relating to corporate existence, corporate authorization, capitalization and the inapplicability of certain state takeover statutes to the merger, such representations and warranties must be true in all respects (except for any de minimis inaccuracy regarding capitalization) as of the date of the merger agreement and as of the effective time (or, with respect to representations and warranties that by their terms are made as of another specified time, as of such time);

•	the delivery to Tianjin Tianhai of an officer’s certificate from Ingram Micro confirming that the conditions described in the immediately preceding two bullet points have been satisfied; and

•

there has not occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Ingram Micro since the date of the merger agreement.

Ingram Micro’s obligations to complete the merger are subject to the satisfaction or waiver of additional conditions, which include the following:

•	Tianjin Tianhai and merger sub’s performance in all material respects of their obligations under the merger agreement required to be performed at or prior to the effective time;

•

the accuracy (disregarding all materiality qualifiers contained therein) of Tianjin Tianhai and merger sub’s representations and warranties in the merger agreement as of the date of the merger agreement and as of the effective time (or, with respect to representations and warranties that by their terms are made as of another specified time, the accuracy (disregarding all materiality qualifiers contained therein) as of such time), except where the inaccuracy, individually or in the aggregate with, would not reasonably be likely to prevent, materially delay or materially impede the ability of Tianjin Tianhai or merger sub to consummate the merger and the other transactions contemplated by the merger agreement; and

•	the delivery to Ingram Micro of an officer’s certificate from Tianjin Tianhai confirming that the conditions described in the immediately preceding two bullet points have been satisfied.

A “material adverse effect” on a party means a material adverse effect on the financial condition, business, assets or results of operations of such party and its subsidiaries, taken as a whole, excluding any effect resulting from or arising in connection with:

•	changes in GAAP;

•	changes in applicable law or directives or policies of a governmental authority;

•

changes in the financial, securities, credit or other capital markets or general economic, regulatory, legislative or political conditions in the United States or any other country or region that such party or any of its subsidiaries do business, including changes in interest rates and foreign exchange rates;

•	changes generally affecting the industry in which such party and its subsidiaries operate;

•	acts of war, sabotage or terrorism or major hostilities or natural or man-made disasters or other force majeure events;

•

the announcement, pendency or consummation of the transactions contemplated by the merger agreement (including any loss of, or adverse change in, the relationship of such party or any of its subsidiaries with its employees, customers, distributors, partners, suppliers or other business partners that is related thereto);

•

changes in the market price or trading volume of shares of the Company’s common stock (it being understood that if such party is Ingram Micro, this bullet shall not prevent a party from asserting any fact, change, event, occurrence or effect that may have contributed to such change independently constitutes or contributes to a material adverse effect);

•

if such party is Ingram Micro, any failure by Ingram Micro or any of its subsidiaries to meet any analyst estimates or expectations of Ingram Micro’s net sales, gross profit, income from operations, net income or other financial performance metric or results of operations for any period, or any failure by Ingram Micro or any of its subsidiaries to meet its internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that this bullet shall not prevent a party from asserting that any fact, change, event, occurrence or effect that may have contributed to such change or failure independently constituted or contributed to a material adverse effect);

•

if such party is Ingram Micro, (1) any action taken or omitted to be taken by Ingram Micro or any of its subsidiaries at the written request, or with the written consent, of Tianjin Tianhai or merger sub, (2) any failure to take any action by Ingram Micro or any of its subsidiaries if such action is prohibited by the merger agreement or (3) any action taken by Ingram Micro or any of its subsidiaries that is expressly required by the merger agreement; or

•

any actions or proceedings made or brought by any of the current or former stockholders of Ingram Micro (on their own or on behalf of Ingram Micro) against Ingram Micro or any other actions or proceedings in connection with the merger agreement or the transactions contemplated hereby.

The facts, events, circumstances, developments, conditions, changes, occurrences or effects described in the first five bullet points immediately above will only be excluded from a determination of whether a “material adverse effect” on a party has occurred or would reasonably be expected to occur if and to the extent that they do not have, individually or in the aggregate, a materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to other participants in the industries in which such party and its subsidiaries operate.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time:

•	by mutual written agreement of Tianjin Tianhai and Ingram Micro;

•	by either Tianjin Tianhai or Ingram Micro, if:

•

the merger has not been consummated on or before August 15, 2016 (as such date may be extended pursuant to the following proviso, the “end date”); provided that (i) if, on August 15, 2016, there is an open CFIUS review or investigation of the transactions contemplated by the merger agreement and/or there is an order preventing the consummation of the merger or the required antitrust or other regulatory approvals (other than CFIUS) have not been received such that the corresponding closing conditions are not satisfied or waived, but all other closing conditions have been satisfied or waived (or for those conditions that by their terms are to be satisfied at the closing, will be capable of being satisfied on such date), then the end date may be extended to November 13, 2016 if either Ingram Micro or Tianjin Tianhai notifies the other party in writing prior to the initial end date of its election to so extend the end date (the “first extension”), (ii) if either party exercises the first extension, and on November 13, 2016, there is an open CFIUS review or investigation of the transactions contemplated by the merger agreement and/or there is an order preventing the merger or the required antitrust or other regulatory approvals (other than CFIUS) have not been received such that the corresponding closing conditions are not satisfied, but all other closing conditions have been satisfied or waived (or for those conditions that by their terms are to be satisfied at the closing, will be capable of being satisfied on such date), then the end date may be extended to February 11, 2017 if either Ingram Micro or Tianjin Tianhai notifies the other party in writing prior to the expiration of the first extension of its election to so further extend the end date and (iii) the end date will be automatically extended for the period, plus 20 business days, during which any action to enforce specifically the performance of the merger agreement brought by any party thereto is pending, or by such other time period as is established by the court presiding over such action; provided further that this termination right is not available to any party whose breach of the merger agreement results in the failure of the merger to be consummated by the applicable end date;

•	there is in effect an order preventing the consummation of the merger that has become final and non-appealable;

•	the Ingram Micro stockholder approval has not been obtained at the special meeting of Ingram Micro’s stockholders; or

•

the President of the United States has made a determination under the Defense Production Act of 1950, as amended by the Foreign Investment and Security Act of 2007, to suspend or prohibit the transactions contemplated by the merger agreement;

•	by Tianjin Tianhai, if:

•	the Board makes an adverse recommendation change;

•

Ingram Micro breaches any of its representations or warranties or fails to perform any covenant or agreement in the merger agreement, and such breach (i) would cause the failure of certain conditions to Tianjin Tianhai’s and merger sub’s obligations to complete the merger, as described in the first three bullet points in the second paragraph of “—Conditions to Completion of the Merger” above, and (ii) cannot be cured by the end date or, if curable, is not cured within 30 days of Ingram Micro’s receipt of written notice of such breach or failure (or, if the end date is less than 30 days from the date of receipt of such notice, by the end date); provided that this termination right is not available to Tianjin Tianhai if, at the time of delivery of such notice, Tianjin Tianhai or merger sub is in material breach of their obligations under the merger agreement; or

•	by Ingram Micro, if:

•

prior to receipt of the Ingram Micro stockholder approval, the Board authorizes Ingram Micro, subject to complying with certain covenants described in “—No Solicitation; Changes in Recommendations” above, to enter into an alternative acquisition agreement with respect to a superior proposal; provided that Ingram Micro (i) complies in all respects with the requirements of the merger agreement summarized under “—No Solicitation; Changes in Recommendations” above, (ii) complies in all respects with its obligation to pay the company termination fee described under the first paragraph of “—Termination Fees and Expenses” below, and prior to such termination, pays in full the company termination fee, and (iii) enters into an alternative acquisition agreement with respect to a superior proposal substantially concurrently with the termination of the merger agreement;

•

Tianjin Tianhai or merger sub breaches any of its representations or warranties or fails to perform any covenant or agreement in the merger agreement, and such breach (i) would cause the failure of certain conditions to Ingram Micro’s obligations to complete the merger, as described in the third paragraph of “—Conditions to Completion of the Merger” above, and (ii) cannot be cured by the end date or, if curable, is not cured within 30 days of Tianjin Tianhai’s or merger sub’s receipt of written notice of such breach or failure (or, if the end date is less than 30 days from the date of receipt of such notice, by the end date); provided that this termination right is not available to Ingram Micro if, at the time of delivery of such notice, Ingram Micro is in material breach of its obligations under the merger agreement;

•

(i) all of the mutual conditions to the parties’ obligations to consummate the merger and the conditions to the obligations of Tianjin Tianhai and merger sub to consummate the merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing), provided that Ingram Micro may not rely on the failure of any closing condition if such failure was caused by Ingram Micro’s failure to use the standard of efforts required from it to comply with the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement, (ii) Ingram Micro irrevocably confirms in writing that all of the conditions to its obligations to consummate the merger have been satisfied or that it is willing to waive any such conditions, and that it is ready, willing and able to consummate the closing and (iii) Tianjin Tianhai and merger sub fail to complete the closing within seven business days following the date on which the closing should have occurred; or

•	Tianjin Tianhai fails to deposit the Tianjin Tianhai termination fee in the deposit escrow account in accordance with the merger agreement as described under “—Termination Fees and Expenses” below.

Effect of Termination

If the merger agreement is terminated as described in “—Termination of the Merger Agreement”, the merger agreement will become void and of no effect without liability of any party, except that:

•

certain provisions of the merger agreement, including the provisions relating to the effect of termination of the merger agreement, the confidentiality agreement between Ingram Micro and Tianjin Tianhai, the allocation of fees and expenses (including, if applicable, the termination fees described below), governing law, jurisdiction and waiver of jury trial will survive termination; and

•	each party will remain liable for its willful or intentional breach of any provision of the merger agreement, subject to the provisions described under “—Limitation of Liability” below.

Amendment and Waivers

Any provision of the merger agreement may be amended, supplemented or waived prior to the effective time, but only if such amendment, supplement or waiver is in writing and is signed, in the case of an amendment or supplement, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, following the receipt of the Ingram Micro stockholder approval, no amendment to or waiver of the merger agreement may be made that would by law require further approval of Ingram Micro’s stockholders without first obtaining such approval.

At any time prior to the effective time, any party may, with prior written notice to the other party or parties and subject to applicable law, waive certain provisions of the merger agreement or extend the time for performance of any obligation thereunder.

Termination Fees and Expenses

Ingram Micro has agreed to pay Tianjin Tianhai a termination fee of $120.0 million if the merger agreement is terminated:

•	by Tianjin Tianhai, if the Board makes an adverse recommendation change;

•

by Ingram Micro, subject to compliance with certain covenants, if the Board authorizes Ingram Micro to accept a superior proposal and Ingram Micro substantially concurrently enters into an alternative acquisition agreement with respect to a superior proposal; or

•

by either Ingram Micro or Tianjin Tianhai after the end date or if the Ingram Micro stockholder approval is not obtained at the special meeting of Ingram Micro’s stockholders and (i) prior to such termination, an acquisition proposal is publicly announced or otherwise communicated to the Board or Ingram Micro’s stockholders and (ii) within 15 months after such termination, Ingram Micro consummates or enters into a definitive agreement in connection with any acquisition proposal (for this purpose, treating references to “20%” in the definition of acquisition proposal as “50%”).

Tianjin Tianhai has agreed to pay Ingram Micro the Tianjin Tianhai termination fee, if:

•

the merger agreement is terminated by either Ingram Micro or Tianjin Tianhai after the end date, and all of the conditions to Tianjin Tianhai’s and merger sub’s obligations to complete the merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger), except for any one or more of the conditions relating to: (i) the Tianjin Tianhai shareholder approval being obtained (unless the HNA Group assumption shall have occurred pursuant to the guarantee); (ii) the absence of any order from a PRC governmental authority or the failure to obtain necessary PRC approvals or the SHSE clearance (unless the HNA Group assumption shall have occurred pursuant to the guarantee); or (iii) the expiration or termination of the waiting period under U.S. antitrust laws and the receipt of any consents or approvals required under the competition laws of the foreign jurisdictions discussed above under “—Conditions to Completion of the Merger”;

•

the merger agreement is terminated by either Ingram Micro or Tianjin Tianhai because of any order from a PRC governmental authority or any order from a governmental authority pursuant to U.S. antitrust laws or the competition laws of the foreign jurisdictions discussed above under “—Conditions to Completion of the Merger”;

•

the merger agreement is terminated by either Ingram Micro or Tianjin Tianhai because the merger has not been consummated on or before the end date and, pursuant to a CFIUS review or investigation of the transactions contemplated by the merger agreement, (x) CFIUS requires Tianjin Tianhai or merger sub to enter into an agreement or CFIUS imposes a condition (in either case, as provided for in the Defense Production Act of 1950), and (y) Tianjin Tianhai has not entered into such agreement or consented to such condition by the date of the termination of the merger agreement;

•

the merger agreement is terminated by either Ingram Micro or Tianjin Tianhai because the President of the United States determines under the Defense Production Act of 1950, as amended by the Foreign Investment and Security Act of 2007, to suspend or prohibit the transactions contemplated by the merger agreement;

•

the merger agreement is terminated by Ingram Micro because (i) all of the mutual conditions to the parties’ obligations to consummate the merger and the conditions to the obligations of Tianjin Tianhai and merger sub to consummate the merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing), provided that Ingram Micro may not rely on the failure of any closing condition if such failure was caused by Ingram Micro’s failure to use the standard of efforts required from it to comply with the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement, (ii) Ingram Micro irrevocably confirms in writing that all of the conditions to its obligations to consummate the merger have been satisfied or that it is willing to waive any such conditions, and that it is ready, willing and able to consummate the closing and (iii) Tianjin Tianhai and merger sub fail to complete the closing within seven business days following the date on which the closing should have occurred; or

•	the merger agreement is terminated by Ingram Micro because Tianjin Tianhai fails to deposit the Tianjin Tianhai escrow fund in the deposit escrow account in accordance with the merger agreement,

Pursuant to the merger agreement, the “Tianjin Tianhai termination fee” means (i) $200.0 million if the merger agreement is terminated in a manner requiring payment of the Tianjin Tianhai termination fee before

March 18, 2016, (ii) $300.0 million if the merger agreement is terminated in a manner requiring payment of the Tianjin Tianhai termination fee on or after March 18, 2016 and before April 17, 2016, and (iii) $400.0 million if the merger agreement is terminated in a manner requiring payment of the Tianjin Tianhai termination fee on or after April 17, 2016. See also “—Deposit and Escrow Agreement” above for a summary of provisions of the merger agreement relating to the incremental deposit of the Tianjin Tianhai termination fee in escrow. In addition, pursuant to the guarantee, HNA Group has agreed to guarantee payment by Tianjin Tianhai of the Tianjin Tianhai termination fee if the merger agreement is terminated in a manner requiring payment of the Tianjin Tianhai termination fee.

Except as described above, all costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such cost or expense.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware.

Limitation of Liability

Notwithstanding anything to the contrary in the merger agreement, the maximum aggregate liability of Tianjin Tianhai and merger subsidiary (and HNA Group pursuant to the guarantee) for breach of the merger agreement (whether willfully, intentionally, unintentionally or otherwise) shall not exceed the amount of the Tianjin Tianhai termination fee. Notwithstanding anything to the contrary in the merger agreement, the maximum aggregate liability of Ingram Micro for breach of the merger agreement (whether willfully, intentionally, unintentionally or otherwise) shall not exceed $120.0 million.

MARKET PRICE OF THE COMPANY’S COMMON STOCK AND DIVIDENDS

Ingram Micro’s common stock is listed on NYSE under the trading symbol “IM”. The following table shows the high and low closing prices of the common stock as reported on NYSE and the quarterly cash dividends declared per share, for each quarterly period since the beginning of 2014:

Period	High ($)	Low ($)	Cash Dividends Declared ($)
Fiscal Year 2014
First Quarter	29.86	23.25	—
Second Quarter	30.78	26.03	—
Third Quarter	30.29	25.96	—
Fourth Quarter	28.19	22.84	—
Fiscal Year 2015
First Quarter	27.24	23.04	—
Second Quarter	27.26	24.89	—
Third Quarter	27.70	24.07	0.10
Fourth Quarter	31.92	28.13	0.10
Fiscal Year 2016
First Quarter	36.66	26.44	—
Second Quarter (through , 2016)			—

The closing price of Ingram Micro’s common stock on NYSE on February 17, 2016, which was the last trading day before the announcement of the merger, was $29.65. On                     , 2016, which is the latest practicable trading day before this proxy statement was printed, the closing price for Ingram Micro’s common stock on NYSE was $         . You are encouraged to obtain current market quotations for shares of Ingram Micro’s common stock in connection with voting your shares of Ingram Micro’s common stock.

Under the terms of the merger agreement, Ingram Micro is generally prohibited from paying dividends on its common stock or repurchasing shares of its common stock during the pendency of the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Ingram Micro’s common stock by: (i) the Chief Executive Officer, the Chief Financial Officer and each other named executive officer, as defined in Item 402(a)(3) of Regulation S-K; (ii) each director of Ingram Micro; (iii) all current executive officers and directors of Ingram Micro as a group; and (iv) each person who is known to Ingram Micro to own beneficially more than 5% of Ingram Micro’s common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Except as otherwise indicated, all information is as of April 2, 2016. Shares of Ingram Micro’s common stock subject to options or restricted stock units (including performance-based restricted stock units) that are currently exercisable or could be exercisable or could vest within 60 days of April 2, 2016 are deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of the beneficial owner but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of Ingram Micro’s common stock deemed to be outstanding as of April 2, 2016 do not include acceleration of options and restricted stock units that may occur in connection with the merger as described in the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”. As of April 2, 2016, there were 148,522,113 shares of common stock outstanding.

Unless otherwise indicated, the address of each of the individuals named below is: c/o Ingram Micro, Inc., 3351 Michelson Drive, Suite 100, Irvine, California 92612-0697.

The Company does not permit hedging transactions involving Company stock by executive officers and directors.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Class (1)
Executive Officers
Alain Monié	1,306,438	(2)	*
William D. Humes	137,153	(2)	*
Shailendra Gupta	96,908	(2)	*
Larry C. Boyd	106,350	(2)	*
Scott Sherman	8,422	(2)	*
Paul Read	60,832	(2)	*

Directors
Dale R. Laurance	73,549	(2)(3)(5)	*
Howard I. Atkins	63,604	(2)(3)	*
David A. Barnes	9,957	(2)	*
Leslie S. Heisz	17,373	(2)(3)	*
John R. Ingram	3,430,901	(2)(4)(5)	2.31
Linda Fayne Levinson	70,956	(2)(5)	*
Scott A. McGregor	35,132	(2)	*
Carol G. Mills	7,610	(2)	*
Wade Oosterman	—	(2)(3)	—

All Executive Officers and Directors as a group (15 persons)	5,425,185	(2)(3)(5)	3.62

Other 5% Stockholders
Entities affiliated with FMR LLC	14,765,745	(6)	9.94
245 Summer Street Boston, Massachusetts 02210
BlackRock, Inc.	11,145,630	(7)	7.50
55 East 52nd Street New York, New York 10022
The Vanguard Group	10,647,909	(8)	7.17
100 Vanguard Blvd. Malvern, Pennsylvania 19355

*	Represents beneficial ownership of less than one percent of the common stock.

(1)	Treasury shares are not included when calculating percent of class of common stock.

(2)	The following table shows the number of shares of our common stock beneficially owned by our current directors, our named executive officers and all current executive officers and directors as a group in respect of: (i) vested options, (ii) options that vest within 60 days of April 2, 2016, (iii) shares of common stock held by Fidelity Management Trust Company as administrator of the Ingram Micro 401(k) Plan, based on information received from such administrator as of December 31, 2015, and (iv) shares of common stock held by New York Life Retirement Plan Services as record keeper and custodian of the Ingram 401(k) Plan administered by The Ingram 401(k) Committee, based on information received from such administrator as of December 31, 2015.

Name	Number of Vested Options	Number of Options Scheduled to Vest within 60 days of April 2, 2016	Number of Shares Held by Fidelity Management Trust Company as Record Keeper and Trustee of the Ingram Micro 401(k) Plan	Number of Shares Held by New York Life Retirement Plan Services as Record Keeper and Custodian of the Ingram 401(k) Plan Administered by the Ingram 401(k) Committee for Ingram Industries Inc.
Executive Officers
Alain Monié	996,880	84,226	—	—
William D. Humes	15,020	15,314	—	—
Shailendra Gupta	—	12,251	—	—
Larry C. Boyd	30,957	7,503	1,453	—
Scott Sherman	—	8,422	—	—
Paul Read	23,108	30,628	—	—

Directors
Dale R. Laurance	—	—	—	—
Howard I. Atkins	—	—	—	—
David A. Barnes	1,233	822	—	—
Leslie S. Heisz	—	—	—	—
John R. Ingram	69,030	—	—	8,786
Linda Fayne Levinson	11,652	—	—	—
Scott A. McGregor	—	—	—	—
Carol G. Mills	—	—	—	—
Wade Oosterman	—	—	—	—

All Executive Officers and Directors as a group (15 persons)	1,147,880	159,166	1,453	8,786

(3)	Excludes 197,650; 17,446; 44,461; and 20,408 restricted stock units owned by Dr. Laurance, Mr. Atkins, Ms. Heisz, and Mr. Oosterman, respectively, which are vested, but for which settlement is deferred and will not occur within 60 days of April 2, 2016.

(4)	Mr. Ingram is a trustee of the E. Bronson Ingram QTIP Marital Trust (the “QTIP Trust”), and accordingly can be deemed to be the beneficial owner of shares held by the QTIP Trust.

(5)	Includes 18,879, 3,099,259, 1,000 and 3,119,138 shares, for Dr. Laurance, Mr. Ingram, Ms. Levinson and all current executive officers and directors as a group, respectively, which shares are held by various trusts or foundations of which these individuals are trustees or where such individuals could each be deemed to be the beneficial owner of the shares.

(6)	This information was obtained from the Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC (“FMR”), representing shares held as of December 31, 2015. FMR reports sole voting power with respect to 5,005,045 shares and sole dispositive power with respect to 14,765,745 shares. Abigail P. Johnson, Director, Vice Chairman, Chief Executive Officer and President of FMR, through her voting control of FMR, reports sole dispositive power with respect to 14,765,745 shares. The beneficial ownership reported by FMR includes shares held by its subsidiaries FIAM LLC, Fidelity (Canada) Asset Management ULC, Fidelity Institutional Asset Management Trust Company, FMR Co., Inc. and Strategic Advisers, Inc.

(7)	This information was obtained from the Schedule 13G/A filed with the SEC on January 26, 2016 by BlackRock, Inc. (“BlackRock”), representing shares held as of December 31, 2015. BlackRock reports sole voting power with respect to 10,478,564 shares and sole dispositive power with respect to 11,145,630 shares.

(8)	This information was obtained from the Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group (“Vanguard”), representing shares held as of December 31, 2015. Vanguard reports sole voting power with respect to 111,409 shares, sole dispositive power with respect to 10,538,500 shares, shared voting power with respect to 7,400 shares and shared dispositive power with respect to 109,409 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, reports beneficial ownership of 102,009 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, reports beneficial ownership of 16,800 shares as a result of its serving as investment manager of Australian investment offerings.

APPRAISAL RIGHTS

If the merger is consummated, Ingram Micro stockholders who do not vote in favor of the adoption and approval of the merger agreement and who properly demand appraisal of their shares of Ingram Micro’s common stock will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL (“Section 262”).

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Ingram Micro stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of common stock who (1) do not vote in favor of the adoption and approval of the merger agreement; (2) continuously are the record holders of such shares through the effective time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery.

Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes notice to Ingram Micro’s stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex D. In connection with the merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex D carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Ingram Micro believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the merger agreement proposal;

•	the stockholder must deliver to Ingram Micro a written demand for appraisal before the vote on the merger agreement at the special meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the effective time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time); and

•

a stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving company is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption and approval of the merger agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of common stock wishing to exercise appraisal rights must deliver to Ingram Micro, before the vote on the adoption and approval of the merger agreement at the special meeting at which the merger agreement proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption and approval of the merger agreement. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption and approval of the merger agreement or abstain from voting on the adoption and approval of the merger agreement. Neither voting against the adoption and approval of the merger agreement nor abstaining from voting or failing to vote on the merger agreement proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption and approval of the merger agreement. A proxy or vote against the adoption and approval of the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption and approval of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, and must reasonably inform Ingram Micro of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Ingram Micro, Inc.

3351 Michelson Drive, Suite 100

Irvine, California 92612-0697

Attention: Larry C. Boyd

Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Ingram Micro a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the merger is completed, within ten days after the effective time, the surviving corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption and approval of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time, but not thereafter, the surviving corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time, any holder of shares of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption and approval of the merger agreement and with respect to which Ingram Micro has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

After determining the holders of common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Ingram Micro believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither Ingram Micro nor Tianjin Tianhai anticipates offering more than the per share merger consideration to any stockholder exercising appraisal rights, and each of Ingram Micro and Tianjin Tianhai reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time into the right to receive the per share merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to stockholders as of a time prior to the effective time. If no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

The deadline for submission of stockholder proposals for inclusion in Ingram Micro’s proxy statement for its 2016 annual meeting has passed; however, if the date of the 2016 annual meeting is changed by more than 30 days from the date of the last annual meeting, the proposal must be received no later than a reasonable time before Ingram Micro begins to print and send its annual proxy materials. In addition, all such proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored annual proxy materials. Stockholders intending to present a proposal at the 2016 annual meeting, but not to include the proposal in our proxy statement, must also comply with the requirements set forth in our bylaws.

WHERE YOU CAN FIND MORE INFORMATION

Ingram Micro files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the SEC:

Public Reference Room

Room 1580

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at (800) 732-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Ingram Micro’s public filings are also available to the public from document retrieval services and the website maintained by the SEC at http://www.sec.gov.

Ingram Micro’s annual, quarterly and current reports are available, without exhibits, to any person, including any beneficial owner of Ingram Micro’s common stock, to whom this proxy statement is delivered, without charge, upon written request directed to the Company by emailing investor.relations@ingrammicro.com.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended January 2, 2016;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2016, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 2, 2016; and

•	our Current Reports on Form 8-K filed on February 17, 2016 and February 23, 2016.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

You should rely only on the information contained in this proxy statement. No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by Ingram Micro or any other person.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of

February 17, 2016

among

INGRAM MICRO INC.,

TIANJIN TIANHAI INVESTMENT COMPANY, LTD.

and

GCL ACQUISITION, INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of February 17, 2016 among Ingram Micro Inc., a Delaware corporation (the “Company”), Tianjin Tianhai Investment Company, Ltd., a joint stock company existing under the laws of the PRC (“Parent”), and GCL Acquisition, Inc., a Delaware corporation and an indirect subsidiary of Parent (“Merger Subsidiary”).

W I T N E S S E T H :

WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary have approved and deemed it advisable that the respective stockholders of the Company and Merger Subsidiary approve and adopt this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, as an inducement to the Company’s willingness to enter into this Agreement, HNA Group Co., Ltd., a limited company existing under the laws of the PRC (the “Guarantor”), an Affiliate of Parent and Merger Subsidiary, has executed and delivered a guarantee (the “Guarantee”) in favor of the Company, which the Company has countersigned and pursuant to which the Guarantor has agreed (i) to backstop Parent’s obligation to pay the Merger Consideration and the Parent Termination Fee in accordance with the terms of this Agreement and (ii) assume the rights and obligations under this Agreement in the event that the Parent Shareholder Approval (as defined herein) is not obtained in accordance with the terms of the Guarantee.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms not less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, however, that (a) an Acceptable Confidentiality Agreement need not prohibit the making or amendment of any Acquisition Proposal, (b) an Acceptable Confidentiality Agreement may include provisions that are less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, so long as the Company offers to amend the Confidentiality Agreement at least two (2) Business Days prior to execution of such Acceptable Confidentiality Agreement to include identical provisions for the benefit of Parent, and (c) an Acceptable Confidentiality Agreement shall not include any provision providing for any exclusive right to negotiate with such party or that would have the effect of prohibiting the Company from satisfying any of its covenants or obligations under this Agreement.

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any inquiry, offer or proposal relating to (i) any acquisition or purchase (whether in a single transaction or a series of related transactions), direct or indirect, of assets of the Company and its Subsidiaries constituting 20% or more of the consolidated assets of the Company and its Subsidiaries measured by fair market value or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company measured by fair market value (including equity securities of its Subsidiaries), (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a Third Party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company measured by fair market value (including equity securities of its Subsidiaries) or (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company measured by fair market value (including equity securities of its Subsidiaries).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Applicable Law” means, with respect to any Person, any federal, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Beijing, PRC are authorized or required by Applicable Law to close.

“Cash and Cash Equivalents” as of any date means the cash and cash equivalents required to be reflected as cash and cash equivalents on a fiscal month-end consolidated balance sheet of the Company prepared in accordance with GAAP applied on a consistent basis.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Investigation” means, prior to the Closing, CFIUS has initiated and not closed a review or investigation under section 721 of the Defense Production Act of 1950 (50 U.S.C. App. § 2170) of the transactions contemplated by this Agreement.

“Class A Common Stock” means the series of Company Stock designated as Class A common stock, US$0.01 par value, of the Company.

“Class B Common Stock” means the series of Company Stock designated as Class B common stock, US$0.01 par value, of the Company.

“Code” means the Internal Revenue Code of 1986.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of the Company Balance Sheet Date and the footnotes thereto set forth in the Company 10-Q.

“Company Balance Sheet Date” means October 3, 2015.

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

“Company Stock” means the common stock, US$0.01 par value, of the Company.

“Company Stock Plan” means each plan or non-plan award agreement pursuant to which equity awards of the Company have been granted to employees or other service providers of the Company or any Subsidiary or Affiliate of the Company.

“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the fiscal quarter ended the Company Balance Sheet Date.

“Company Intellectual Property” means the Intellectual Property owned (whether exclusively, jointly or otherwise) by the Company and its Subsidiaries.

“Company Termination Fee” means an amount equal to US$120,000,000.00.

“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement, dated as of December 30, 2015, by and between the Company and Guarantor, as such may be amended from time to time.

“Copyrights” means copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Environmental Laws” means any Applicable Law relating to the protection of the environment, natural resources or human health and safety (to the extent related to exposure to Hazardous Materials).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Hazardous Materials” means any substance, material or waste that is defined, classified or regulated under any Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” or words of similar meaning or regulatory effect.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means all rights, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) all Patents; (ii) all Marks; (iii) all Internet domain names; (iv) all Copyrights; (iv) trade secrets; (v) all other intellectual property rights arising from or relating to Technology; and (vi) all databases and compilations, including any and all data and collections of data, whether machine readable or otherwise.

“Intervening Event” means any material change, event, occurrence or development that occurs, arises or becomes known to the Board of Directors of the Company after the date of this Agreement and prior to obtaining the Company Stockholder Approval, to the extent that such change, event, occurrence or development was unknown to the Board of Directors of the Company and was not reasonably foreseeable, in each case, as of the date of this Agreement; provided that the receipt by the Company, the existence or the terms of an Acquisition Proposal or a Superior Proposal shall not, in any event, be deemed to constitute an Intervening Event.

“knowledge” means (i) with respect to the Company, the actual knowledge of the individuals listed on Section 1.01(a) of the Company Disclosure Schedule in each case after due inquiry, and (ii) with respect to Parent, the actual knowledge of Guo Ke, Cai Jian and Wu Qiang in each case after due inquiry (including due inquiry of the officers of the Guarantor).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse rights or claims of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Marks” means trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the financial condition, business, assets or results of operations of such Person and its Subsidiaries, taken as a whole, excluding any effect resulting from or arising in connection with (A) changes in GAAP, (B) changes in Applicable Law or directives or policies of a Governmental Authority, (C) changes in the financial, securities, credit or other capital markets or general economic, regulatory, legislative or political conditions in the United States or any other country or region that such Person or any of its Subsidiaries do business, including changes in interest rates and foreign exchange rates, (D) changes generally affecting the industry in which such Person and its Subsidiaries operate, (E) acts of war, sabotage or terrorism or major hostilities or natural or man-made disasters or other force majeure events, (F) the announcement, pendency or consummation of the transactions contemplated by this Agreement (including any loss of, or adverse change in, the relationship of such Person or any of its Subsidiaries with its employees, customers, distributors, partners, suppliers or other business partners that is related thereto), (G) changes in the market price or trading volume of shares of the Company Stock (it being understood that this clause (G) if such Person is the Company, shall not prevent a party from asserting any fact, change, event, occurrence or effect that may have contributed to such change independently constitutes or contributes to a Material Adverse Effect), (H) if such Person is the Company, any failure by the Company or any of its Subsidiaries to meet any analyst estimates or expectations of the Company’s net sales, gross profit, income from operations, net income or other financial performance metric or results of operations for any period, or any failure by the Company or any of its Subsidiaries to meet its internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that this clause (H) shall not prevent a party from asserting that any fact, change, event, occurrence or effect that may have contributed to such change or failure independently constituted or contributed to a Material Adverse Effect), (I) if such Person is the Company, (1) any action taken or omitted to be taken by the Company or any of its Subsidiaries at the written request, or with the written consent, of Parent or Merger Subsidiary, (2) any failure to take any action by the Company or any of its Subsidiaries if such action is prohibited by this Agreement or (3) any action taken by the Company or any of its Subsidiaries that is expressly required by this Agreement or (J) any actions or proceedings made or brought by any of the current or former shareholders of the Company (on their own or on behalf of the Company) against the Company or any other actions or proceedings in connection with this Agreement or the transactions contemplated hereby; provided that facts, events, circumstances, developments, conditions, changes, occurrences or effects set forth in clauses (A), (B), (C), (D) and (E) above shall be excluded in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur with respect to such Person if and to the extent such facts, events, circumstances, developments, conditions, changes, occurrences or effects individually or in the aggregate do not have a materially disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to other participants in the industries in which such Person and its Subsidiaries operate.

“MOFCOM” means the Ministry of Commerce of the PRC or its competent local counterparts.

“NDRC” means the National Development and Reform Commission of the PRC or its competent local counterparts.

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means, with respect to the Company, the Company’s certificate of incorporation and bylaws, each as amended through the date hereof, and, with respect to any other entity, such entity’s certificate of incorporation and bylaws or equivalent organizational documents, as amended through the date hereof.

“Parent Shareholder Meeting” means the meeting of Parent’s shareholders to be held to seek the Parent Shareholder Approval.

“Parent Termination Fee” means (i) US$200,000,000.00 if this Agreement is terminated by Parent or the Company in a manner requiring payment of the Parent Termination Fee pursuant to Section 11.04(c) before March 18, 2016, (ii) US$300,000,000.00 if this Agreement is terminated by Parent or the Company in a manner requiring payment of the Parent Termination Fee pursuant to Section 11.04(c) on or after March 18, 2016 and before April 17, 2016, and (iii) US$400,000,000.00 if this Agreement is terminated by Parent or the Company in a manner requiring payment of the Parent Termination Fee pursuant to Section 11.04(c) on or after April 17, 2016.

“Patents” means patents and applications therefor, including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof.

“Permit” means a permit, license, franchise or authorization from a Governmental Authority.

“Permitted Lien” means (i) Liens securing indebtedness or liabilities reflected on the Company Balance Sheet or notes thereto or that have otherwise been made available to Parent as of the date of this Agreement, (ii) Liens for Taxes that are not due and payable or that may thereafter be paid without interest or penalty and without risk of loss of title to the asset subject thereto or that are being contested in good faith by appropriate proceedings, in each case, that have been reserved against in accordance with GAAP in the latest financial statements included in the Company SEC Documents, (iii) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, that are not (A) resulting from a breach, default or violation of any contract or Applicable Law or (B) for amounts being contested in good faith by appropriate proceedings, (iv) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (v) zoning, building and other similar codes and regulations of any Governmental Authority, provided, that such codes and regulations have not been materially violated, (vi) easements, rights-of-way, covenants and other similar restrictions that have been placed by any developer, landlord or other Person on property over which the Company or any of its Subsidiaries has easement rights or on any property leased to the Company or any of its Subsidiaries and subordination or similar agreements relating thereto, (vii) non-exclusive outbound licenses to Intellectual Property granted in the ordinary course of business and (ix) defects or irregularities in title, easements, rights-of-way, covenants and restrictions in the ordinary course of business and that would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries taken as a whole as currently conducted or the property affected thereby.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PRC” means the People’s Republic of China.

“Preferred Stock” means the preferred stock, US$0.01 par value, of the Company.

“SAFE” means the State Administration of Foreign Exchange of the PRC or its competent local counterparts.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Significant Subsidiary” means a Subsidiary of the Company that is (i) a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X of the SEC as of the date hereof or (ii) listed on Section 1.01(b) of the Company Disclosure Schedule.

“Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Superior Proposal” means a bona fide written Acquisition Proposal obtained after the date hereof and not in violation of Section 6.03 that the Board of Directors of the Company determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and outside counsel, and taking into consideration all relevant terms and conditions of such Acquisition Proposal, including all legal, financial and regulatory aspects of the proposal (including financing, regulatory or other consents and approvals, shareholder litigation, the identity of the person making the proposal, breakup or termination fee provisions and other relevant events and circumstances), would, if consummated, result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the transactions provided hereunder; provided that for purposes of this definition, all references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be “50%”.

“Tax” means (a) any U.S. federal, state, local or non-U.S. tax, duty, levy or other like assessment or charge of any kind whatsoever (including any income, franchise, profits, gross receipts, license, escheat and unclaimed property obligations, ad valorem, net worth, value added, sales, use, real or personal property, payroll, withholding on amounts paid to or by any Person, employment, social security (or similar), excise, environmental, customs duties, stamp, registration, alternative and add-on minimum tax payable to any Governmental Authority), (b) any interest, penalty, addition to tax or additional amount with respect thereto, and (c) any liability for any of the foregoing items described in clause (a) and (b) payable by reason of transferee or successor liability or Treasury Regulations Section 1.1502-6(a) or any analogous or similar provision of Applicable Law (or any predecessor or successor thereof).

“Tax Return” means any report, return, document, declaration or other information or filing supplied or required to be supplied to any Governmental Authority with respect to Taxes, including any amendment thereof or schedule or attachment thereto and including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03
Alternative Acquisition Agreement	6.03
Agreement	Preamble
Certificates	2.03
Closing	2.01
Closing Date	2.01
Company	Preamble
Company Board Recommendation	4.02
Company IT Systems	4.16
Company Restricted Stock Awards	2.05
Company Restricted Share	2.05
Company RSU	2.05
Company SEC Documents	4.07
Company Securities	4.05
Company Stockholder Approval	4.02
Company Stockholder Meeting	6.02
Company Stock Option	2.05
Company Subsidiary Securities	4.06
Covered Employees	7.06
Company Escrow Account	7.03
Company Unvested Option	2.05
Company Unvested Stock Awards	2.05
D&O Insurance	7.05
Definitive Debt Documents	6.06
Effective Time	2.01
Employee Plan	4.18
End Date	10.01
Escrow Agent	7.03
Escrow Agreement	7.03
Exchange Agent	2.03
FINSA	4.03
First Extension	10.01
Foreign Antitrust Laws	4.03
Guarantee	Recitals
Guarantor	Recitals
Lease	4.14
Indemnified Person	7.05
Joint Notice	4.03
Internal Controls	4.07
Lease	4.14

Term	Section
Material Contract	4.21
Merger	2.01
Merger Consideration	2.02
Merger Subsidiary	Preamble
Morgan Stanley	4.23
Negotiation Period	6.03
Order	9.01
Owned Real Property	4.14
Parent	Preamble
Parent Board Resolutions	5.04
Parent Voting Agreement	Recitals
Parent Escrow Fund	7.03
Parent Plans	7.06
Parent Shareholder Approval	5.03
Parent Termination Fee	11.04
Proxy Statement	4.03
PRC Approvals	5.05
Representatives	6.03
Required Information	6.06
SHSE	5.04
SHSE Clearance	5.04
Surviving Corporation	2.01
Takeover Statute	4.23
Uncertificated Shares	2.03
WARN Act	4.19

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule or in any certificate or other document made or delivered pursuant hereto but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. The symbol “US$” refers to United States Dollars, the lawful currency of the United States of America. All US$ amounts used in Article 4 and Section 6.01 include the equivalent amount denominated in other currencies. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to “day” shall mean a calendar day unless otherwise indicated as a “Business Day.” Any document, list or other item shall be deemed to have been “made available” to Parent for purposes of this Agreement only if such document, list or other item was posted before the date hereof in the electronic data room established by the Company in connection with the transactions contemplated by this Agreement, or was made available on the SEC’s public website before the date hereof.

ARTICLE 2

THE MERGER

Section 2.01. The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).

(b) Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place in Menlo Park, California at 9:00 a.m. (local time) at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California, 94025 as soon as possible, but in any event no later than seven (7) Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree (such date being the “Closing Date”).

(c) As soon as practicable on the Closing Date (Delaware time), the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as is agreed to by the parties hereto and specified in the certificate of merger).

(d) The Merger shall have the effects set forth in Delaware Law. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

Section 2.02. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any shares of Company Stock or any shares of capital stock of Parent or Merger Subsidiary:

(a) Except as otherwise provided in Section 2.02(b), Section 2.02(c) or Section 2.04, each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive US$38.90 in cash, without interest (such per share amount, the “Merger Consideration”). As of the Effective Time, except as set forth in Section 2.02(c), all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration upon surrender of such shares of Company Stock in accordance with Section 2.03, without interest.

(b) Each share of Company Stock held by the Company (other than shares in an Employee Plan of the Company) or owned by Parent or any of its Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

(c) Each share of Company Stock held by any Subsidiary of the Company immediately prior to the Effective Time shall remain outstanding, with appropriate adjustment to the number thereof to preserve its relative percentage ownership interest in the Company.

(d) Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Subsidiary shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

Section 2.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall, with the Company’s prior written consent, appoint a U.S. bank or trust company to act as agent (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Stock (the “Certificates”) or (ii) uncertificated shares of Company Stock (the “Uncertificated Shares”). Prior to or at the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent an amount sufficient, together with amounts in the Parent Escrow Fund to be deposited with the Exchange Agent immediately following the Effective Time, to pay the aggregate Merger Consideration to which holders of shares of Company Stock shall become entitled pursuant to Section 2.02(a). Promptly after the Effective Time (but not later than five (5) Business Days thereafter), the Surviving Company shall cause the Exchange Agent to send, to each holder of record of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

(b) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed and validly executed letter of transmittal (and such other customary documents as may reasonably be required by the Exchange Agent), or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration as contemplated by this Section 2.03, without interest.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) The Merger Consideration paid in respect of shares of Company Stock upon the surrender or transfer, as the case may be, of Certificates or Uncertificated Shares in accordance with this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Stock previously represented by such Certificates or Uncertificated Shares, and at the Effective Time, the stock transfer books of the Company shall be closed and after the Effective Time, there shall be no further registration of transfers of shares of Company Stock. From and after the Effective Time, the holders of Certificates or Uncertificated Shares that evidenced ownership of shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock, except as otherwise provided for herein or by Applicable Law. Subject to Section 2.03(e), if, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of shares of Company Stock three (3) months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof for payment of the Merger Consideration in respect of such shares without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding any provision of this Agreement to the contrary, neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

Section 2.04. Dissenting Shares. Notwithstanding Section 2.02, shares of Company Stock outstanding immediately prior to the Effective Time and held by a holder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal for such shares in accordance with, and who complies in all respects with Section 262 of, Delaware Law (such shares, “Dissenting Shares”) shall not be converted into or exchangeable for the right to receive the Merger Consideration and shall instead no longer be outstanding and shall be automatically cancelled and cease to exist at the Effective Time and such holder shall cease to have any rights thereto except the right to receive only the payment of the appraised value of such shares under Section 262 of Delaware Law. If, after the Effective Time, such holder fails to perfect, effectively withdraws or otherwise loses such right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Stock, attempted withdrawals of such demands and any other instruments served pursuant to Delaware Law and received by the Company relating to stockholders’ rights of appraisal, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.02 to pay for shares of Company Stock for which appraisal rights have been properly demanded shall be returned to Parent upon demand.

Section 2.05. Company Stock Awards.

(a) At or immediately prior to the Effective Time, each outstanding option to purchase shares of Company Stock under any Company Stock Plan (a “Company Stock Option”) that is vested (a “Company Vested Option”) automatically and without any action on behalf of the holder or beneficiary thereof, shall be terminated and canceled, and the Surviving Corporation shall pay the former holder of each Company Vested Option an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Vested Option by (ii) the number of shares of Company Stock such former holder could have purchased (assuming full vesting of all options) had such former holder exercised such Company Vested Option in full immediately prior to the Effective Time. Each Company Vested Option with an exercise price per share that is equal to or greater than the Merger Consideration at the Effective Time shall be cancelled without any cash payment being made in respect thereof and the holder of such Company Vested Option shall have no further rights in respect thereof. For purposes of this Section 2.05, any Company Stock Option (whether vested or unvested) held by a non-employee member of the Board of Directors as of the date hereof shall be considered vested immediately prior to the Effective Time and shall be treated as a Company Vested Option hereunder.

(b) At or immediately prior to the Effective Time, each outstanding restricted stock unit entitling the holder to delivery of shares of Company Stock, whether settled or denominated in cash or in stock, under any Company Stock Plan (each, a “Company RSU”) that is vested (a “Company Vested RSU”) automatically and without any action on behalf of the former holder or beneficiary thereof, shall be terminated and canceled, and the Surviving Corporation shall pay the holder of any such Company Vested RSU an amount in cash equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company Vested RSU. For purposes of this Section 2.05, any Company RSU (whether vested or unvested) held by a non-employee member of the Board of Directors as of the date hereof shall be considered vested immediately prior to the Effective Time and shall be treated as a Company Vested RSU hereunder.

(c) At or immediately prior to the Effective Time, each outstanding Company Stock Option that is unvested (a “Company Unvested Option”), automatically and without any action on behalf of the holder or beneficiary thereof, shall be terminated and canceled in accordance with the applicable Company Stock Plan. Parent shall cause the Surviving Corporation to pay the former holder of each Company Unvested Option an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Unvested Option by (ii) the number of shares of Company Stock such former holder could have purchased (assuming full vesting of all options) had such former holder exercised such Company Unvested Option in full immediately prior to the Effective Time, which amount shall be placed in an escrow arrangement mutually agreed by Parent and the Company at Closing and paid according to the vesting schedule, and subject to the vesting conditions, set forth on Section 2.05(c) of the Company Disclosure Schedule.

(d) At or immediately prior to the Effective Time, (i) each award of Company Stock that is subject to vesting or other forfeiture conditions (each, a “Company Restricted Share”) and each Company RSU that remains unvested immediately prior to the Effective Time (together with Company Restricted Shares, the “Company Unvested Stock Awards”), automatically and without any action on behalf of the former holder or beneficiary thereof, shall be terminated and canceled in accordance with the applicable Company Stock Plan. Parent shall cause the Surviving Corporation to pay the holder of any such Company Unvested Stock Award an amount in cash equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company Unvested Stock Award, which amount shall be placed in an escrow arrangement mutually agreed by Parent and the Company at Closing and paid according to the vesting schedule, and subject to the vesting conditions, set forth on Section 2.05(c) of the Company Disclosure Schedule. Any Company Unvested Stock Award for which the number of shares of Common Stock deliverable under such award is determined based on the satisfaction of performance conditions shall be deemed to have been earned at the target level under the terms of the award agreement relating to such award.

(e) Subject to Section 2.07, all payments under this Section 2.05 shall be made at or as soon as practicable after the Effective Time (or such later date as specified herein), pursuant to the Company’s ordinary payroll practices, and shall be subject to any applicable withholding.

(f) Prior to the Effective Time, the Company shall make any amendments to the terms of any Company Stock Plan necessary to give effect to the transactions contemplated by this Section 2.05. Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not at the Effective Time be bound by any options, restricted stock awards, restricted stock units, warrants or other rights or agreements which would entitle any Person, other than Parent and its Subsidiaries, to own any capital stock of the Surviving Corporation or to receive any payment in respect thereof. Prior to the Effective Time, the Company shall take all actions necessary to terminate all Company Stock Plans and any relevant award agreement entered into thereunder, such termination to be effective at or before the Effective Time.

Section 2.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, the outstanding shares of capital stock of the Company shall have been changed into a different number of shares or a different class, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of Company Stock Options, vesting of Company Restricted Shares or settlement of Company RSUs, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 2.07. Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law and any rules and regulations promulgated thereunder. If the Exchange Agent, the Surviving Corporation or Parent, as the case may be, so withholds amounts and remits such amounts to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock, Company Stock Options or Company Restricted Stock Awards, as applicable, in respect of which the Exchange Agent, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

Section 2.08. Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Stock formerly represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01. Certificate of Incorporation. At the Effective Time, and by virtue of the Merger, the certificate of incorporation of the Company shall be amended in accordance with Applicable Law to be identical to the certificate of incorporation of Merger Subsidiary in effect immediately prior to the Effective Time; provided, that, at the Effective Time, Article I of such certificate of incorporation shall be amended to read as follows: “The name of the corporation is Ingram Micro Inc.”

Section 3.02. Bylaws. The bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.03. Directors and Officers. From and after the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with Applicable Law, (i) the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 11.05, except as disclosed in (i) any Company SEC Document filed before the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer, or any other statements that are similarly non-specific or predictive or forward-looking in nature, in each case, other than any specific factual information contained therein) or (ii) as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Subsidiary that:

Section 4.01. Corporate Existence and Power.

(a) The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has all corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as now conducted, except, in the case of the immediately preceding clause (ii), where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing (with respect to jurisdictions that have the concept of good standing) in each jurisdiction where the ownership, leasing or operation of its properties or other assets or the nature of its business requires such licensing or qualification, except for those jurisdictions where failure to be so licensed, qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(b) The Company has delivered to Parent true and complete copies of the Organizational Documents of the Company, each as amended to the date of this Agreement. All such Organizational Documents are in full force and effect and the Company is not in violation of any of their respective provisions.

Section 4.02. Corporate Authorization; Vote/Approval Required. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the required approval of the Company’s stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Subsidiary, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity (the “Bankruptcy and Equity Exception”)).

(b) At a meeting duly called and held, the Company’s Board of Directors has, by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby and (iii) resolved to recommend approval and adoption of this Agreement by its stockholders (such recommendation, the “Company Board Recommendation”).

(c) The affirmative vote of the holders of a majority of the outstanding shares of Company Stock to approve and adopt this Agreement is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger (the “Company Stockholder Approval”).

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing, declaration or registration with, any Governmental Authority other than:

(a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business;

(b) filings required under, and compliance with other applicable requirements of, the HSR Act and competition, merger control, antitrust or similar Applicable Law of any jurisdiction outside of the United States (“Foreign Antitrust Laws”);

(c) the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as such proxy statement may be amended or supplemented from time to time, the “Proxy Statement”) and other filings required under, and compliance with any other applicable requirements of, the 1933 Act, the 1934 Act and any other applicable state or federal securities laws or the rules and regulations of the NYSE; and

(d) any other actions, filings, declarations or registrations the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially delay the consummation of the transactions contemplated hereby.

Section 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of the Company or any of its Subsidiaries, (ii) assuming the Company Stockholder Approval is obtained and assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law with respect to the Company and its Subsidiaries, (iii) assuming compliance with the matters referred to in Section 4.03, and except (A) as set forth in Section 4.04 of the Company Disclosure Schedule or (B) any contract that may be canceled without penalty upon notice of ninety (90) days (or three (3) months) or less, require any consent or other action by any Person under, violate, conflict, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or cause, permit or give rise to a right of termination or cancellation, an acceleration of performance required or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any term, condition or provision of any material agreement or other instrument binding upon the Company or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any property or other asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, or would not materially delay or materially impair the Company’s ability to consummate the transactions contemplated by this Agreement.

Section 4.05. Capitalization. (a) The authorized capital stock of the Company consists of (i) 635,000,000 shares of Company Stock, of which 500,000,000 shares are designated as Class A Common Stock and 135,000,000 shares are designated as Class B Common Stock and (ii) 25,000,000 shares of Preferred Stock. As of the close of business on February 12, 2016, there were (i) 148,375,659 shares of Company Stock issued and outstanding, of which all were shares of Class A Common Stock, which excludes 46,957,591 shares of Company Stock held by the Company as treasury stock and no Company Restricted Shares, (ii) an aggregate of 6,021,097 shares of Company Stock (plus approximately US$19.5 million in committed value) subject to outstanding Company RSUs, of which all were shares of Class A Common Stock, (iii) outstanding Company Stock Options to purchase an aggregate of 3,617,537 shares of Company Stock (of which options to purchase an aggregate of 1,965,727 shares of Company Stock were exercisable), of which all were shares of Class A Common Stock, (iv) no shares of Class B Common Stock issued and outstanding and (v) no shares of Preferred Stock issued and outstanding. All issued and outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Option or Company Restricted Stock Award will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and fully paid.

(b) Except as set forth in this Section 4.05 and for changes since the close of business on February 12, 2016 resulting from the exercise of Company Stock Options, the vesting of Company Restricted Shares or the settlement of Company RSUs outstanding on such date or issued after such date without violation of Section 6.01, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company or its convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or ownership interests in, the Company or (iii) warrants, calls, options, agreements or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, except pursuant to any Company Stock Plans. Since February 12, 2016, the Company has not issued any Company Stock, other than or pursuant to the exercise of Company Stock Options, the vesting of Company Restricted Shares or the settlement of Company RSUs referred to above in this Section 4.05(b) that are outstanding as of such date or are issued after such date without violation of Section 6.01. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. No Company Securities are owned by any Subsidiary of the Company.

Section 4.06. Subsidiaries.

(a) (i) Each Significant Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization and (ii) has all organizational powers and authority necessary to own or lease all of its properties and assets and to carry on its business as now conducted, except, in the case of the immediately preceding clause (ii), where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each Significant Subsidiary of the Company is duly licensed or qualified to do business as a foreign entity and is in good standing (with respect to jurisdictions that have a concept of good standing) in each jurisdiction where the ownership, leasing or operation of its properties or other assets or the nature of its business requires licensing or qualification, except for failures to be so licensed, qualified or in good standing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(b) A true and complete list as of the date of this Agreement of all of the Significant Subsidiaries of the Company and their respective jurisdictions of organization is set forth on Section 1.01(b) of the Company Disclosure Schedule. The Company has made available to Parent true and complete copies of the Organizational Documents of each Significant Subsidiary of the Company as of the date hereof, in each case as amended through the date hereof.

(c) Except as set forth on Section 4.06(c) of the Company Disclosure Schedule, all of the outstanding shares of capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company have been duly authorized, validly issued and are fully paid (where applicable) and non-assessable and, except as otherwise specified in Section 4.06(c) of the Company Disclosure Schedule, are owned, directly or indirectly, by the Company, free and clear of any and all (i) Liens, other than Permitted Liens, (ii) transfer restrictions (except for such transfer restrictions of general applicability as may be provided under the 1933 Act and applicable state securities or “blue sky” laws or applicable foreign law) and (iii) voting agreements or voting restrictions. Except as set forth in Section 4.06(c) of the Company Disclosure Schedule, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (iii) warrants, calls, options, commitments, agreements or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

(d) Except for the Subsidiaries of the Company, the Company does not own, directly or indirectly, as of the date of this Agreement, any shares of capital stock of, or other equity interests in, any partnership, limited liability company, corporation or other entity.

Section 4.07. SEC Filings and the Sarbanes-Oxley Act. (a) The Company has filed with or furnished to the SEC, on a timely basis, all reports, schedules, forms, statements, prospectuses, registration statements, certifications, proxy statements and other documents required to be filed or furnished by the Company since January 3, 2015 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b) As of its effective date (in the case of any Company SEC Document that is a registration statement filed pursuant to the requirements of the 1933 Act) or filing date (in the case of any other Company SEC

Document) and the date of any amendment, each Company SEC Document complied in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, and the Sarbanes-Oxley Act, as the case may be, applicable to such Company SEC Document.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), no Company SEC Document filed pursuant to the 1934 Act contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) No Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Since January 3, 2013, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act, (ii) the applicable listing and corporate governance rules and regulations of NYSE and (iii) the applicable provisions of the Foreign Corrupt Practices Act of 1977, as amended, and other applicable anti-corruption laws.

(f) As of the date hereof, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents. None of the Company’s Subsidiaries is (or has been at any time since January 3, 2015) subject to the reporting requirements of Section 13(a) or 15(d) of the 1934 Act.

(g) The management of the Company has, in material compliance with Rule 13a-15 under the 1934 Act, (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies in the design or operation of internal controls over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s outside auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

Section 4.08. Financial Statements. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited interim financial statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis, fairly present in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then shown (subject to normal year-end adjustments and the absence of footnotes in the case of any unaudited interim financial statements).

(b) The Internal Controls are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.09. Disclosure Documents. The Proxy Statement will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company and at the time of the Company Stockholder Approval, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions that are based upon information supplied in writing by or on behalf of Parent or Merger Subsidiary specifically for inclusion or incorporation by reference in any of the foregoing.

Section 4.10. Absence of Certain Changes. Since the Company Balance Sheet Date, (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices, (b) there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and (c) there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares or share capital of the Company or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary of the Company to the Company or to any other wholly-owned Subsidiary of the Company), (ii) except in connection with the transactions contemplated by this Agreement, any adoption of, resolution to approve or petition or similar proceeding or order in relation to, a plan of complete or partial liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Significant Subsidiaries, (iii) any receiver, trustee, administrator or other similar person appointed in relation to the affairs of the Company or its property or any part thereof or (iv) any action by the Company or any of its Subsidiaries described in Section 6.01(d) and Section 6.01(h) that if taken after the date hereof and prior to the Effective Time without the prior written consent of Parent would violate such provision.

Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries, whether accrued, contingent, absolute, asserted, unasserted, known, unknown, primary, secondary, direct, indirect, determined, determinable or otherwise, of a nature required by GAAP to be reflected on a consolidated balance sheet (or notes thereto), other than liabilities: (i) reflected on the consolidated balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date included in the Company SEC Documents filed prior to the date of this Agreement; (ii) incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice and not in violation of this Agreement; (iii) incurred in connection with the transactions contemplated hereby; and (iv) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.12. Compliance with Laws and Court Orders; Permits. (a) (i) The business of the Company and each of its Subsidiaries is and has been conducted in compliance in all material respects with all Applicable Laws, (ii) the Company and each of its Subsidiaries (A) hold all Permits necessary for the lawful conduct of their respective businesses and (B) are (and since January 3, 2013 have been) in compliance with the terms of all such Permits and (iii) the consummation of the Merger, in and of itself, will not cause the revocation or cancellation of any Permit, except, in each case, for any such non-compliance, non-possession or revocation or cancellation as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Since January 3, 2013, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority (x) claimed or alleged that the Company or any of its Subsidiaries was not in compliance with all Applicable Laws or (y) made any revocation, withdrawal, suspension, cancellation, termination, nonrenewal or modification of any such Permit, except, in the case of each of subsections (x) and (y) above, which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(b) Neither the Company nor its Subsidiaries, nor, to the Company’s knowledge, any of their respective Affiliates or officers, directors, employees, agents, representatives, consultants, or any other Person associated with or acting for or on behalf of the Company or its Subsidiaries (i) is a person with whom transactions are prohibited or limited under any applicable economic sanctions laws administered by the Office of Foreign Assets Control, the United Nations Security Council, the European Union, or Her Majesty’s Treasury, or (ii) except as set forth in Section 4.12 of the Company Disclosure Schedule, has violated any economic sanctions laws within the last three years except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries are and for the past three years have been in compliance with and in possession of any and all licenses, registrations, and permits that may be required for the lawful conduct of their business under applicable import and export control laws, including without limitation the Export Administration Regulations except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 4.12 of the Company Disclosure Schedule, within the past three years, neither the Company nor any of its Subsidiaries has made any voluntary disclosures to U.S. Government authorities under U.S. economic sanctions laws or U.S. export control laws, been assessed any fine or penalty under such laws, or, to its knowledge, been the subject of any governmental investigation or inquiry regarding compliance with such laws.

Section 4.13. Litigation. There is no action, suit, investigation, proceeding or claim pending against, or, to the knowledge of the Company, threatened against, or any Order, judgment, ruling or decree imposed upon, the Company or any of its Subsidiaries or any of their respective properties and assets, in each case, before (or, in the case of threatened actions, suits, investigations, proceedings or claims, that would be before) or by, or any settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Authority, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated by this Agreement, other than any such matters arising after the date hereof relating to the execution of this Agreement or the transactions contemplated by this Agreement.

Section 4.14. Real Property. (a) Section 4.14 of the Company Disclosure Schedule sets forth a list of all material real property owned by the Company and any of its Subsidiaries (the “Owned Real Property”). There are no pending, or, to the knowledge of the Company, threatened in writing, appropriation, condemnation eminent domain or like proceedings relating to any material Owned Real Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each lease, sublease or license under which the Company or any of its Subsidiaries leases, subleases or licenses any real property (each, a “Lease”) is valid and in full force and effect, (ii) the Company and/or its Subsidiaries have a valid and enforceable leasehold interest in the real property subject to the Leases, free and clear of all Liens other than Permitted Liens, and (iii) neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge any other party to a Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease, and neither the Company nor any of its Subsidiaries has received notice in writing alleging that it has breached, violated or defaulted under any Lease. All Leases held by the Company or any of its Subsidiaries pursuant to which the Company or such Subsidiary currently incurs rental expense in excess of US$200,000 per month or US$2,400,000 per annum are listed on Section 4.14(b) of the Company Disclosure Schedule.

Section 4.15. Personal Property and Assets. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have good and valid title to, or valid leasehold interests in or valid rights under contract to use, all the personal properties and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, free and clear of all Liens other than Permitted Liens, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business.

Section 4.16. Intellectual Property. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company or a Subsidiary is the sole and exclusive owner of all right, title and interest in and to all of the Company Intellectual Property and has valid and continuing rights to use all other Intellectual Property used by the Company or any of its Subsidiaries necessary for the business of the Company or such Subsidiary of the Company.

(b) To the knowledge of the Company (i) the conduct and operation of the Company’s or its Subsidiaries’ business as presently conducted and operated, does not infringe, dilute, misappropriate or otherwise violate, any Intellectual Property rights of any Person and (ii) no Person as of the date hereof, is infringing, diluting, misappropriating, or otherwise violating any Company Intellectual Property, in any material respect.

(c) Neither the Company nor any of its Subsidiaries: (i) is the subject of any pending or threatened written claim challenging the ownership, use, validity, scope, registerability, or enforceability of any Company Intellectual Property or (ii) during the past three (3) years, has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default under any license to Intellectual Property to which the Company or any of the Subsidiaries is a party or by which it is bound.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, Software, information technology, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business (the “Company IT Systems”). The Company IT Systems (i) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the Company as currently conducted, (ii) during the past three (3) years, have not, including in relation to any data stored or processed therein, suffered any material malfunction, failure, disruption, deficiency or security breach, and all material vulnerabilities identified therein have been promptly rectified, and (iii) do not, to the knowledge of the Company, contain any viruses, worms, trojan horses, bugs, faults or other devices, errors, contaminants or effects that (A) materially disrupt or adversely affect the functionality of any Company IT Systems, except as disclosed in their documentation, or (B) enable or assist any Person to access without authorization any Company IT Systems.

(e) To the knowledge of the Company, no open source software or freeware has been incorporated into any material Software owned by the Company or its Subsidiaries that would in any way materially limit the ability to make, use or sell such Software or that would materially diminish or transfer the rights of ownership in, or require licensing on an open source or freeware basis of, any material Company Intellectual Property to any Person, except with respect to Company Intellectual Property that the Company or any of its Subsidiaries have deliberately and publicly released to the open source community in a manner that does not preclude or restrict in any way the Company and its Subsidiaries’ continued use and exploitation of such Company Intellectual Property or otherwise adversely affect the business of the Company in any material respect.

Section 4.17. Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(a) All Tax Returns required by Applicable Law to be filed with any Governmental Authority by, or with respect to, the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Law, and all such Tax Returns are true, correct and complete in all respects.

(b) The Company and each of its Subsidiaries has timely paid (or has had timely paid on its behalf) or has timely withheld and remitted to the appropriate Governmental Authority all Taxes required to be paid or withheld and remitted (whether or not shown to be due and payable on any Tax Return).

(c) Each of the Company and its Subsidiaries has timely paid or withheld all Taxes required to be paid or withheld with respect to payments made to their employees, suppliers, creditors and other Third Parties (and timely paid over such Taxes to the appropriate Governmental Authority).

(d) Neither the Company nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations or outstanding extension of the period for the assessment or collection of any Tax, in either case, that is currently effective. No audit or other examination or administrative, judicial or other proceeding of, or with respect to, any Tax Return or Taxes of the Company or any of its Subsidiaries is currently in progress, and neither the Company nor any of its Subsidiaries has been notified of any written request for such an audit or other examination or administrative, judicial or other proceeding. No deficiency for any material amount of Tax has been asserted or assessed by any Governmental Authority against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn.

(e) During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(f) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(g) No unresolved claim has been made in writing by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by such jurisdiction.

(h) Neither the Company nor any of its Subsidiaries is (i) a party to, or bound by, any Tax sharing, indemnification, or allocation agreement or arrangement, other than (A) such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or (B) customary tax indemnification provisions contained in (1) agreements entered into in the ordinary course of business, the principal subject matter of which is not Taxes, (2) financing agreements the principal subject matter of which is not Taxes or (3) leases of real or tangible personal property, or (ii) liable for the Taxes of any person under Treasury Regulations Section 1502-6 (or any similar provision of state, local or non-U.S. Applicable Law) or as a transferee or successor.

(i) Neither the Company nor any of its Subsidiaries has ever participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(j) Neither the Company nor any of its Subsidiaries is, or within the past five years has been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

Section 4.18. Employee Benefit Plans. (a) Section 4.18(a)of the Company Disclosure Schedule contains a correct and complete list, as of the date of this Agreement, identifying each material Employee Plan. “Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, and each other contract, plan, practice, agreement, arrangement or policy (written or oral) providing for employment, consulting, separation, transition, compensation, bonuses, commissions, profit-sharing, transaction, “deal,” “stay,” retention, stock option or other equity or equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, defined-benefit pension, defined-contribution pension, health, medical or life insurance benefits) which is maintained, sponsored, administered or contributed to by the Company or any of its Subsidiaries and covers any current or former employee or individual independent contractor of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability. True and complete copies of all material Employee Plans (and, if applicable, related trust or funding agreements or insurance policies) and all material amendments thereto have been furnished to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990), if any, prepared in connection with any such plan or trust, and a current summary plan description.

(b) No Employee Plan is, and neither the Company nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has any obligation or liability, contingent or otherwise, with respect to, or has in the past six years sponsored, maintained or contributed to, or had any obligation or liability, contingent or otherwise, with respect to, an “employee pension benefit plan,” as defined in Section 3(2) of ERISA or Section 412 of the Code, subject to Title IV of ERISA.

(c) No Employee Plan is, and neither the Company nor any ERISA Affiliate nor any predecessor thereof contributes to, or has any obligation or liability, contingent or otherwise, with respect to, or has in the past six years contributed to, or had any obligation or liability, contingent or otherwise, with respect to, a multiemployer plan, as defined in Section 3(37) of ERISA.

(d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked or not be reissued. The Company has made available to Parent true and complete copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Employee Plan.

(e) The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any current or former employee or independent contractor of the Company or any of its Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan.

(f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby could, either alone or in combination with any other event, give rise to any payments or benefits that would be nondeductible by the payor under Section 280G of the Code or subject to tax under Section 4999 of the Code.

(g) Neither the Company nor any of its Subsidiaries has any obligation to pay, gross up or reimburse any Person for any Tax that may be payable by such Person under Section 409A of the Code, Section 4999 of the Code or otherwise.

(h) Neither the Company nor any of its Subsidiaries has any current or contingent liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except (i) in the case of U.S. employees, as required to avoid excise tax under Section 4980B of the Code and at the sole expense of the participant and (ii) in the case of non-U.S. employees, as may otherwise be required under Applicable Law.

(i) There is no material action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any Employee Plan, nor does the Company have knowledge of any fact that could form the basis for any such material action, suit, investigation, audit or proceeding.

(j) Except as would not result in a Material Adverse Effect on the Company, all contributions (including all employer contributions and employee salary-reduction contributions) required to have been made under any of the Employee Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Effective Time that are not yet due will have been paid or accrued on the balance sheets on or prior to the Effective Time.

(k) The Company has made available to Parent a complete and correct list as of the date hereof of each outstanding Company Stock Option, Company Restricted Share and Company RSU, identifying the holder of such grant only by employee ID number and including the date of grant, exercise or purchase price, vesting status and number of shares of Company Stock subject thereto.

(l) Except as would not result in a Material Adverse Effect on the Company, with respect to each Employee Plan that is maintained outside of the United States or is primarily for the benefit of Persons providing services outside of the United States (collectively, such Persons, the “Non-U.S. Employees,” and such Employee Plans, the “Non-U.S. Plans”):

(i) the Non-U.S. Plans have been established, registered, maintained and administered in material compliance with their terms and all Applicable Laws of any controlling Governmental Authority;

(ii) all employer and employee contributions to each Non-U.S. Plan required by Applicable Law or by the terms of such Non-U.S. Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; and

(iii) each Non-U.S. Plan is fully funded and/or book reserved, if applicable, based upon reasonable actuarial assumptions.

Section 4.19. Labor and Employment Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or similar agreement with a labor union or organization with respect to employees (other than as mandated or imposed by a Governmental Authority). There is currently no, and in the last three (3) years there has been no, material (i) unfair labor practice, labor dispute (including individual grievances) or labor arbitration proceeding pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their businesses, (ii) activity or proceeding by a labor union or representative thereof to the knowledge of the Company to organize any employees of the Company or any of its Subsidiaries, (iii) lockout, strike, slowdown, work stoppage, other job action or threat thereof by or with respect to such employees, or (iv) complaint, charge or claim against the Company or any of its Subsidiaries pending or, to the Company’s knowledge, threatened, with any public or Governmental Authority, arbitrator or court based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries of any individual. Neither the Company nor any of its Subsidiaries has in the last three (3) years had any actual or contingent material liability with respect to the misclassification of any service provider as an independent contractor rather than as an employee, or as exempt rather than non-exempt, or with respect to any employee leased from another employer, or with respect to any individual being improperly excluded from participation in any Employee Plan. The Company and its Subsidiaries are in material compliance with all Applicable Laws governing the employment of labor, including, without limitation, those relating to wages, hours, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” law (collectively, the “WARN Act”), collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no “mass layoff” or “plant closing” as defined under the WARN Act with respect to the Company and its Subsidiaries within the six (6) months prior to the Effective Time.

Section 4.20. Environmental Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(i) no written notice, order, complaint or penalty has been received by the Company or any of its Subsidiaries arising out of any Environmental Laws, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Company’s knowledge, threatened which allege the Company or any of its Subsidiaries has violated, or is subject to liability under, any Environmental Laws;

(ii) the Company and each of its Subsidiaries have all environmental permits necessary for their operations to comply with all applicable Environmental Laws and are in compliance with the terms of such permits;

(iii) the operations of the Company and each of its Subsidiaries are and have been in compliance with all applicable Environmental Laws; and

(iv) to the knowledge of the Company, there have been no releases of Hazardous Materials at any real property currently or formerly owned, leased or operated by the Company or any Subsidiary that would reasonably be expected to result in material liability to the Company or any Subsidiary under applicable Environmental Law.

Section 4.21. Material Contracts. (a) Section 4.21(a) of the Company Disclosure Schedule sets forth a list of each of the following contracts that have been entered into by the Company or any of its Subsidiaries, or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound, and are in effect and binding upon the Company or any of its Subsidiaries as of the date hereof (each of the following, a “Material Contract”), true and complete copies of which the Company has made available to Parent, or publicly filed with the SEC:

(i) any contract (whether written or oral) that is or would be required to be (A) filed by the Company as a “material contract” (as defined in Item 601(b)(10) of Regulation S-K of the 1933 Act) or (B) disclosed by the Company on a Current Report on Form 8-K;

(ii) Except with respect to territorial restrictions on the distribution of products pursuant to the Company’s distribution agreements with suppliers entered into in the ordinary course of business, any contract purporting to restrict in any material respect the ability of the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries) to (A) compete in any geographic region or line of business, (B) sell products or deliver services to any Person, or (C) compete with or obtain products or services from any Person, except in the cases of each of clauses (A), (B) and (C) for any such contract, that (1) may be canceled without penalty upon notice of ninety (90) days (or three (3) months) or less or that (2) both (x) is not material to the Company, and (y) would not restrict or reasonably be expected to restrict the ability of Parent and its Subsidiaries, after the consummation of the Merger, to conduct their current operations or operate their current businesses;

(iii) any contract relating to the formation, creation, operation, management or control of a partnership, joint venture, limited liability company, variable interest entity or similar arrangement that is not a wholly-owned Subsidiary and is material to the Company;

(iv) any contract involving the acquisition from another Person or disposition to another Person, directly or indirectly (by merger or otherwise), of capital stock or other equity interests of another Person, or assets, that (A) was entered into for aggregate consideration under such contract (or series of related contracts) in excess of US$10,000,000 (other than acquisitions or dispositions of inventory in the ordinary course of business or where such acquisition or disposition has been completed as of the date of this Agreement) or (B) contains obligations (including indemnification, special bonus, retention or “earn-out”, or other contingent obligations) that are still in effect and could result in material payments by the Company or any of its Subsidiaries;

(v) any contract that is a loan or credit agreement, indenture, note or other contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries, other than (A) floor plan financing agreements entered into in the ordinary course of business consistent with past practice and (B) uncommitted (1) trade accounts receivable factoring programs and (2) lines of credit, short-term overdraft facilities and other credit facilities that provide for borrowing capacity aggregating approximately US$930,000,000 as of January 2, 2016;

(vi) any contract that is a financial derivatives master agreement or confirmation, futures account agreement, or similar contract or instrument, evidencing financial hedging or similar trading activities, other than financial hedging or similar trading activities entered into in the ordinary course of business for hedging and not for speculative purposes;

(vii) any contract that is a mortgage, pledge, security agreement or other contract granting a Lien on any material property or asset of the Company or any of its Subsidiaries, other than a Permitted Lien, Leases or other operating or capital leases for personal property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date;

(viii) any contract prohibiting or requiring the payment of dividends or distributions in respect of the capital stock or equity interests of the Company or any of its wholly-owned Subsidiaries, prohibiting the pledging of the capital stock or equity interests of the Company or any of its Subsidiaries, or prohibiting the issuance of guarantees by any wholly-owned Subsidiary of the Company;

(ix) any contract that is a collective bargaining or other collective labor agreement (other than as mandated or imposed by a Government Authority);

(x) any contract that is with any Governmental Authority in the United States;

(xi) any contract purporting to subject the Company or any of its Subsidiaries to a “standstill” or similar restriction with respect to the acquisition of another Person;

(xii) any contract that is a voting agreement or registration rights agreement;

(xiii) any contract that would prohibit or materially delay the Company’s ability to consummate the Merger or any of the other transactions contemplated hereby;

(xiv) any contract that prohibits or materially limits the right of the Company or any of its Subsidiaries to use, transfer, license, distribute or enforce any material Company Intellectual Property, other than limitations on enforcement arising from non-exclusive licenses to Intellectual Property entered into in the ordinary course of business;

(xv) any contract that is a license agreement pursuant to which the Company or any of its Subsidiaries is a named party and licenses in material Intellectual Property, or licenses out material Intellectual Property owned by the Company or its Subsidiaries, other than (A) non-exclusive licenses entered into in the ordinary course of business, (B) exclusive licenses entered into in the ordinary course of business in connection with the provision of professional services and (C) license agreements for commercially available software or information technology services on customary or standard terms; or

(xvi) any contract pursuant to which the Company or any of its Subsidiaries consents to or agrees not to assert rights with respect to the use or registration by a third Person, or a third Person consents to the use or registration by the Company, of any material Marks of the Company and its Subsidiaries.

(b) Each Material Contract is valid and binding on, and in full force and effect and enforceable in accordance with its terms by, the Company or its Subsidiary party thereto and, to the knowledge of the Company, each other party thereto, in each case, subject to the Bankruptcy and Equity Exception and except for failures to be valid, binding, in full force and effect and enforceable as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except for breaches, violations, defaults, cancellations or terminations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge any other party to a Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Contract, and (ii) neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Material Contract or that any party to any Material Contract intends to cancel or terminate any Material Contract.

Section 4.22. Insurance. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (a) all insurance policies relating to the business, assets, liabilities and operations of the Company and its Subsidiaries: (i) are in full force and effect; (ii) are issued by an insurer that is financially sound and reputable; and (iii) taken together, provide adequate insurance coverage for the assets and the operations of the Company and its Subsidiaries for all risks normally insured against by a Person carrying on the same business or businesses as the Company and its Subsidiaries, (b) neither the Company nor any of its Subsidiaries has received any written notice of any threatened termination of, premium increase with respect to, or alteration of coverage under, any of their respective insurance policies and (c) all premiums due on the Company’s and its Subsidiaries’ insurance policies have been paid.

Section 4.23. Finders’ Fees. Except for Morgan Stanley & Co. LLC (“Morgan Stanley”), a copy of whose engagement agreement has been provided to Parent, and Davis Polk & Wardwell LLP, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

Section 4.24. Opinion of Financial Advisor. The Company’s Board of Directors has received the opinion of Morgan Stanley, financial advisor to the Company, to the effect that, as of the date of such opinion, and subject to and based upon the various limitations, matters, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of shares of Company Stock (other than (i) shares held by the Company (other than shares in an Employee Plan of the Company) or owned by Parent or any of its Subsidiaries, or held by any Subsidiary of the Company, and (ii) Dissenting Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders. A copy of Morgan Stanley’s opinion has been delivered to Parent solely for informational purposes.

Section 4.25. Antitakeover Statutes. The Company is not party to a shareholder rights agreement or “poison pill” or similar agreement or plan. Assuming the accuracy of the representations and warranties contained in Section 5.11, no “business combination”, “control share acquisition,” “fair price,” “moratorium” or other anti-takeover or similar statute or regulation (each, a “Takeover Statute”) is applicable to the Merger or the other transactions contemplated by this Agreement. The Company has taken all applicable action necessary to exempt or exclude the Merger, this Agreement and the transactions contemplated hereby from Section 203 of Delaware Law.

Section 4.26. No Other Representations and Warranties. Each of Parent and Merger Subsidiary acknowledges that in making the determination to proceed with the transactions contemplated by this Agreement, it has relied solely on the results of its own independent investigation and the representations and warranties expressly set forth in this Article 4. Neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to Parent, Merger Subsidiary or any of their Affiliates or Representatives, notwithstanding the delivery or disclosure to Parent, Merger Subsidiary or any of their Affiliates or Representatives of any documentation, estimates, projections, forecasts or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing, including any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Subsidiary or their respective Representatives or Affiliates.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

Parent and Merger Subsidiary represent and warrant to the Company that:

Section 5.01. Corporate Existence and Power. Parent is a joint stock company duly organized and existing under the laws of the PRC and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Subsidiary has all corporate or other organizational powers and all authority necessary to own or lease all of its properties and assets and to carry on its business as now conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, prevent or materially delay consummation of any of the transactions contemplated by this Agreement or otherwise have a materially adverse effect on the ability of Parent or Merger Subsidiary to perform their material obligations under this Agreement. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Parent has made available to the Company true and complete copies of the Organizational Documents of Parent and Merger Subsidiary, each as amended to the date of this Agreement, and each as so delivered is in full force and effect.

Section 5.02. Ownership of Merger Subsidiary. Parent is, and at the Effective Time will be, the indirect controlling stockholder of Merger Subsidiary.

Section 5.03. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the organizational powers of Parent and Merger Subsidiary and, except for the required approval of Parent’s shareholders in connection with the consummation of the Merger and the filings, notifications and other obligations and actions described in Section 5.05, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms (subject to the Bankruptcy and Equity Exception).

Section 5.04. Vote/Approval Required. At a meeting duly called and held, Parent’s Board of Directors has, by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Parent’s shareholders, (ii) resolved to approve this Agreement and the transactions contemplated hereby and (iii) resolved to submit this Agreement to its shareholders for approval (such resolutions, the “Parent Board Resolutions”). The affirmative vote of at least two-thirds of the voting stock held by the shareholders present at the Parent Shareholder Meeting approving this Agreement and the transactions contemplated hereby (including the Merger) (the “Parent Shareholder Approval”) is the only vote of the holders of any of Parent’s capital stock necessary in connection with the consummation of the Merger. The vote or consent of Parent or its Subsidiary as the controlling stockholder of Merger Subsidiary (which shall occur as soon as practicable following execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Subsidiary necessary to approve this Agreement or the Merger or the transactions contemplated by this Agreement.

Section 5.05. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing, declaration or registration with, any Governmental Authority other than:

(a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business;

(b) compliance with any applicable requirements of the HSR Act and Foreign Antitrust Laws;

(c) the filings with and/or approvals of NDRC and MOFCOM and the completion of the outbound investment related foreign exchange filing with the relevant bank authorized by the SAFE required with respect to the consummation of the transactions contemplated hereby by Parent and Merger Subsidiary (collectively, the “PRC Approvals”);

(d) any filings required under, and compliance with any other applicable requirements of, the 1933 Act, the 1934 Act and any other applicable state or federal securities laws or the rules and regulations of the NYSE;

(e) acceptance by the Shanghai Stock Exchange (“SHSE”) of the disclosure of the major assets purchase report of Parent with respect to the transactions contemplated by this Agreement (the “SHSE Clearance”); and

(f) any actions, filings, declarations or registrations the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Subsidiary or materially delay the consummation of the transactions contemplated hereby.

Other than the PRC Approvals and the SHSE Clearance, no filings with or approvals by any PRC Governmental Authorities are required in connection with the execution, delivery or performance of this Agreement other than filings with or approvals by any PRC Governmental Authorities that were filed or obtained prior to the date hereof.

Section 5.06. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of Parent or Merger Subsidiary, (ii) assuming the Parent Shareholder Approval is obtained and assuming compliance with the matters referred to in Section 5.05, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law with respect to Parent or Merger Subsidiary, (iii) assuming compliance with the matters referred to in Section 5.05, require any consent or other action by any Person under, violate, conflict, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or cause, permit or give rise to a right of termination or cancellation, an acceleration of performance required or other change of any right or obligation or the loss of any benefit to which Parent or Merger Subsidiary is entitled under any term, condition or provision of any material agreement or other instrument binding upon Parent or Merger Subsidiary or (iv) result in the creation or imposition of any Lien on any property or other asset of Parent or Merger Subsidiary, with only such exceptions, in the case of each of clauses (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially impair or delay the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

Section 5.07. Disclosure Documents. The information supplied by Parent for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendments or supplements thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.07 will not apply to information supplied by Parent for inclusion in the Proxy Statement that is based upon information supplied by the Company or any of its Representatives or advisors specifically for use or incorporation by reference therein.

Section 5.08. Finders’ Fees. Except for China International Capital Corporation Limited, Bravia Capital Partners, Inc., Guangfa Securities Inc., Weil, Gotshal & Manges LLP, Deloitte Touche Tohmatsu Limited and Fangda Partners, in each case whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Merger Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

Section 5.09. Financing. At the Closing Parent and Merger Subsidiary will have sufficient funds, together with the Parent Escrow Fund and any Parent Financing, to pay the aggregate Merger Consideration and all fees and expenses payable by them in connection with the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, each of Parent and Merger Subsidiary affirms, represents and warrants that it is not a condition to the Closing or to any of its obligations under this Agreement that it obtain financing (including any Parent Financing) for the transactions contemplated by this Agreement.

Section 5.10. Absence of Litigation. As of the date hereof, there is no action, suit, investigation, proceeding or claim pending against, or, to the knowledge of Parent and Merger Subsidiary, threatened against, or any Order, judgment, ruling or decree imposed upon, Parent or Merger Subsidiary or any of their respective Affiliates before (or, in the case of threatened actions, suits, investigations, proceedings or claims, would be before) or by, or any settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Authority that would reasonably be expected to prevent or materially impair or delay the consummation of the Merger or other transactions contemplated by this Agreement.

Section 5.11. Ownership of Company Stock. None of Parent, Merger Subsidiary or any of their respective Affiliates (i) is, or has been at any time during the last three (3) years, an “interested stockholder” of the Company, as defined in Section 203 of Delaware Law or (ii) owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company other than this Agreement.

Section 5.12. Solvency. Neither Parent nor Merger Subsidiary is entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to all of the transactions contemplated by this Agreement, including the payment of the Merger Consideration and all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement, including any repayment or refinancing of indebtedness of the Company required in connection with the Merger, assuming (i) satisfaction of the conditions to the obligation of Parent and Merger Subsidiary to consummate the Merger as set forth herein, (ii) the accuracy in all material respects of the representations and warranties of the Company set forth in Article 4, and (iii) the Company’s compliance in all material respects with its covenants under Article 6 and Article 8, the Surviving Corporation will be solvent (as such term is used under Delaware Law).

Section 5.13. Guarantor Guarantee.

(a) Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company the duly executed Guarantee. The Guarantee has been duly and validly executed and constitutes a legal, valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution, delivery and performance of the Guarantee has been duly authorized by all necessary action and does not and will not (i) contravene, violate or conflict with the organizational or governing documents of Parent, Merger Subsidiary or the Guarantor, (ii) violate any Applicable Law or Order to which the Guarantor or any of its assets are subject, (iii) require any consent or other action by any person under, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in any breach of or give rise to any right of termination, cancellation, amendment or acceleration of, any material right or obligation of the Guarantor, except, with respect to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, adversely affect in any material respect the ability of the Guarantor to perform its material obligations under the Guarantee in accordance therewith.

(b) All consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of the Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority is required in connection with the execution, delivery or performance of the Guarantee, except, in each case, as would not, individually or in the aggregate, adversely affect in any material respect the ability of the Guarantor to perform its material obligations under the Guarantee in accordance therewith.

(c) The Guarantor has, and will have, the financial capacity to pay and perform its obligations under the Guarantee and cash or access to available funds in an amount not less than the Guaranteed Obligations (as defined in the Guarantee) for the Guarantor to fulfill its Guaranteed Obligations under the Guarantee.

(d) The Guarantee is in full force and effect. No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under such Guarantee.

Section 5.14. No Other Representations and Warranties. The Company acknowledges that in making the determination to proceed with the transactions contemplated by this Agreement, it has relied solely on the results of its own independent investigation and the representations and warranties expressly set forth in this Article 5. None of Parent, Merger Subsidiary or any other Person makes any other express or implied representation or warranty with respect to Parent or Merger Subsidiary or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to the Company or any of its Affiliates or Representatives, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, estimates, projections, forecasts or other information by Parent or Merger Subsidiary or any of their Representatives or Affiliates with respect to any one or more of the foregoing, including any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Parent or Merger Subsidiary or the future business, operations or affairs of Parent or Merger Subsidiary heretofore or hereafter delivered to or made available to the Company or its Representatives or Affiliates.

ARTICLE 6

COVENANTS OF THE COMPANY

The Company agrees that:

Section 6.01. Conduct of the Company. Except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) as expressly permitted or required by this Agreement, (iii) as set forth in Section 6.01 of the Company Disclosure Schedule or (iv) as required by Applicable Law from the date hereof until the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice, and, to the extent consistent therewith and permitted hereby, use commercially reasonable efforts to (a) maintain its properties and assets in good operating condition and repair, subject to normal wear and tear and natural obsolescence, (b) preserve intact its current business organization and relationships with customers, suppliers and other Persons with whom the Company or its Subsidiaries have material business relationships, (c) keep available the services of its present officers and key employees, and (d) maintain an average of month-end Cash and Cash Equivalents for the three month period prior to the Closing Date in excess of US$424,000,000. Without limiting the generality of the foregoing, except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) as expressly permitted or required by this Agreement, (iii) as set forth in Section 6.01 of the Company Disclosure Schedule or (iv) as required by Applicable Law, from the date hereof until the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of its Subsidiaries to:

(b) amend its Organizational Documents, except with respect to the Company’s wholly-owned Subsidiaries in the ordinary course of business;

(c) adopt a plan or agreement of complete or partial liquidation, winding up or dissolution of the Company or any of its Subsidiaries or commence any proceeding for the voluntary liquidation, winding up or bankruptcy of the Company or any of its Subsidiaries, other than internal reorganizations of Subsidiaries for tax planning or cost-rationalization purposes in the ordinary course of business or with respect to dormant, non-operating Subsidiaries;

(d) split, combine, subdivide or reclassify any shares of its capital stock, except for any such transaction by a wholly-owned Subsidiary of the Company which remains a wholly-owned Subsidiary after consummation of such transaction;

(e) declare, set aside for payment or pay any dividend on, or make any other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or equity interests or otherwise make any payments to its stockholders or other equity-holders in their capacity as such, other than dividends by any of its Subsidiaries to the Company or any of the Company’s wholly-owned Subsidiaries;

(f) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities, other than (i) the withholding of shares of Company Stock to satisfy tax obligations with respect to awards granted pursuant to the Company Stock Plans that are outstanding on the date of this Agreement, (ii) the acquisition by the Company of Company Stock Options, Company Restricted Shares and Company RSUs in connection with the forfeiture of such awards or (iii) as contemplated by any applicable Employee Plan as in effect on the date of this Agreement;

(g) issue, deliver, grant or sell, or authorize the issuance, delivery, grant or sale of, any shares of any Company Securities or Company Subsidiary Securities, or amend any term of any Company Security or any Company Subsidiary Security, other than the issuance of (i) any shares of the Company Stock upon the exercise of Company Stock Options, vesting of Company Restricted Shares or settlement of Company RSUs that are outstanding on the date of this Agreement, in each case in accordance with their terms on the date of this Agreement, (ii) as required by any Employee Plan as in effect on the date of this Agreement, (iii) Company Stock Options, Company Restricted Shares or Company RSUs (or cash equivalent awards) to employees hired after the date hereof, to employees in the context of promotions based on job performance or workplace requirements or to employees as part of the Company’s annual grant process, in each case in a manner consistent with past practice (including with respect to amounts and vesting schedule) and in an aggregate amount for 2016 no more than the amount set forth on Section 6.01(f) of the Company Disclosure Schedule or (iv) any Company Subsidiary Securities to the Company or any other wholly-owned Subsidiary of the Company;

(h) authorize or make, or make any commitment with respect to, any single capital expenditure in excess of US$25,000,000 or capital expenditures in excess of US$100,000,000 in the aggregate, except for capital expenditures that are contemplated by the Company’s capital expenditures forecast set forth on Section 6.01(g) of the Company Disclosure Schedule;

(i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any amount of assets, securities, properties, interests or businesses in any single transaction in excess of US$25,000,000 or in excess of US$100,000,000 in the aggregate, other than (i) pursuant to existing contracts or commitments, (ii) pursuant to the proposals set forth on Section 6.01(h) of the Company Disclosure Schedule or (iii) in accordance with any other subsection of this Section 6.01 or (iv) acquisitions of inventory and supplies in the ordinary course of business consistent with past practice;

(j) sell, lease or otherwise transfer (by merger or otherwise), license out, or pledge, mortgage or otherwise encumber, any of its or its Subsidiaries’ assets, securities, properties, interests or businesses if the amount of consideration paid or transferred to the Company or its Subsidiaries would exceed US$25,000,000 individually or in the aggregate, other than (i) pursuant to existing contracts, proposals or commitments set forth in Section 6.01(i) of the Company Disclosure Schedule or for transactions permitted by Section 6.01(h), (ii) sales of inventory or obsolete equipment in the ordinary course of business consistent with past practice, (iii) intercompany transactions from one Subsidiary to another or between the Company and one or more of its Subsidiaries or (iv) sales of receivables pursuant to the Company’s existing trade accounts receivable factoring programs or any new or replacement factoring programs entered into in accordance with Section 6.01(l);

(k) license, mortgage, pledge, surrender, encumber, cancel, abandon or allow to lapse or expire or otherwise dispose of any material Company Intellectual Property, other than in the ordinary course of business consistent with past practice;

(l) other than in connection with actions permitted by Section 6.01(h), investments relating to the Company’s cash management activities in the ordinary course of business or short-term investments in the ordinary course of business associated with the Company’s supplemental investment savings plan, make any material loans, advances or capital contributions to, or investments in, any other Person, other than investments in wholly-owned Subsidiaries in the ordinary course of business consistent with past practice in any single transaction in excess of US$10,000,000 or in excess of US$50,000,000 in the aggregate, or enter into any joint ventures, partnerships or similar arrangements;

(m) redeem, repurchase, prepay, defease, cancel, incur, assume or otherwise acquire, or modify the terms of, any indebtedness for borrowed money or issue or sell any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for borrowed money, except for (i) any indebtedness or guarantee incurred in the ordinary course of business consistent with past practice pursuant to the Company’s and its Subsidiaries’ existing credit or banking facilities, trade accounts receivable backed financing programs or trade accounts receivable factoring programs, (ii) any refinancings, renewals or amendments in the ordinary course of business consistent with past practice of the Company’s or its Subsidiaries existing credit or banking facilities, trade accounts receivable backed financing programs or trade accounts receivable factoring programs, (iii) the entering into of any additional long-term committed credit agreements and the incurrence of additional indebtedness thereunder or guarantees thereof in a principal amount not in excess of US$100,000,000 for all such indebtedness by the Company and its Subsidiaries in the aggregate (in addition to any indebtedness or guarantees incurred by the Company and its Subsidiaries pursuant to the preceding clauses (i) and (ii)), (iv) indebtedness owed by any Subsidiary to the Company or any other Subsidiary, (v) any guarantees by the Company or any of its Subsidiaries of any other Subsidiaries’ indebtedness or other obligations and (vi) the entry into any new or replacement, trade accounts receivable backed financing programs or trade accounts receivable factoring programs in the ordinary course of business; provided that the Company shall (A) not, nor shall it permit any of its Subsidiaries to, take any of the actions described in the preceding clause (iii) if the terms of such credit agreements would be breached by, or require the consent of any Third Party in order to continue in full force following, consummation of the transactions contemplated by this Agreement and (B) notify Parent promptly following the Company or any Subsidiary taking any of the actions described in the preceding clause (iii), which notification shall include a reasonably detailed description of such action taken;

(n) (i) hire employees whose annual base salary exceeds US$400,000 or who are at the executive vice president level or above, (ii) increase benefits payable under any existing severance or termination pay policies, (iii) establish, adopt or materially amend any collective bargaining, profit-sharing, thrift, pension, retirement, deferred compensation or other material benefit plan or arrangement or (iv) increase compensation payable to any employee of the Company or any of its Subsidiaries, except, in the case of each of clauses (i) through (iv) in the ordinary course of business consistent with past practice or as required by Applicable Law; provided, however, that the foregoing shall not restrict the Company or any of its Subsidiaries from entering into or making available to newly hired employees, or to employees in the context of promotions based on job performance or workplace requirements, Employee Plans, benefits and compensation practices and arrangements (and for non-U.S. employees, employment agreements) that have a value that is consistent with those provided to similarly situated employees or newly hired employees;

(o) fail to maintain in all material respects the Company’s methods of accounting in compliance with U.S. GAAP, Applicable Law and Regulation S-X of the 1934 Act;

(p) make any material changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or Applicable Law;

(q) make, change or revoke any material Tax election, settle any material Tax claim or assessment or enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Applicable Law) with respect to any material Tax, or surrender any right to claim a material Tax refund;

(r) other than in the ordinary course of business consistent with past practice or as otherwise permitted under this Section 6.01, (i) materially amend or modify any Material Contract or enter into any contract that would be a Material Contract, (ii) enter into or extend the term or scope of any contract that purports to restrict the Company, or any existing or future Subsidiary of the Company, from engaging in any line of business or in any geographic area, or (iii) enter into any contract that would be a Material Contract that would be breached by, or require the consent of any Third Party in order to continue in full force following, consummation of the transactions contemplated by this Agreement;

(s) commence, settle or compromise any legal, arbitral or administrative proceeding, claim, suit or action material to the Company except for (i) settlements or compromises that (x) involve monetary remedies with a value not in excess of, with respect to any individual litigation, claim, suit, action or proceeding, US$10,000,000 (net of any insurance proceeds and indemnity, contribution and similar payments actually received by the Company or any of its Subsidiaries in respect thereof) or, in the aggregate with respect to all litigation, claims, suits, actions and proceedings, US$50,000,000 (net of any insurance proceeds and indemnity, contribution and similar payments actually received by the Company or any of its Subsidiaries in respect thereof), (y) do not impose any material restriction on its business or the business of its Subsidiaries and (z) do not involve the admission of wrongdoing by the Company or any of its Subsidiaries; provided, that the Company shall not enter into any such settlement or compromise that, individually, involves monetary remedies with a value in excess of US$2,000,000, without prior consultation with Parent; and (ii) the commencement of any litigation, claim, suit action or proceeding in the ordinary course of business consistent with past practice; or

(t) agree, resolve or commit to do any of the foregoing.

Notwithstanding the foregoing, nothing contained in this Agreement is intended to give Parent or Merger Subsidiary, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ respective operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

Section 6.02. Company Stockholder Meeting.

(a) As soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement, the Company shall, in accordance with Delaware Law and the rules of the NYSE, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of obtaining the Company Stockholder Approval; provided, that the Company shall distribute the Proxy Statement to the Company’s stockholders promptly after the date of such confirmation and shall hold the Company Stockholder Meeting as promptly as practicable after the date of such distribution. Notwithstanding the foregoing provisions of this Section 6.02, the Company may, after consultation in good faith with Parent, adjourn or postpone the Company Stockholder Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders within a reasonable amount of time in advance of the Company Stockholder Meeting, (ii) as otherwise required by Applicable Law or any court of competent jurisdiction, or (iii) if, as of the time for which the Company Stockholder Meeting is scheduled as set forth in the Proxy Statement, there are insufficient shares of Company Stock represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting. If the Company Stockholders Meeting is adjourned or postposed in accordance with the immediately preceding sentence, the Company shall convene and hold the Company Stockholders Meeting as soon as reasonably practicable thereafter (but in any event no later than ten (10) Business Days prior to the End Date). Subject to Section 6.03, the Board of Directors of the Company shall

(i) recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company’s stockholders and shall include such recommendation in the Proxy Statement, (ii) use its reasonable best efforts to solicit proxies from holders of Company Stock in favor of the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby and to obtain the Company Stockholder Approval, and (iii) otherwise comply with all legal requirements applicable to the Company Stockholder Meeting. Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement is validly terminated in accordance with Section 10.01(d)(i), the Company’s obligations pursuant to this Section 6.02 shall not be limited or otherwise affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal (whether or not a Superior Proposal) or by any Adverse Recommendation Change.

(b) Parent may, after consultation in good faith with the Company, request that the Company adjourn or postpone the Company Stockholder Meeting for up to forty-five (45) days (but in any event no later than ten (10) Business Days prior to the End Date), (i) if, as of the time for which the Company Stockholder Meeting is scheduled as set forth in the Proxy Statement, there are insufficient shares of Company Stock represented (in person or by proxy) (A) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting or (B) voting in favor of the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby to obtain the Company Stockholder Approval, in which event the Company shall cause the Company Stockholder Meeting to be adjourned in accordance with Parent’s request, or (ii) in order to allow reasonable additional time for (A) the filing and mailing of, at the reasonable request of Parent, any supplemental or amended disclosure and (B) such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholder Meeting, in which event the Company shall consider in good faith such request and, at the Company’s sole discretion, cause the Company Stockholder Meeting to be adjourned in accordance with Parent’s request.

Section 6.03. No Solicitation; Other Offers.

(a) No Solicitation. The Company agrees that, except as expressly permitted by this Section 6.03, neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their respective officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors (“Representatives”) to, directly or indirectly:

(i) initiate, solicit or knowingly facilitate or encourage, including by way of furnishing non-public information, any inquiries or the making of any proposal or offer (including any proposal or offer to holders of Company Stock) that constitutes or that could reasonably be expected to lead to an Acquisition Proposal;

(ii) enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any Acquisition Proposal, except solely to notify such Person of the existence of this Section 6.03;

(iii) agree to, approve, endorse, recommend or consummate any Acquisition Proposal or enter into any letter of intent, contract or other agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with this Section 6.03) or commitment contemplating or otherwise relating to any Acquisition Proposal;

(iv) grant any waiver, amendment or release under any standstill or similar agreement or Takeover Statutes (and the Company shall promptly take all action necessary to terminate or cause to be terminated any such waiver previously granted with respect to any provision of any such standstill or similar agreement or Takeover Statute to the extent permitted thereby to do so); or

(v) otherwise knowingly facilitate any effort or attempt by any Person to make an Acquisition Proposal.

The Company shall, and shall cause its Subsidiaries and its and its Subsidiaries’ officers, directors and other Representatives to, cease immediately any discussions or negotiations, if any, with any Person (other than Parent and Merger Subsidiary and their respective Affiliates and Representatives) conducted prior to the execution of this Agreement with respect to any Acquisition Proposal and the Company shall promptly request each Person (other than Parent) that has theretofore executed a confidentiality agreement in connection with such Person’s consideration of an Acquisition Proposal to return (or if permitted by the applicable agreement, destroy) all information required to be returned (or, if applicable, destroyed) by such Person under the terms of the applicable agreement.

(b) Other Offers. Notwithstanding anything in this Agreement to the contrary, following the execution of this Agreement and prior to the time that the Company Stockholder Approval is obtained (but in no event after the Company Stockholder Approval is obtained), if the Company or its Representatives receive a written Acquisition Proposal from any Person that was not obtained in violation of this Section 6.03, (i) the Company shall notify Parent in writing as promptly as practicable (and in any event within 48 hours after the Company has knowledge thereof) of such Acquisition Proposal, specifying the material terms and conditions thereof and the identity of the Person or group of Persons making such proposal, offer, inquiry or contact and (ii) the Company and its Representatives may (A) contact such Person to clarify the terms and conditions thereof; (B) provide information (including non-public information concerning the Company and its Subsidiaries) in response to a request therefor by such Person, if and only if, prior to providing such information the Company enters into an Acceptable Confidentiality Agreement with such Person; provided that the Company shall concurrently provide to Parent any non-public information concerning the Company and its Subsidiaries that the Company is providing to any Person given such access which was not previously made available to Parent; and (C) engage or participate in any discussions or negotiations with such Person, if and only if, in each such case referred to in clause (B) or (C) above, prior to taking any such action the Board of Directors of the Company has (x) determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal, and (y) provided written notice to Parent at least 48 hours prior to taking any such action, indicating, in connection with such notice, the identity of the Person or group of Persons making each such Acquisition Proposal and including a written summary of the material terms and conditions of any such Acquisition Proposal that is not provided in writing and copies of any such written Acquisition Proposals, including proposed agreements that are provided in writing, and thereafter shall keep Parent reasonably informed, on a prompt basis (and in any event within 48 hours), of all significant developments relating to each such Acquisition Proposal. The Company shall provide Parent with a true and complete copy of each confidentiality agreement entered into pursuant to this Section 6.03 within 48 hours of the execution thereof. The Company shall not enter into any confidentiality agreement with any Person which prohibits the Company from complying with its obligations to Parent under this Section 6.03.

(c) No Change of Recommendation or Alternative Acquisition Agreement. Except as set forth in Section 6.03(d) and this Section 6.03(c), neither the Board of Directors of the Company nor any committee thereof shall (i) (A) change, withhold, withdraw, qualify or modify, or publicly propose to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Subsidiary, the Company Board Recommendation, (B) fail to include the Company Board Recommendation in the Proxy Statement, (C) approve or adopt, or recommend the approval or adoption of, or publicly propose to approve or adopt, or recommend the approval or adoption of, any Acquisition Proposal, (D) if a tender offer or exchange offer that constitutes an Acquisition Proposal is commenced, fail to publicly recommend against acceptance of such tender offer or exchange offer by the Company’s stockholders (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after the commencement thereof or (E) fail to publicly reaffirm the Company Board Recommendation following any Acquisition Proposal having been publicly made, proposed or communicated (and not publicly withdrawn) within ten (10) Business Days after Parent so requests in writing (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Subsidiaries or Representatives to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar document, contract, agreement or arrangement with respect to any Acquisition Proposal, other than any Acceptable Confidentiality Agreement entered into in compliance with this Section 6.03 (each, an “Alternative Acquisition Agreement”). Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval (but in no event after the Company Stockholder Approval is obtained), if (x) an Intervening Event has occurred or (y) the Company receives a bona fide written Acquisition Proposal that was not obtained in violation of this Section 6.03 that the Board of Directors of the Company has determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel constitutes a Superior Proposal, then the Board of Directors of the Company may (1) in the case of either subclause (x) and (y), make an Adverse Recommendation Change if the Board of Directors of the Company has determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under Applicable Law, or (2) in the case of subclause (y), cause the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to Section 10.01(d)(i); provided, that the Board of Directors of the Company shall not make any Adverse Recommendation Change pursuant to either subclause (x) or (y) or cause the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal unless prior to taking such action:

(iii) the Company shall have complied in all respects with its obligations under this Section 6.03;

(iv) the Company shall have provided prior written notice to Parent, at least five (5) Business Days in advance of making such Adverse Recommendation Change or such termination (such period, the “Negotiation Period”), advising Parent of the intention to effect an Adverse Recommendation Change or terminate this Agreement, which notice shall specify in detail the basis for the Adverse Recommendation Change or termination and, in the case of a Superior Proposal, the identity of the Person or group of Persons making such Superior Proposal and the financial and other material terms and conditions thereof and include copies of the final forms of all relevant documents relating to such Superior Proposal; provided, that in the event there is any material modification to the terms of any such Superior Proposal (including any modification in the amount, form or mix of consideration proposed to be payable to the Company’s stockholders pursuant to such Superior Proposal), the Company shall have provided to Parent a notice of such modification and such Superior Proposal shall be deemed a new Superior Proposal to which the requirements of this Section 6.03(c) shall apply; provided, further that with respect to such new Superior Proposal, the Negotiation Period shall be deemed to be a three (3) Business Day period rather than a five (5) Business Day period;

(v) during the Negotiation Period, the Company shall have, and shall have caused its Representatives to, negotiate with Parent in good faith, for so long as Parent continues to negotiate in good faith, with respect to changes to the terms and conditions of this Agreement or the transactions contemplated hereby (or as to other proposals made by Parent);

(vi) after so negotiating with Parent during the Negotiation Period, the Board of Directors of the Company shall have considered in good faith any and all changes to this Agreement and the transactions contemplated by this Agreement offered by Parent (or other proposals made by Parent), and shall have determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, (A) in the event the determination by the Board of Directors of the Company is in response to a Superior Proposal, that such Superior Proposal would continue to constitute a Superior Proposal even if such changes or other proposals were to be given effect or (B) in the event the determination by the Board of Directors of the Company is in response to an Intervening Event, that such changes would not obviate the need for an Adverse Recommendation Change in response to such Intervening Event; and

(vii) in the event of a termination of this Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company shall have validly terminated this Agreement pursuant to and in accordance with Section 10.01(d)(i) (including paying the Company Termination Fee in accordance with Section 11.04 prior to such termination).

(d) Certain Permitted Disclosure. Nothing contained in this Agreement shall prohibit the Board of Directors of the Company from (i) complying with its disclosure obligations under United States federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the 1934 Act, (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the 1934 Act, it being agreed that the making of such communication shall not be an Adverse Recommendation Change or (iii) making any disclosure to the Company’s stockholders that is required by Applicable Law; provided, however, that the Board of Directors of the Company shall not make an Adverse Recommendation Change except in accordance with Section 6.03(c).

Section 6.04. Access to Information. Subject to the last sentence of this Section 6.04, from the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, the Company shall, and shall cause each of its Subsidiaries to, (i) give to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records (in each case, whether in physical or electronic form) and personnel of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such existing financial and operating data and other existing information (in each case, whether in physical or electronic form) as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty by any party hereunder. Notwithstanding anything herein to the contrary, under no circumstances shall the Company, its Subsidiaries or their respective Representatives be required to furnish any person with, or be required to provide access to any person to, information about the Company or any of its Subsidiaries that is prohibited by any Applicable Law or contractual restraint enforceable upon the Company or any of its Subsidiaries, or where such access to information would reasonably be expected to involve the waiver of any attorney-client privilege.

Section 6.05. Financing. If Parent determines to seek financing (through loans from financial institutions and/or the issuance or sale of equity or debt securities, or otherwise) in connection with the transactions contemplated by this Agreement (each, a “Parent Financing”), the Company shall provide, and shall cause each of its Subsidiaries and each of their respective Representatives to provide to Parent and Merger Subsidiary, all commercially reasonable cooperation as may be requested by Parent or its Representatives in connection with any Parent Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including (i) participation in meetings, presentations, due diligence sessions, road shows, sessions with rating agencies and other meetings, including arranging for reasonable direct contact between senior management, representatives and advisors of the Company or its Subsidiaries with Representatives of Parent and Parent Financing sources, (ii) assisting in the preparation of offering memoranda, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations and similar documents reasonably requested by Parent or its Representatives in connection with any Parent Financing (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to any Parent Financing and delivery of one or more customary representation letters), (iii) as promptly as practicable, furnishing Parent and Parent Financing sources with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent or any Parent Financing sources (the “Required Information”) and using reasonable best efforts to cause the Company’s independent accountants to provide assistance and cooperation in connection therewith to Parent and any Parent Financing sources, (iv) reasonably cooperating with advisors, consultants and accountants of Parent or any Parent Financing sources with respect to the conduct of any examination, appraisal or review of the financial condition or any of the assets or liabilities of the Company or any of its Subsidiaries, including for the purpose of establishing collateral eligibility and values, (v) to the extent not prohibited by Applicable Law or the Company’s contractual obligations to Third Parties, (A) facilitating the granting of security or pledging of collateral and (B) executing and delivering any pledge and security documents, commitment letters, certificates and other definitive financing documents (the “Definitive Debt Documents”), provided that any collateral pledged or security granted by the Company or any of its Subsidiaries under, and any obligations of the Company or any of its Subsidiaries under, any Definitive Debt Documents to which it is a party shall be contingent upon the occurrence of the Effective Time, (vi) taking all commercially reasonable actions necessary to (A) permit Parent Financing sources to evaluate the Company’s or any of its Subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements, provided that the information provided in connection therewith to such prospective lenders shall be subject to the terms of the Confidentiality Agreement, and (B) establish bank and other accounts, blocked account agreements and lock box arrangements in connection with the foregoing, (vii) furnishing Parent, Merger Subsidiary and their Representatives, as well as any prospective Parent Financing sources, promptly with all documentation and other information required with respect to any Parent Financing under applicable “know your customer” and anti-money laundering rules and regulations, provided that the information provided to such prospective lenders shall be subject to the terms of the Confidentiality Agreement, (viii) using commercially reasonable efforts to obtain any necessary rating agencies’ confirmation or approval of any Parent Financing, (ix) using commercially reasonable efforts to obtain consents from Third Parties and accountants’ comfort letters from the Company’s and its Subsidiaries’ accounting firm contemplated by any Parent Financing and assisting Parent and its counsel with information required for customary legal opinions required to be delivered in connection therewith and (x) taking all commercially reasonable actions necessary to permit the consummation of any Parent Financing, including the execution and delivery of any other certificates, instruments or documents reasonably requested by Parent and to permit the proceeds thereof to be made available at Closing to consummate the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing shall require the Company to deliver or cause the delivery of (A) any certificate as to the solvency or any other certificate for the Parent Financing, (B) any financial information in a form not customarily prepared by the Company with respect to such period, or (C) any financial information with respect to a month or fiscal period that has not yet ended or has ended less than 45 days prior to the date of such request (or 90 days in the case of a fiscal year-end). In no event shall the Company or any of its Subsidiaries or Affiliates be required to bear any cost or expense, pay any fee or incur any liability or make any commitment or agreement effective in connection with the Parent Financing (including entry into any agreement) that is not contingent upon the Closing or would be effective prior to the Effective Time. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with any Parent Financing; provided that such logos are used solely in a manner that is not reasonably likely to harm or disparage the Company of any of its Subsidiaries.

Section 6.06. Existing Indebtedness. The Company shall provide, and shall cause each of its Subsidiaries and each of their respective Representatives to provide to Parent and Merger Subsidiary, all commercially reasonable cooperation as may be requested by Parent or its Representatives for purposes of evaluating and making any arrangements necessary to maintain or refinance any existing indebtedness of the Company or any of its Subsidiaries in connection with the Closing and the transactions contemplated by this Agreement (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including (i) arranging for, and participating in, meetings and presentations with lenders, trustees, agents, rating agencies and other relevant parties with respect to such indebtedness (and, in furtherance thereof, no later than one (1) Business Day following the date of this Agreement, the Company shall contact Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc. for purposes of arranging such meetings and presentations), and (ii) as promptly as practicable, furnishing Parent and its Representatives with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent to evaluate whether such indebtedness should be maintained or refinanced.

Section 6.07. Financing Fees and Expenses. Parent shall promptly, upon the termination of this Agreement in accordance with its terms, reimburse the Company for all reasonable out-of-pocket fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by or on behalf of the Company or any of its Subsidiaries in connection with their compliance with Section 6.05 and Section 6.06 and shall indemnify and hold harmless the Company and its Subsidiaries and each of their respective representatives from and against all losses, damages, claims, fees, costs and expenses suffered or incurred by any of them in connection with the arrangement of the Parent Financing or the refinancing, repayment or maintenance of any of the Company’s or its Subsidiaries’ existing indebtedness and any information used in connection therewith (except with respect to any information provided by or on behalf of the Company or any of its Subsidiaries), except in the event such losses, damages, claims, fees, costs or expenses arose out of or result from the fraud, gross negligence, recklessness or willful misconduct of the Company, its Subsidiaries or any of their respective Representatives. The provisions in the previous sentence regarding indemnification are intended to be for the benefit of, and shall be enforceable by, each of the Company’s Subsidiaries and the Company’s and its Subsidiaries’ Representatives each of which shall be a third-party beneficiary of this Section 6.07.

Section 6.08. Resignations. To the extent requested by Parent at least five (5) Business Days prior to the Closing, the Company shall use reasonable best efforts to cause to be delivered to Parent on the Closing Date duly signed resignations, in a form reasonably satisfactory to Parent, effective as of the Effective Time, of any director of the Company or any of its Subsidiaries designated by Parent.

ARTICLE 7

COVENANTS OF PARENT

Parent agrees that:

Section 7.01. Conduct of Parent. Parent shall not, and shall cause its Subsidiaries not to, from the date of this Agreement to the Effective Time, take any action or fail to take any action that is intended to or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Subsidiary to consummate the Merger or the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this of this Agreement.

Section 7.02. Obligations of Parent and Merger Subsidiary.

(a) Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

(b) To the extent any written filings or disclosures are required to be made by Parent, Merger Subsidiary or any of their respective Affiliates in connection with obtaining the SHSE Clearance, Parent shall make or cause to be made such filings or disclosures as promptly as practicable within the period of time required by Applicable Law, and in any event not less than fifty (50) Business Days after the date of this Agreement. Parent shall take such action as may be reasonably required to obtain the SHSE Clearance as soon as practicable after the date of this Agreement. Prior to making any such required filings or disclosures (or any amendment or supplement thereto, or any responses to any comments or requests from any Governmental Authority with respect to such filings or disclosures) with respect to the SHSE Clearance , the Company and its counsel shall be given a reasonable opportunity, to the extent applicable and practicable, in no event less than five (5) Business Days or such lesser number of days as the Company may agree, to review and comment on any such filings or disclosures (or any such amendments, supplements or responses), and Parent shall in good faith consider all reasonable additions, deletions or changes thereto suggested by the Company or its counsel. Parent shall not make any filings or disclosures relating to the SHSE Clearance (or any such amendments, supplements or responses) prior to providing the Company with a copy of such filings or disclosures (or any such amendments, supplements or responses) to be made. Parent shall notify the Company as promptly as practicable upon the receipt of any comments or requests from any Governmental Authority with respect to such filings or disclosures, and shall provide the Company with copies of all correspondence between Parent and its Representatives, on the one hand, and such Governmental Authority, on the other hand. Parent shall respond as promptly as practicable to any such comments or requests.

(c) Without prejudice to any other provisions of this Agreement, Parent shall cause all corporate approvals or corporate actions of its relevant Subsidiaries that are necessary for the consummation of the transactions contemplated by this Agreement to have been obtained or taken as soon as possible but in no event later than two (2) Business Days after the date the Parent Shareholder Approval is obtained.

Section 7.03. Escrow Matters.

(a) Within two (2) Business Days after the date of this Agreement, the Company shall establish a cash deposit account (the “Company Escrow Account”) at Deutsche Bank Trust Company Americas (the “Escrow Agent”). Following the execution of this Agreement, Parent and the Company shall cooperate in good faith to negotiate with the Escrow Agent, and enter into as promptly as practicable, an escrow agreement (the “Escrow Agreement”) substantially consistent with the form attached as Exhibit A hereto and providing for the administration of the Deposit Escrow Account (as defined in the Escrow Agreement).

(b) On or prior to February 24, 2016, Parent shall cause to be deposited in the Deposit Escrow Account (or, if the Deposit Escrow Account is not available, the Company Escrow Account) an amount equal to US$200,000,000.00. On or prior to March 18, 2016, Parent shall cause to be deposited in the Deposit Escrow Account (or, if the Deposit Escrow Account is not available, the Company Escrow Account) an additional amount equal to US$100,000,000.00. On or prior to April 17, 2016, Parent shall cause to be deposited in the Deposit Escrow Account (or, if the Deposit Escrow Account is not available, the Company Escrow Account) an additional amount equal to US$100,000,000.00, such that as of April 17, 2016, the balance of the Deposit Escrow Account (or, if the Deposit Escrow Account is not available, the Company Escrow Account) shall be equal to US$400,000,000.00 (such aggregate amount, the “Parent Escrow Fund”), as collateral and security for the payment of the Parent Termination Fee in accordance with this Agreement and the Escrow Agreement.

(c) Any funds deposited in the Company Escrow Account pursuant to this Section 7.03 (and any interest accrued thereon) shall not be commingled with the money, assets or property of the Company or any other Person and shall be held in the Company Escrow Account (and not paid or disbursed under any circumstances) until (i) such funds are required to be paid pursuant to Section 2.03(a) or Section 11.04 (in each case, as applicable), in which case such funds shall be paid accordingly, or (ii) the Escrow Agreement is executed by Parent, the Company and the Escrow Agent and the Deposit Escrow Account is established, in which case the Company shall cause all funds in the Company Escrow Account (including any accrued interest) to be transferred to the Deposit Escrow Account as promptly as practicable. Under no circumstance, however, will the Company be deemed to be a fiduciary to Parent or Merger Subsidiary or any other Person under this Section 7.03.

Section 7.04. Voting of Shares. Parent shall vote any shares of Company Stock beneficially owned by it or any of its Subsidiaries or Affiliates in favor of adoption of this Agreement at the Company Stockholder Meeting.

Section 7.05. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

(a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers, directors employees and agents (including fiduciaries with respect to Employee Plans) of the Company or any of its Subsidiaries (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time (including acts or omissions in connection with this Agreement and the consummation of the transactions contemplated hereby) to the fullest extent permitted by Delaware Law or any other Applicable Law or provided under the Company’s certificate of incorporation and bylaws (or similar organizational documents of the applicable Subsidiaries) in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under Delaware Law or any other Applicable Law.

(b) For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the certificate of incorporation and bylaws of the Surviving Corporation and each of its Subsidiaries (or in such documents of any successor to the business of the Surviving Corporation or any of its Subsidiaries) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement. From and after the Effective Time, any agreement of any Indemnified Person with the Company or any of its Subsidiaries regarding elimination of liability, indemnification or advancement of expenses shall be assumed by the Surviving Corporation, shall survive the Merger and shall continue in full force and effect in accordance with its terms.

(c) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof and covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions contemplated hereby). If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall purchase from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the current per annum amount, which amount is set forth in Section 7.05(c) of the Company Disclosure Schedule; and provided further that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.05.

(e) The rights of each Indemnified Person under this Section 7.05 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or similar organizational documents of any of its Subsidiaries, or under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person. The obligations of Parent and the Surviving Corporation under this Section 7.05 shall not be terminated or modified in such manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person.

(f) The Surviving Corporation shall pay all reasonable expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations of Parent and the Surviving Corporation provided for in this Section 7.05.

Section 7.06. Employee Matters. As of and subsequent to the Effective Time, Parent shall: (a) assume and honor employee bonus plans, change in control and severance plans and agreements and other retention plans and agreements listed in Section 4.18(a) of the Company Disclosure Schedule; (b) for a period of not less than twelve (12) months after the Effective Time, provide the employees of the Company or its Subsidiaries as of immediately prior to the Effective Time who continue to be employed by Parent, the Surviving Corporation and/or its Subsidiaries on and after the Effective Time (the “Covered Employees”) terms and conditions of employment, base compensation, incentive opportunities, severance and aggregate other benefits (including retirement, group health, life, disability and vacation) that are not less favorable to each Covered Employee, as provided by the Company or its Subsidiaries to such Covered Employee immediately prior to the Effective Time; provided, that long-term incentive levels shall remain in effect through the 2017 grant period; (c) provide all Covered Employees with service credit for purposes of eligibility, participation, vesting and levels of benefits (but not for benefit accruals under any defined benefit pension plan), under any employee benefit or compensation plan, program or arrangement adopted, maintained or contributed to by Parent or the Surviving Corporation and/or their Subsidiaries in which Covered Employees are eligible to participate (the “Parent Plans”) for all periods of employment with the Company or its Subsidiaries (or any predecessor entities) prior to the Effective Time, and with Parent, the Surviving Corporation and any of their Subsidiaries or Affiliates on and after the Effective Time; (d) cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any Parent Plan to be waived with respect to the Covered Employees and their eligible dependents, to the extent waived under the corresponding plan in which the applicable Covered Employee participated immediately prior to the Effective Time; and (e) give the Covered Employees and their eligible dependents credit for the plan year in which the Effective Time (or commencement of participation in a plan of Parent or the Surviving Corporation) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or the date of commencement of participation in any Parent Plan). The provisions of this Section 7.06 are solely for the benefit of the parties to the Agreement. No Covered Employee (including any beneficiary or dependent thereof) or any other Person shall be regarded for any purpose as a third-party beneficiary of the Agreement, and no provision of this Section 7.06 shall create such rights in any such Persons. Nothing herein shall guarantee employment for any period of time or preclude the ability of Parent to terminate the employment of any Covered Employee at any time and for any reason, require Parent to continue any Employee Plans or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Effective Time or amend any Employee Plans or other employee benefit plans or arrangements. Following the Effective Time, Parent will implement a retention program for Company employees consistent with the terms set forth on Schedule 7.06 and containing such additional terms as are not inconsistent therewith.

Section 7.07. Parent Shareholder Meeting. As soon as reasonably practicable after obtaining the SHSE Clearance (but in any event within fifteen (15) Business Days thereof), Parent shall hold the Parent Shareholder Meeting. Parent shall, and shall cause its Subsidiaries and Representatives to, use their respective reasonable best efforts to solicit proxies from the Parent’s shareholders in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby and to obtain the Parent Shareholder Approval, and otherwise comply with all legal requirements applicable to the Parent Shareholder Meeting. Prior to the Effective Time or termination of this Agreement in accordance with its terms, the Board of Directors of Parent will not (i) (A) change, withhold, withdraw, qualify or modify, or publicly propose to change, withhold, withdraw, qualify or modify, in a manner adverse to the Company, the Parent Board Resolutions, (B) fail to submit for approval at the Parent Shareholders Meeting the matters resolved in the Parent Board Resolutions which are required to be approved at the Parent Shareholders Meeting in in connection with the transaction contemplated by this Agreement, (C) approve, or recommend the approval of, or publicly propose to approve, or recommend the approval of, any proposed alternative transaction, agreement or arrangement requiring or reasonably likely to cause Parent to abandon, terminate, or fail to consummate the Merger or any other transaction contemplated by this Agreement (a “Parent Alternate Proposal”), or (D) fail to publicly reaffirm the Parent Board Resolutions following any Parent Alternate Proposal having been publicly made, proposed or communicated (and not publicly withdrawn) within ten (10) Business Days after the Company so requests in writing or (ii) authorize, cause or permit Parent or any of its Subsidiaries or Representatives to execute or enter into any letter of intent or similar agreement or arrangement or enter into any agreement or, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar document, contract, agreement or arrangement with respect to any Parent Alternate Proposal.

ARTICLE 8

COVENANTS OF PARENT AND THE COMPANY

The parties hereto agree that:

Section 8.01. Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement as promptly as practicable, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable, (ii) make an appropriate filing or filings pursuant to any Foreign Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable, and (iii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any Foreign Antitrust Law and use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act or any Foreign Antitrust Law, as applicable, as soon as practicable.

(c) In furtherance and not in limitation of the provisions of the foregoing, each of Parent and the Company shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated hereby, including any proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement. Subject to Applicable Law relating to the exchange of information, each of Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to such party and any of its Subsidiaries that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the transactions contemplated hereby.

(d) In furtherance and not in limitation of the provisions of the foregoing, each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the transactions contemplated hereby. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not, without Parent’s prior written consent, commit to any divestiture transaction or agree to any restriction on its business, and nothing in this Section 8.01 shall (i) limit any applicable rights a party may have to terminate this Agreement pursuant to Section 10.01 so long as such party has up to then complied in all material respects with its obligations under this Section 8.01, (ii) require Parent to offer, accept or agree to (A) dispose or hold separate any part of its or the Company’s businesses, operations, assets or product lines (or a combination of Parent’s and the Company’s respective businesses, operations, assets or product lines), (B) not compete in any geographic area or line of business, and/or (C) restrict the manner in which, or whether, Parent, the Company, the Surviving Corporation or any of their Affiliates may carry on business in any part of the world or (iii) require any party to this Agreement to contest or otherwise resist any administrative or judicial action or proceeding, including any proceeding by a private party, challenging any of the Transactions as violative of any Antitrust Law.

(e) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall:

(i) make all appropriate filings required in connection with the PRC Approvals (except for the foreign exchange registration with the relevant bank) as promptly as practicable within the applicable period required by Applicable Law, and in any event within thirty (30) Business Days of the date hereof and with respect to the foreign exchange registration with the relevant bank, make all appropriate filings as promptly as practicable after obtaining the MOFCOM approval with respect to the outbound investment by Parent contemplated hereby, and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to Applicable Law in connection with the PRC Approvals and the SHSE Clearance; and

(ii) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to obtain the PRC Approvals and the SHSE Clearance as soon as practicable and to avoid any impediment to the consummation of the Merger under any Applicable Laws or Orders, including using reasonable best efforts to take all such action as reasonably may be necessary to resolve such objections, if any, as any PRC Governmental Authority or Person may assert under any Applicable Laws or Orders with respect to the Merger.

Section 8.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority not contemplated by this Agreement is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 8.03. Proxy Statement. As soon as reasonably practicable following the date of this Agreement, the Company shall prepare and provide to Parent and its counsel a draft of the Proxy Statement. The Company shall file the Proxy Statement in preliminary form with the SEC and cause the Proxy Statement to be distributed to the holders of Company Stock, in each case as soon as reasonably practicable after the date hereof. Each of Parent and Merger Subsidiary will furnish to the Company the information relating to it as reasonably requested by the Company and otherwise cooperate with and assist the Company, at the Company’s reasonable request, in connection with the Proxy Statement. Each of Parent and Merger Subsidiary agrees to correct any information provided by it for use in the Proxy Statement that to Parent’s or Merger Subsidiary’s knowledge shall have become false or misleading in any material respects. Prior to each filing or mailing (as applicable) of the Proxy Statement (or any amendment or supplement thereto, or any response to any comments or requests from any Governmental Authority with respect to the Proxy Statement), Parent and its counsel shall be given a reasonable opportunity (and in the case of the Proxy Statement, in no event less than five (5) Business Days or such less number of days as Parent may agree), to review and comment on the Proxy Statement (or any such amendments, supplements or responses), and the Company shall consider in good faith all reasonable additions, deletions or changes suggested thereto in good faith by Parent or its counsel. The Company shall not file or mail the Proxy Statement (or any such amendments, supplements or responses) prior to providing Parent with a copy of such Proxy Statement (or any such amendments, supplements or responses) to be filed. The Company shall notify Parent as promptly as practicable upon the receipt of any comments or requests from any Governmental Authority with respect to the Proxy Statement, and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and such Governmental Authority, on the other hand; and, in connection with the foregoing, Parent shall provide information relating to Parent and Merger Subsidiary necessary to respond to as promptly as practicable any such comments or requests received by the Company. The Company shall respond as promptly as practicable to any such comments or requests. If at any time prior to the Effective Time any event shall occur, or fact or information shall be discovered, that would cause the Proxy Statement to contain an untrue statement of material fact, or omit to state any material fact required to be stated therein, the Company shall, in accordance with the procedures set forth in this Section 8.03, prepare and file with the SEC an amendment or supplement to the Proxy Statement as soon thereafter as is reasonably practicable and to the extent required by Applicable Law, cause such amendment or supplement to be distributed to the holders of Company Stock.

Section 8.04. Public Announcements. Except as otherwise contemplated by Section 6.03 in connection with any Adverse Recommendation Change, Parent, Merger Subsidiary and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except in respect of any such public statement, press release, press conference or conference call as may be required by Applicable Law or any applicable listing agreement with or applicable rule of any securities exchange or association, shall not issue any such press release, have any such communication or make any such other public statement or schedule any such press conference or conference call prior to such consultation.

Section 8.05. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.06. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other in writing of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the transactions contemplated by this Agreement; and

(d) the occurrence, or non-occurrence, of any event, condition, fact or circumstance (including the breach of any representation, warranty, covenant or obligation set forth in this Agreement) that could reasonably be expected to cause any condition set forth in Section 9.01, Section 9.02 or Section 9.03 not to be satisfied;

together, in each case, with a copy of any applicable notice, communication, action or other relevant material; provided, however, that the delivery of any notice pursuant to this Section 8.06 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit or otherwise affect the remedies available to the party receiving such notice.

Section 8.07. Transaction Litigation. Prior to the Effective Time or the termination of this Agreement in accordance with its terms, each party hereto shall (i) keep the other parties hereto reasonably and promptly informed regarding any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, or their respective directors, that relate to this Agreement or the transactions contemplated by this Agreement and (ii) provide the other parties hereto the opportunity to participate in the defense or settlement of any such action, suit or other proceeding at such parties’ own cost and expense, and no such action, suit or other proceeding shall be settled without the prior written consent of both Parent and the Company (such consent not to be unreasonably withheld, conditioned or delayed).

Section 8.08. Confidentiality. The parties acknowledge that Guarantor and the Company have previously executed the Confidentiality Agreement, which Confidentiality Agreement will continue in full force and effect in accordance with its terms and apply to Parent and Merger Subsidiary, mutatis mutandis.

Section 8.09. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) by each officer and director who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

Section 8.10. Stock Exchange De-listing; 1934 Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of the NYSE to enable the de-listing by the Surviving Corporation of the shares of Company Stock from the NYSE and the deregistration of the Shares under the 1934 Act as promptly as practicable after the Effective Time.

Section 8.11. Takeover Statutes. If any Takeover Statute shall become applicable to the transactions contemplated by this Agreement, each of the Company, Parent and Merger Subsidiary and the respective members of their boards of directors shall, to the extent permitted by Applicable Law, use reasonable best efforts to grant such approvals and to take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

ARTICLE 9

CONDITIONS TO THE MERGER

Section 9.01. Conditions to the Obligations of Each Party. The respective obligations of each of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with Delaware Law.

(b) Parent Shareholder Approval. The Parent Shareholder Approval shall have been obtained in accordance with Applicable Law, unless the Assumption (as defined in the Guarantee) shall have occurred pursuant to the Guarantee.

(c) No Injunction. No restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger (an “Order”) shall have taken effect after the date hereof and shall still be in effect.

(d) Antitrust and Other Regulatory Approvals.

(i) Any applicable waiting period (and any extension thereof) under the HSR Act relating to the Merger shall have expired or been terminated and all approvals under those Foreign Antitrust Laws identified on Section 9.01(d)(i) of the Company Disclosure Schedule, to the extent required to be obtained at or prior to the Effective Time in respect of the Merger, shall have been obtained at or prior to the Effective Time;

(ii) the PRC Approvals shall have been obtained; and

(iii) the SHSE Clearance shall have been obtained, unless the Assumption (as defined in the Guarantee) shall have occurred pursuant to the Guarantee.

(e) Any CFIUS Investigation applicable to the transactions contemplated by this Agreement (if any) shall have been concluded, and (x) CFIUS shall have determined that there are no unresolved national security concerns with respect to the transactions, or (y) the President shall have declined to take any action to suspend or prohibit the transactions.

Section 9.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following further conditions:

(a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii)(A) the representations and warranties of the Company contained in Section 4.01(a), Section 4.02, Section 4.05 and Section 4.25 shall be true and correct in all respects (except, solely with respect to Section 4.05, for de minimis inaccuracies) at and as of the date hereof and the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all respects (except, solely with respect to Section 4.05, for de minimis inaccuracies) only as of such time), and (B) all other representations and warranties of the Company contained in this Agreement or in any certificate or other writing delivered by the Company pursuant hereto (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct at and as of the date hereof and the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and (iii) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect; and

(b) there shall not have occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company since the date of this Agreement.

Section 9.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following further conditions:

(a) (i) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent and Merger Subsidiary contained in this Agreement or in any certificate or other writing delivered by Parent or Merger Subsidiary pursuant hereto (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct at and as of the date hereof and the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with only such exceptions as, individually or in the aggregate, would not reasonably be likely to prevent, materially delay or materially impede the ability of Parent or Merger Subsidiary to consummate the Merger and the other transactions contemplated hereby; and (iii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect.

Section 9.04. Frustration of Closing Conditions. Prior to the End Date, none of the Company, Parent or Merger Subsidiary may rely on the failure of any condition set forth in Article 9 to be satisfied if such failure was caused by such party’s failure to use the standard of efforts required from such party to comply with this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE 10

TERMINATION

Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before August 15, 2016 (as such date may be extended pursuant to the following proviso, the “End Date”); provided, that (A) if, on August 15, 2016, there is a CFIUS Investigation and/or any or all of the conditions to the Closing set forth in Section 9.01(c) or Section 9.01(d) shall not have been satisfied, but all other conditions to the Closing set forth in Article 9 shall have been satisfied or, if permissible under Applicable Law, waived by the party entitled to waive such condition (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date), then the End Date may be extended to November 13, 2016 if either the Company or Parent notifies Parent or the Company, as applicable, in writing prior to the initial End Date of its election to so extend the End Date (the “First Extension”) and (B) if either party exercises the First Extension, and on November 13, 2016, there is a CFIUS Investigation and/or any or all of the conditions to the Closing set forth in Section 9.01(c) or Section 9.01(d) shall not have been satisfied, but all other conditions to the Closing set forth in Article 9 shall have been satisfied or, if permissible under Applicable Law, waived by the party entitled to waive such condition (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date), then the End Date may be extended to February 11, 2017 if either the Company or Parent notifies Parent or the Company, as applicable, in writing prior to the expiration of the First Extension of its election to so further extend the End Date; provided, further, that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

(ii) there shall be any Order preventing the consummation of the Merger in effect that shall have become final and nonappealable; or

(iii) at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained; or

(iv) the President shall have made a determination under the Defense Production Act of 1950, as amended by the Foreign Investment and Security Act of 2007, to suspend or to prohibit the transactions contemplated by this Agreement; or

(c) by Parent, if:

(i) an Adverse Recommendation Change shall have occurred; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that (A) would cause the conditions set forth in Section 9.02(a) not to be satisfied, and (B) is incapable of being cured by the End Date or, if curable, is not cured by the Company within thirty (30) days of receipt by the Company of written notice of such breach or failure (or, if the End Date is less than thirty (30) days from the date of receipt of such notice, by the End Date); provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 10.01(c)(ii) if, at the time of the delivery of such notice, Parent or Merger Subsidiary is in material breach of its or their obligations under this Agreement; or

(d) by the Company, if:

(i) at any time prior to the time the Company Stockholder Approval is obtained, the Board of Directors of the Company authorizes the Company, subject to complying with the terms of Section 6.03(c), to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(d)(i) unless the Company has (A) complied in all respects with the requirements of Section 6.03 with respect to such Superior Proposal and Alternative Acquisition Agreement, (B) complied in all respects with Section 11.04 and, prior to such termination, pays in full the Company Termination Fee, and any purported termination pursuant to this Section 10.1(d)(i) shall be void and of no force or effect if the Company shall not have paid the Company

Termination Fee, and (C) substantially concurrently with the termination of this Agreement pursuant to this Section 10.01(d)(i), the Company enters into an Alternative Acquisition Agreement with respect to a Superior Proposal; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would (A) cause the conditions set forth in Section 9.03(a) not to be satisfied, and (B) is incapable of being cured by the End Date or, if curable, is not cured by Parent or Merger Subsidiary within thirty (30) days of receipt by Parent and Merger Subsidiary of written notice of such breach or failure (or, if the End Date is less than thirty (30) days from the date of receipt of such notice, by the End Date); provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(d)(ii) if, at the time of the delivery of such notice, the Company is in material breach of its obligations under this Agreement; or

(iii) (A) all of the conditions set forth in Section 9.01 and Section 9.02 (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied (subject to Section 9.04), (B) the Company has delivered to Parent an irrevocable written notice confirming that all of the conditions set forth in Section 9.03 have been satisfied (or that the Company is willing to waive any unsatisfied conditions in Section 9.03) and that it is ready, willing and able to consummate the Closing and (C) Parent and Merger Subsidiary fail to complete the Closing within seven (7) Business Days following the date on which the Closing should have occurred pursuant to Section 2.01(b); or

(iv) Parent fails to cause the Parent Escrow Fund to be deposited in the Deposit Escrow Account (or the Company Escrow Account, if applicable) in accordance with Section 7.03.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

Section 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or Representative of such party) to the other parties hereto. The provisions of this Section 10.02 and Sections 6.07, 8.08, 11.04, 11.07, 11.08 and 11.09 shall survive any termination hereof pursuant to Section 10.01 and neither the Company nor Parent shall be relieved or released from any liabilities or damages arising out of its willful and intentional breach of any provision of this Agreement.

Section 10.03. Parent Escrow Fund. The funds held in the Parent Escrow Fund shall be held and released by the Escrow Agent subject to joint instructions from Parent (or any of its designated Affiliates on its behalf) and the Company (or any of its designated Affiliates on its behalf) in accordance with Section 2.03(a) and Section 11.04 of this Agreement (in each case, as applicable) and Section 2 of the Escrow Agreement.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, telecopy faxed (which is confirmed), sent by electronic mail transmission (with confirmation of receipt of such electronic mail requested and received) or sent by international overnight courier (providing proof of delivery) to the parties at the following addresses:

if to Parent or Merger Subsidiary, to:

Tianjin Tianhai Investment Company, Ltd. or GCL Acquisition, Inc.

4F, Shanghai HNA Building, 898 Puming Road

Shanghai

People’s Republic of China

Attention: Qiang Wu

Facsimile No.: +86-22-5808-7380

Email: wuqiang@hnagroup.com

with a copy to:

Weil, Gotshal & Manges LLP

29/F Alexandra House

18 Chater Road

Central, Hong Kong

Attention:     Akiko Mikumo

                      Charles Ching

Facsimile No.: +852-3015-9354

E-mail:         akiko.mikumo@weil.com

                      charles.ching@weil.com

and

Fangda Partners

27/F, North Tower, Beijing Kerry Centre

1 Guanghua Road, Chaoyang District

Beijing 100020

People’s Republic of China

Attention:     Fei Qiao

Facsimile No.: +86-10-5769-5788

E-mail:         fei.qiao@fangdalaw.com

if to the Company, to:

Ingram Micro Inc.

3351 Michelson Drive, Suite 100

Irvine, CA 92612

Attention:     Larry C. Boyd

Facsimile No.: +1-714-566-9370

E-mail:         larry.boyd@ingrammicro.com

with a copy to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Attention:     Alan Denenberg

                      Stephen Salmon

Facsimile No.: +1-650-752-3663

E-mail:         alan.denenberg@davispolk.com

                      stephen.salmon@davispolk.com

or to such other address, facsimile number or electronic mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 11.02. Survival. The representations, warranties and covenants contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time except for any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time (including, without limitation, the covenants of Parent in Section 7.05).

Section 11.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended, supplemented or waived in any and all respects at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, if, but only if, such amendment, supplement or waiver is in writing and is signed, in the case of an amendment or supplement, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware Law without such approval having first been obtained.

(b) At any time prior to the Effective Time, any party may, by prior written notice to the other party or parties, and subject to Applicable Law, (i) waive any inaccuracies in the representations and warranties of any other party hereto, (ii) extend the time for the performance of any of the obligations or acts of any other party hereto, (iii) waive compliance by the other party or parties with any of the agreements contained herein or (iv) except as otherwise provided herein, waive any of such party’s conditions. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.04. Costs and Expenses; Termination Fee.

(a) General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

(b) Company Termination Fee.

(i) If this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) or by the Company pursuant to Section 10.01(d)(i), then the Company shall pay to Parent by wire transfer of immediately available funds the Company Termination Fee, in the case of a termination by Parent, within one (1) Business Day after such termination and, in the case of a termination by the Company, prior to and as a condition to such termination.

(ii) If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) or Section 10.01(b)(iii), (B) after the date of this Agreement and prior to such termination, an Acquisition

Proposal shall have been publicly announced or otherwise been communicated to the Board of Directors of the Company or its stockholders and (C) within 15 (fifteen) months following the date of such termination, the Company consummates or enters into a definitive agreement in connection with any Acquisition Proposal (provided that for purposes of this clause (C), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then the Company shall pay to Parent by wire transfer of immediately available funds, prior to or concurrently with the occurrence of the applicable event described in clause (C), the Company Termination Fee.

In no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(c) Parent Termination Fee.

If:

(i) (A) all of the conditions set forth in Section 9.01 and Section 9.02 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing), except for any one or more of the condition set forth in Section 9.01(b) (unless the Assumption shall have occurred pursuant to the Guarantee), Section 9.01(c) (solely with respect to an Order from a Governmental Authority in the PRC) or Section 9.01(d) and (B) this Agreement is terminated by either the Company or Parent pursuant to Section 10.01(b)(i); or

(ii) this Agreement is terminated by either the Company or Parent pursuant to Section 10.01(b)(ii) (solely with respect to an Order from a Governmental Authority in the PRC and/or an Order pursuant to the Clayton Act or any Foreign Antitrust Laws identified on Section 9.01(d) of the Company Disclosure Schedule); or

(iii) this Agreement is terminated by the Company or Parent pursuant to Section 10.01(b)(i), and pursuant to a CFIUS Investigation, (x) CFIUS requires Parent or Merger Subsidiary to enter into an agreement or CFIUS imposes a condition (in either case, as provided for in the Defense Production Act of 1950 (50 U.S.C. App. 2170(l)(1)(A)), and (y) Parent has not entered into such agreement or consented to such condition by the date of such termination of this Agreement;

(iv) this Agreement is terminated by either the Company or Parent pursuant to Section 10.01(b)(iv); or

(v) this Agreement is terminated by the Company pursuant to Section 10.01(d)(iii) or Section 10.01(d)(iv);

then Parent shall pay, or cause to be paid, to the Company the Parent Termination Fee either directly or out of the Parent Escrow Fund as promptly as possible (but in any event within two (2) Business Days after such termination) by wire transfer of same day funds; provided that if Parent has paid or caused to be paid to the Company the Parent Termination Fee directly, the funds in the Parent Escrow Fund shall be simultaneously released and returned to Parent or any of its designated Affiliates. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(d) Other Costs and Expenses. The parties acknowledge that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if (i) the Company fails promptly to pay any amount due to Parent pursuant to this Section 11.04, it shall also pay any documented out-of-pocket costs and expenses (including attorney fees) incurred by Parent or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount, and (ii) Parent fails promptly to pay any amount due to the Company pursuant to this Section 11.04, it shall also pay any documented out-of-pocket costs and expenses (including attorney fees) incurred by the Company in connection with a legal action to enforce this Agreement that results in a judgment against Parent or Merger Subsidiary for such amount.

(e) Subject to Section 11.13, in the event that Parent or Merger Subsidiary fails to effect the Closing for any reason or no reason or they otherwise breach this Agreement (whether wilfully, intentionally, unintentionally or otherwise) or otherwise fail to perform hereunder (whether wilfully, intentionally, unintentionally or otherwise), then the Company’s right to terminate this Agreement and receive the Parent Termination Fee pursuant to Section 11.04(c) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company and any of its Subsidiaries against (A) Parent and Merger Subsidiary, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, or assignees of Parent or Merger Subsidiary, (C) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent or Merger Subsidiary or (D) any holders or future holders of any equity, stock, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing (clauses (A) – (D), collectively, the “Parent Group”), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether wilfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether wilfully, intentionally, unintentionally or otherwise) or other failure of the Merger or the other transactions contemplated by this Agreement to be consummated (whether wilfully, intentionally, unintentionally or otherwise). For the avoidance of doubt, neither Parent nor any other member of the Parent Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement, the Merger or any of the other transactions contemplated by this Agreement other than the payment of the Parent Termination Fee pursuant to Section 11.04(c), and in no event shall the Company or any of its Subsidiaries, the direct or indirect stockholders of the Company or any of its Subsidiaries, or any of their respective Affiliates, directors, officers, employees, members, managers, partners, representatives, advisors or agents of the foregoing, (collectively, the “Company Group”) seek, or permit to be sought, on behalf of any member of the Company Group, any monetary damages from any member of the Parent Group in connection with this Agreement, the Merger or any of the other transactions contemplated by this Agreement, other than from Parent to the extent provided in Section 11.04(c).

(f) Subject to Section 11.13, Parent’s right to terminate this Agreement and receive the Company Termination Fee pursuant to Section 11.04(b), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of any member of the Parent Group against any member of the Company Group for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether wilfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether wilfully, intentionally, unintentionally or otherwise) or other failure of the Merger to be consummated (whether wilfully, intentionally, unintentionally or otherwise). Neither the Company nor any other member of the Company Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the transactions contemplated by this Agreement other than the payment by the Company of the Company Termination Fee pursuant to Section 11.04(b), and in no event shall any of Parent, Merger Subsidiary or any other member of the Parent Group seek, or permit to be sought, on behalf of any member of the Parent Group, any monetary damages from any member of the Company Group in connection with this Agreement or any of the transactions contemplated by this Agreement, other than from the Company to the extent provided in Section 11.04(b).

Section 11.05. Disclosure Schedule References. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties of such party that is contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed. The inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company.

Section 11.06. Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 7.05, shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 6.07 and in Section 7.05, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) (A) one or more of their Affiliates at any time, and (B) any Parent Financing sources pursuant to the terms of the applicable Definitive Debt Documents (to the extent necessary for purposes of creating a security interest herein or otherwise assigning as collateral in respect of any Parent Financing), and (ii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary. Any purported assignment, delegation or transfer not permitted by this Section 11.06(b) is null and void.

Section 11.07. Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 11.08. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court and any state appellate court therefrom within the State of Delaware (or, if the Delaware Chancery Court shall not have or declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court), and each of the parties hereto hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

Section 11.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 11.11. Entire Agreement. This Agreement, the Company Disclosure Schedule, the Guarantee, the Confidentiality Agreement and the Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter of this Agreement.

Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable by any rule of law or public policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such a determination that any term or other provision is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law and in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.13. Specific Performance.

(a) The parties hereto agree that (i) irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions, (ii) the provisions in Section 11.04 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not diminish or otherwise impair in any respect any party’s right to specific enforcement and (iii) the right of specific enforcement is an integral part of the Merger and the other transactions contemplated by this Agreement and without that right, none of the parties hereto would have entered into this Agreement. The parties hereto acknowledge and agree that the parties hereto shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy, subject to Section 11.13(b), to which they are entitled at law or in equity. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) the party hereto seeking such injunction, specific performance or other equitable relief has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. If, prior to the End Date, any party hereto brings any action, in each case in accordance with this Section 11.13, to enforce specifically the performance of the terms and provisions hereof by any other party hereto, the End Date shall automatically be extended (x) for the period during which such action is pending, plus twenty (20) Business Days or (y) by such other time period established by the court presiding over such action, as the case may be.

(b) Notwithstanding anything in this Agreement to the contrary, including the provisions of Section 11.13(a), the Company’s right to seek specific performance of Parent’s obligation to cause the Merger Consideration to be funded and to effect the Merger in accordance with Section 2.01(b), on the terms and subject to the conditions in this Agreement, shall be subject to the satisfaction of each of the following conditions: (i) all conditions in Section 9.01 and Section 9.02 (other than those conditions that by their nature cannot be satisfied until the Closing Date, but each of which shall be capable of being satisfied on the Closing Date) have been satisfied or waived (to the extent permitted by Applicable Law) at the time when the Closing would have occurred and (ii) the Company has irrevocably confirmed in writing that (A) all conditions set forth in Section 9.03 have been satisfied or that it is willing to waive any of the conditions in Section 9.03 to the extent not so satisfied, and (B) if specific performance is granted the Closing will occur. The Company shall be permitted and entitled to seek both a grant of specific performance and payment of the Parent Termination Fee; provided that (A) under no circumstance shall the Company be permitted or entitled to receive both (1) a grant of specific performance to cause the Merger to be consummated that results in the Closing and (2) payment of the Parent Termination Fee, and (B) upon the payment the Parent Termination Fee, the remedy of specific performance shall not be available against Parent, Merger Subsidiary or any other member of the Parent Group. Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent and Merger Subsidiary for breach of this Agreement (whether wilfully, intentionally, unintentionally or otherwise) shall not exceed the amount of the Parent Termination Fee. Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of the Company for breach of this Agreement (whether wilfully, intentionally, unintentionally or otherwise) shall not exceed the amount of the Company Termination Fee.

Section 11.14. Effect of Assumption. Upon the Assumption (as defined in the Guarantee), automatically and without any further action by any party hereto, all provisions in this Agreement relating to the SHSE Clearance or the Parent Shareholder Approval (including, without limitation, the Parent Board Resolutions and the Parent Shareholder Meeting) shall be deemed deleted in their entirety.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

INGRAM MICRO INC.

By:	/s/ Alain Monié
Name: Alain Monié
Title: Chief Executive Officer

TIANJIN TIANHAI INVESTMENT COMPANY, LTD.

By:	/s/ Guo Ke
Name: Guo Ke
Title: Vice Chairman

GCL ACQUISITION, INC.

By:	/s/ Cai Jian
Name: Cai Jian
Title: Director

ANNEX B

EXECUTION VERSION

GUARANTEE

This Guarantee, dated as of February 17, 2016 (this “Guarantee”), is made by HNA Group Co., Ltd., a limited company under the laws of the People’s Republic of China (the “Guarantor”), in favor of Ingram Micro Inc., a Delaware corporation (the “Guaranteed Party”). Reference is hereby made to the Merger Agreement among Guaranteed Party, Tianjin Tianhai Investment Company, Ltd., a joint stock company existing under the laws of the People’s Republic of China and indirect Subsidiary of Guarantor (“Parent”), and GCL Acquisition, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), dated as of the date hereof (the “Merger Agreement”). Capitalized terms used herein, but not otherwise defined herein, have the meanings ascribed to them in the Merger Agreement.

1. Guarantee. To induce the Guaranteed Party to enter into the Merger Agreement, the Guarantor hereby absolutely, unconditionally and irrevocably, as a primary obligor and not merely a surety, guarantees to the Guaranteed Party, on the terms and subject to the conditions set forth herein, the due, complete and punctual payment, observance, performance and discharge of 100% of:

a) The obligation of Parent to pay, or cause to be paid, to the Guaranteed Party (i) the Parent Termination Fee in the event, and only in the event, that Parent becomes obligated to pay the Parent Termination Fee in accordance with the terms of Section 11.04(c) of the Merger Agreement and (ii) any amounts that are owed by Parent to the Company pursuant to Section 6.07 of the Merger Agreement; and

b) the obligations of Parent to pay the aggregate amounts contemplated by Sections 2.02 and 2.05 of the Merger Agreement, subject to the satisfaction of the conditions to the obligations of Parent under Sections 9.01 and 9.02 of the Merger Agreement, including all related costs and expenses of Parent and Merger Sub (such amount being Guarantor’s “Merger Consideration Obligations”) to the Guaranteed Party when due (if at all), and in the manner provided in the Merger Agreement.

The Guarantor’s obligations pursuant to the above subclauses (a) and (b) are hereinafter referred to as the “Guaranteed Obligations”. In no event shall the Guarantor be liable for Guaranteed Obligations in respect of both the Parent Termination Fee and the Merger Consideration Obligations; provided that the Guaranteed Party may pursue both the payment and performance, as the case may be, associated with either the Merger Consideration Obligations or the Parent Termination Fee, but shall not be entitled to receive both. The Guaranteed Party agrees that it and its Affiliates shall not assert any claim, directly or indirectly, that Guarantor is liable for an aggregate amount in excess of the Guaranteed Obligations. All payments hereunder shall be made in lawful money of the United States, in immediately available funds.

c) Subject to Section 2, notwithstanding anything that may be to the contrary herein, the Guarantor shall not be responsible for making any payment or performing any obligation in respect of the Guaranteed Obligations under circumstances in which Parent would not be required, pursuant to the terms of the Merger Agreement, to make such payment or perform such obligation, and the Guarantor shall be entitled to assert any defense of Parent to payment or performance under the Merger Agreement as a defense to payment or performance under this Guarantee in respect of the Guaranteed Obligations.

2. Obligation to Assume the Parent’s Rights and Obligations under the Merger Agreement. If the Parent Shareholder Approval is not obtained at the Parent Shareholder Meeting or if, once obtained, any Parent Shareholder Approval becomes invalid or no longer effective or otherwise does not satisfy the condition set forth in Section 9.01(b) of the Merger Agreement (any such event, a “Parent Approval Failure”), then, automatically and without any further action by the Guarantor or the Guaranteed Party, the Guarantor shall assume all of the Parent’s rights and obligations under the Merger Agreement (the “Assumption”).

Upon the Assumption, the Guarantor shall (i) assume and be bound in respect of, all duties, liabilities, covenants, representations and warranties and other obligations (including, without limitation, all obligations and liabilities accrued as of the date of the Assumption whether or not payable at such time) of Parent under the Merger Agreement, mutatis mutandis and (ii) succeed to, and be substituted for, and may exercise every right and power of, Parent under the Merger Agreement, mutatis mutandis, with the same effect as if the Guarantor had been named therein instead of Parent from the date the Merger Agreement became effective; provided that (w) all provisions in the Merger Agreement relating to the SHSE Clearance or the Parent Shareholder Approval (including, without limitation, the Parent Board Resolutions and the Parent Shareholder Meeting) shall be deemed deleted in their entirety; provided that, Guarantor shall make at the time of the Assumption appropriate representations, warranties and covenants to the Company relating to Guarantor’s required corporate and regulatory approvals in connection with the transactions contemplated by the Assumption and the Merger Agreement, (x) the Guarantor shall take all actions necessary to promptly substitute a newly formed Delaware corporation that is a controlled subsidiary (direct or indirect) of the Guarantor to assume and be bound in respect of, all duties, liabilities, covenants, representations and warranties and other obligations (including, without limitation, all obligations and liabilities accrued as of the date of such substitution whether or not payable at such time) of Merger Subsidiary under the Merger Agreement, and such entity shall succeed to, and be substituted for, and may exercise every right and power of, Merger Subsidiary under the Merger Agreement, mutatis mutandis, with the same effect as if such entity had been named therein instead of Merger Subsidiary from the date the Merger Agreement became effective, (y) the Guarantor shall either (1) become a party to the Escrow Agreement in substitution of Parent or (2) enter into an escrow agreement on terms and conditions identical to the Escrow Agreement, mutatis mutandis, with the Company and the Escrow Agent (the “New Escrow Agreement”), in which case, Parent and the Company shall promptly cause the Escrow Agent to transfer all amounts deposited in the escrow account under the Escrow Agreement into the escrow account under the New Escrow Agreement and (z) the End Date shall be automatically extended by such number of days as have elapsed from the effective date of the Merger Agreement to the date of the Parent Approval Failure.

In connection with any Assumption, the Guaranteed Party and Guarantor shall execute such further documents, including any amendment of the Merger Agreement, and make such further assurances and take such further actions (including without limitation, in accordance with Section 8.01 of the Merger Agreement, the prompt filing of any notices, petitions, statements, registrations, submissions of information, applications or other documents required by any Governmental Authority) as may be necessary or reasonably requested to carry out more effectively the intent and purpose of the Assumption.

3. Terms of Guarantee.

(a) This Guarantee is one of payment, not just collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against Parent, Merger Sub or any other Person or whether Parent, Merger Sub or any other Person is joined in any such action or actions.

(b) The liability of the Guarantor under this Guarantee shall, to the fullest extent permitted under applicable law, be absolute and unconditional irrespective of:

(i) any change in the corporate existence, structure or ownership of Parent or Merger Sub, or any insolvency, bankruptcy, reorganization, liquidation or other similar proceeding of Parent or Merger Sub or affecting any of their assets;

(ii) any change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, the Guaranteed Obligations, any liability incurred directly or indirectly in respect thereof, or any amendment or waiver of or any consent to any departure from the terms of the Merger Agreement or the documents entered into in connection therewith, in each case, made in accordance with the terms thereof;

(iii) the existence of any claim, set-off or other right that the Guarantor may have at any time against Parent or Merger Sub, whether in connection with the Guaranteed Obligations or otherwise;

(iv) any lack or limitation of status or power, incapacity, disability or other legal limitation of Parent in respect of the Guaranteed Obligations; or

(v) any change in the law of any jurisdiction, or any present or future action or order of any Governmental Authority, amending, varying, reducing or otherwise affecting the validity or enforceability of the Guaranteed Obligations or the obligations of the Guarantor in respect of the Guaranteed Obligations.

(c) In the event that the payment to the Guaranteed Party in respect of the Guaranteed Obligations, or a portion thereof, is rescinded or otherwise must be (and is) returned to the Guarantor for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations as if such payment, or that portion, had not been made.

(d) To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses related to this Guarantee arising by reason of any law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of the Guaranteed Obligations and all other notices of any kind, and any requirement that the Guaranteed Party exhaust any right, power or remedy or proceed against Parent, the Guarantor or any other Person, all defenses which may be available by virtue of any stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Parent or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Sub under the Merger Agreement, which defenses shall be available to the Guarantor with respect to the Guaranteed Obligations, or breach by the Guaranteed Party of this Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from consummation of the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

(e) The Guarantor hereby covenants and agrees that it shall not institute, and shall cause its Affiliates to not institute, any action, suit or other proceeding or bring any other claim asserting that this Guarantee or any term or condition set forth herein is illegal, invalid or unenforceable in accordance with its terms.

(f) Except as explicitly set forth herein or in the Merger Agreement, the Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights in connection with the transactions contemplated by the Merger Agreement that it may now have or hereafter acquire against Parent or any other Person interested in the transactions contemplated by the Merger Agreement that arise from the existence, payment, performance, or enforcement of the Guarantor’s Guaranteed Obligations under or in respect of this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations shall have been paid in full in cash; provided, that the Guarantor shall have the right to cause any other Person to satisfy the Guaranteed Obligations to the Guaranteed Party hereunder.

(g) For the avoidance of doubt, this Section 3 shall not apply to Section 2.

4. Representations and Warranties. The Guarantor hereby represents and warrants with respect to itself that:

a) The Guarantor is a limited company duly organized and validly existing and in good standing (to the extent such concept is recognized) under the laws of its jurisdiction of organization.

b) This Guarantee has been duly and validly executed and constitutes a legal, valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms,

subject to the Bankruptcy and Equity Exception. The execution, delivery and performance of this Guarantee has been duly authorized by all necessary action and does not and will not (1) contravene, violate or conflict with the organizational or governing documents of the Guarantor, (2) violate any Applicable Law or Order to which the Guarantor or any of its assets are subject, (3) require any consent or other action by any person under, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in any breach of or give rise to any right of termination, cancellation, amendment or acceleration of, any material right or obligation of the Guarantor, except, with respect to clauses (2) and (3) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, adversely affect in any material respect the ability of the Guarantor to perform its material obligations hereunder.

c) All required consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority is required in connection with the execution, delivery or performance of the Guarantee, except, in each case, as would not, individually or in the aggregate, adversely affect in any material respect the ability of the Guarantor to perform its material obligations hereunder.

d) The Guarantor has, and will have, the financial capacity to pay and perform its obligations under this Guarantee and cash or access to available funds in an amount not less than the Guaranteed Obligations for the Guarantor to fulfill its Guaranteed Obligations under this Guarantee for so long as this Guarantee shall remain in effect in accordance with Section 5 hereof.

5. Termination. This Guarantee shall terminate automatically and immediately and the Guarantor shall have no further obligations under this Guarantee (other than this Section 5 and Sections 7 through 15, all of which shall survive such termination) as of the earliest to occur of (i) the consummation of the Closing and the payment of the Merger Consideration; (ii) the date that is 6 months after the termination of the Merger Agreement, if the Guaranteed Party has not presented to the Guarantor a written notice of claim for payment hereunder by 5:00 pm (New York City time) on the final day of such six-month period or in the event such a claim has been made within such period, then the earliest to occur of (x) a final, non-appealable judgment of a Governmental Authority that the Merger Agreement was validly terminated in a circumstance where Parent would not be liable to make any payment under the Merger Agreement, (y) a written agreement among the Guarantor and the Guaranteed Party expressly terminating, in full, the obligations and liabilities of the Guarantor pursuant to this Guarantee, and (z) the date specified in clause (iii) below; and (iii) the date that either of the mutually exclusive Guaranteed Obligations have been indefeasibly performed and satisfied in full.

6. Continuing Guarantee. Except to the extent terminated pursuant to the provisions of Section 5 hereof, this Guarantee is a continuing one and shall remain in full force and effect until the payment and satisfaction in full of the Guaranteed Obligations, shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Guaranteed Party and its permitted successors, transferees and assigns. All obligations to which this Guarantee applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

7. Entire Agreement. This Guarantee, together with the Merger Agreement, constitutes the entire agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the Guarantor or any of its Affiliates, on the one hand, and the Guaranteed Party or any of its Affiliates, on the other, with respect to the subject matter of this Guarantee.

8. Amendments and Waivers. No amendment or waiver of any provision of this Guarantee shall be valid and binding unless it is in writing and signed by the party or each of the parties against whom the amendment or waiver is to be effective. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder except as explicitly set forth herein or in the Merger Agreement. Subject to the terms hereof and of the Merger Agreement, each and every right, remedy and power hereby granted to the Guaranteed Party or allowed to such party by law shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

9. Counterparts. This Guarantee may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Guarantee may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

10. Notices. All notices, requests, claims, demands and other communications hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Guarantor:

HNA Group Co., Ltd.

29 Haixiu Road

Haikou, Hainan Province

People’s Republic of China

Attention:         Fang Yuan

Facsimile No.: +86-898-6673-9941

E-mail:             fang.yuan@hnair.com

with a copy to:

Weil, Gotshal & Manges LLP

29/F Alexandra House

18 Chater Road

Central, Hong Kong

Attention:         Akiko Mikumo

                          Charles Ching

Facsimile No.: +852-3015-9354

E-mail:             akiko.mikumo@weil.com

                          charles.ching@weil.com

and

Fangda Partners

27/F, North Tower, Beijing Kerry Centre

1 Guanghua Road, Chaoyang District

Beijing 100020

People’s Republic of China

Attention:         Fei Qiao

Facsimile No.: +86-10-5769-5788

E-mail:             fei.qiao@fangdalaw.com

If to the Guaranteed Party:

Ingram Micro Inc.

3351 Michelson Drive, Suite 100

Irvine, CA 92612

Attention:         Larry C. Boyd

Facsimile No.: +1-714-566-9370

E-mail:             larry.boyd@ingrammicro.com

with a copy to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Attention:         Alan Denenberg

                          Stephen Salmon

Facsimile No.: +1-650-752-3663

E-mail:             alan.denenberg@davispolk.com

                          stephen.salmon@davispolk.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later.

11. Governing Law; Jurisdiction; Waiver of Jury Trial.

a) This Guarantee, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Guarantee or the negotiation, execution or performance of this Guarantee (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Guarantee) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice of law principles that would require or permit the application of laws of another jurisdiction.

b) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court and any state appellate court therefrom within the State of Delaware (or, if the Delaware Chancery Court shall not have or declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court), and each of the parties hereto hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

d) Each of the parties hereto hereby consents to process being served by any party in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 10.

12. No Assignment. Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Guaranteed Party (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Guaranteed Party) and any such assignment without such consent shall be void ab initio. Any such assignment shall not relieve the Guarantor of its obligations under this Guarantee.

13. No Third Party Beneficiaries. The parties hereby agree that their respective representations, warranties, agreements and covenants set forth herein are solely for the benefit of the other parties hereto and their successors and permitted assigns, in accordance with and subject to the terms of this Guarantee, and this Guarantee is not intended to, and does not, confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder.

14. Severability. Any term or provision of this Guarantee that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. No party hereto shall assert, and each party shall cause its respective Affiliates not to assert, that this Guarantee or any part hereof is invalid, illegal or unenforceable.

15. Headings. The headings contained in this Guarantee are for convenience purposes only and shall not in any way affect the meaning or interpretation hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guarantee as of the date first written above.

GUARANTOR:

HNA GROUP CO., LTD.

By:	/s/ Tan Xiangdong
	Name:	Tan Xiangdong
	Title:	Vice Chairman and Chief Executive Officer

[SIGNATURE PAGE TO GUARANTEE]

GUARANTEED PARTY:

INGRAM MICRO INC.

By:	/s/ Alain Monié
Name:	Alain Monié
Title:	Chief Executive Officer

[SIGNATURE PAGE TO GUARANTEE]

ANNEX C

February 17, 2016

Board of Directors

Ingram Micro Inc.

3351 Michelson Drive

Suite 100

Irvine, California 92612

Members of the Board:

We understand that (a) Ingram Micro Inc. (the “Company”), (b) Tianjin Tianhai Investment Company, Ltd. (the “Parent”), an affiliate of the HNA Group Co., Ltd. (the “Guarantor”), and (c) GCL Acquisition, Inc., an indirect subsidiary of the Parent (“Merger Subsidiary”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 17, 2016 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Subsidiary with and into the Company. Pursuant to the Merger, the Company will become an indirect subsidiary of the Parent, and each outstanding share of Class A Common Stock, par value $0.01 per share (the “Company Common Stock”) of the Company, other than (i) shares held by the Company (other than shares in an employee plan of the Company) or owned by Parent or any of its subsidiaries, or held by any subsidiary of the Company, and (ii) any shares of the Company Common Stock held by a holder who does not vote in favor of the Merger and who is entitled to demand and properly demands appraisal for such shares (clauses (i) and (ii) collectively, the “Excluded Shares”), will be converted into the right to receive $38.90 per share in cash (the “Consideration”). We understand that Class B Common Stock, par value $0.01 per share, is authorized but you have informed us that, as of the date hereof, none is outstanding. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)	Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly -traded companies comparable with the Company and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of the Company, the Guarantor and the Parent and their financial and legal advisors;

9)	Reviewed the Merger Agreement, the draft guarantee from the Guarantor in favor of the Company substantially in the form of the draft dated February 16, 2016 and certain related documents; and

10)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. We have further relied upon the assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to be paid to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financing services for the Company and have received fees in connection with such services. In the two years prior to the date hereof, we have provided financing services for Swissport International Ltd, an affiliate of the Guarantor, and have received fees in connection with such services. Morgan Stanley may seek to provide financial advisory and financing services to the Guarantor, the Parent and the Company and their respective affiliates in the future and expects to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Guarantor, the Parent, the Company, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and

C-2

Exchange Commission in connection with the Merger if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at any stockholders’ meeting that may be held in connection with the Merger or whether the stockholders should take any other action in connection with the Merger. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Taylor Henricks
Taylor Henricks
Executive Director

C-3

ANNEX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. X02D3QB1 U P X +Special Meeting Proxy Card.Authorized Signatures — This section must be completed for your vote to be counted. — B Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3.IMPORTANT SPECIAL MEETING INFORMATIONFor Against Abstain1. The proposal to adopt and approve: (A) the Agreement and Plan of Merger, dated as of February 17, 2016, among Ingram Micro, TianjinTianhai Investment Company, Ltd. (“Tianjin Tianhai”), and GCL Acquisition, Inc., an indirect, controlled subsidiary of Tianjin Tianhai (“mergersub”), as it may be amended from time to time (the “merger agreement”), and the transactions contemplated thereby, pursuant to whichmerger sub will be merged with and into Ingram Micro, with Ingram Micro surviving the merger as an indirect, controlled subsidiary of TianjinTianhai; and (B) the transactions contemplated by the Guarantee, dated as of February 17, 2016, by HNA Group Co., Ltd. (“HNA Group”), infavor of Ingram Micro, as it may be amended from time to time (the “guarantee”), pursuant to which HNA Group has agreed, among otherthings, to assume the rights and obligations of Tianjin Tianhai under the merger agreement in the event that the Tianjin Tianhai shareholderapproval required to complete the merger is not obtained, becomes invalid or no longer effective or otherwise fails to satisfy the relatedcondition in the merger agreement to the obligation of Tianjin Tianhai to consummate the merger (the “HNA Group assumption”). For Against Abstain2. The proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies inthe event that there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement and thetransactions contemplated by the merger agreement and the guarantee, including, if applicable, the HNA Group assumption.For Against Abstain3. The non-binding advisory proposal to approve the compensation that may be paid or become payable to Ingram Micro’s named executiveofficers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid orbecome payable.000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________MMMMMMMMMMMMMMM C123456789MMMMMMMMMMMM1234 5678 9012 345MMMMMMM 2 8 0 5 6 1 1MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMC 1234567890 J N TIF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qElectronic Voting InstructionsAvailable 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the votingmethods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by3:00 a.m., Pacific daylight saving time [ ].Vote by Internet• Go to www.envisionreports.com/IM• Or scan the QR code with your smartphone• Follow the steps outlined on the secure websiteVote by telephone• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone• Follow the instructions provided by the recorded message

.C Non-Voting ItemsMeeting AttendanceMark box to the right ifyou plan to attend theSpecial Meeting.Change of Address — Please print new address below.Notice of 2016 Special Meeting of Stockholders3351 Michelson Drive, Suite 100, Irvine, California 92612-0697Proxy Solicited by Board of Directors for Special Meeting - ________, 2016THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSWilliam D. Humes and Larry C. Boyd, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of theundersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Ingram Micro Inc. to beheld on ______, 2016 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote Foritems 1 through 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side.)Proxy — Ingram Micro Inc.2016 Special Meeting Admission Ticket2016 Special Meeting ofIngram Micro Inc. Stockholders_______, _______, 2016, Pacific Time3351 Michelson Drive, Suite 100Irvine, California 92612-0697Upon arrival, please present this admission ticketand photo identification at the registration desk.IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD. ++qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q